     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2002
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                        AMERICAN ACHIEVEMENT CORPORATION

             (Exact name of registrant as specified in Its Charter)

           DELAWARE                        3911                    13-4126506
 (State or Other Jurisdiction   Primary Standard Industrial     (I.R.S. Employer
              of                Classification Code Number   Identification Number)
Incorporation or Organization)

                                SHERICH P. BENCH
                            CHIEF FINANCIAL OFFICER
            7211 CIRCLE S ROAD, P.O. BOX 149107, AUSTIN, TEXAS 78745
                               PH: (512) 444-0571
                              FAX: (512) 443-5213

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

              CO-REGISTRANTS                           NATIONAL CORPORATE RESEARCH LTD.
              SEE NEXT PAGE                        615 SOUTH DUPONT HIGHWAY, COUNTY OF KENT
   C/O AMERICAN ACHIEVEMENT CORPORATION                        DOVER, DE 19901
          ATTN: SHERICE P. BENCH                              PH: (302) 734-1450
   7211 CIRCLE 5 ROAD, P.O. BOX 149107,                      FAX: (302) 734-1476
           AUSTIN, TEXAS 78745                     (Name, Address, Including Zip Code, and
            PH: (512) 440-2123                    Telephone Number, Including Area Code, of
           FAX: (512) 443-5213                                Agent For Service)
 (Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
             Co-Registrants)

                                   COPIES TO:

                          MICHAEL R. LITTENBERG, ESQ.
                            SCHULTE ROTH & ZABEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                               PH: (212) 756-2000
                              FAX: (212) 593-5955
                           --------------------------

    Approximate Date of Commencement of Proposed Offer to the Public. As soon as practicable after this registration statement becomes effective.

    If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED          PER UNIT         OFFERING PRICE(1)   REGISTRATION FEE(2)
11 5/8% Series B Senior Notes due 2007
  and Note Guarantees..................     $177,000,000             100%             $177,000,000            $16,284

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2) Calculated pursuant to Rule 457(f) under the Securities Act.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                                 CO-REGISTRANTS

                                                          STATE OR OTHER     PRIMARY STANDARD
                                                         JURISDICTION OF        INDUSTRIAL
                                                         INCORPORATION OR   CLASSIFICATION CODE      I.R.S. EMPLOYER
EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION           NUMBER          IDENTIFICATION NUMBER
-------------------------------------------------------  ----------------   -------------------   ---------------------
Commemorative Brands, Inc.                               Delaware                  3911                13-3915801
CBI North America, Inc.                                  Delaware                  3911                74-2802215
Taylor Senior Holding Corp.                              Delaware                  2741                13-4099532
TP Holding Corp.                                         Delaware                  2741                13-4099531
Taylor Publishing Company                                Delaware                  2741                75-1251430
Taylor Production Services Company, L.P.                 Delaware                  2741                31-1576205
Educational Communications, Inc.                         Illinois                  2741                23-7032032

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--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 14, 2002

PRELIMINARY PROSPECTUS

                        AMERICAN ACHIEVEMENT CORPORATION

                                  $177,000,000
                               OFFER TO EXCHANGE

                    11 5/8% SENIOR NOTES DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                    11 5/8% SENIOR NOTES DUE 2007, SERIES A
                                       OF
                        AMERICAN ACHIEVEMENT CORPORATION
--------------------------------------------------------------------------------
        The Exchange Offer will expire at 5:00 p.m., New York City time,
                        on           , unless extended.
--------------------------------------------------------------------------------

THE COMPANY:

- We are one of the leading manufacturers and suppliers of class rings, yearbooks, graduation products, achievement publications and recognition and affinity jewelry in the United States.

THE OFFERING:

- Offered securities: the securities offered by this prospectus are senior notes, which are being issued in exchange for senior notes sold by us in our private placement that we consummated on February 20, 2002. The new notes are substantially identical to the original notes and are governed by the same indenture governing the original notes.

- Expiration of offering: the exchange offer expires at 5:00 p.m., New York City
  time, on           , 2002, unless extended.

THE NEW NOTES:

- Maturity: January 1, 2007.

- Interest payment dates: semiannually on each January 1 and July 1, beginning on July 1, 2002.

- Subsidiary guarantees: all of our existing domestic subsidiaries will fully and unconditionally and jointly and severally guarantee the new notes. Our foreign subsidiaries and any subsidiaries we later designate as "unrestricted" under the indenture will not guarantee the new notes.

- Redemption: we can redeem the new notes on or after January 1, 2005, except we may redeem up to 35% of the new notes prior to January 1, 2005 with the proceeds of one or more public equity offerings. We are required to redeem the new notes under some circumstances involving changes of control and asset sales.

- Ranking: the new notes and subsidiary guarantees will be senior unsecured obligations, and will rank equally with all of our other existing and future obligations that are not by their terms subordinated in right of payment to the new notes. The new notes will rank senior in right of payment to all of our obligations that are expressly subordinated in right of payment to the new notes.

    SEE "RISK FACTORS," BEGINNING ON PAGE 11, FOR A DISCUSSION OF SOME FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS IN CONNECTION WITH A DECISION TO TENDER ORIGINAL NOTES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is       , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Notice to New Hampshire Residents...........................      i
Special Note Regarding Forward-Looking Statements...........      i
Market Share, Ranking and Other Data........................     ii
Company Trademarks and Trade Names..........................     ii
Prospectus Summary..........................................      1
Risk Factors................................................     10
Use of Proceeds.............................................     18
Capitalization..............................................     19
Unaudited Pro Forma Financial Statements....................     20
Selected Consolidated Historical Financial Data.............     27
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     29
The Exchange Offer..........................................     39
Business....................................................     49
Management..................................................     63
Security Ownership of Certain Beneficial Owners and
  Management................................................     69
Certain Relationships and Related Transactions..............     72
Description of Certain Indebtedness.........................     73
Description of New Notes....................................     76
Certain United States Federal Income Tax Considerations.....    113
Plan of Distribution........................................    117
Legal Matters...............................................    118
Independent Auditors........................................    118
Where You Can Find More Information.........................    119
Index to Consolidated Financial Statements..................    F-1

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    Neither the fact that a registration statement or an application for a license has been filed with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither those facts nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The safe harbors contained in these sections are not applicable to "forward-looking statements" made in connection with "tender offers" or "initial public offerings." The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve some risks and uncertainties. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus might not occur. Factors that may cause actual results or events to differ materially from those contemplated by the foward-looking statements include, among other things, the following possibilities:

    - future revenues are lower than expected;

    - costs or difficulties relating to the integration of businesses that we acquire are greater than expected;

    - expected cost savings from our acquisitions are not fully realized or realized within the expected time frame;

    - competitive pressures in the industry increase;

    - general economic conditions or conditions affecting the airline industry, whether internationally, nationally or in the states in which we do business, are less favorable than expected;

    - changes in the interest rate environment generally; and

    - conditions in the securities markets are less favorable than expected.

    You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus as these speak only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other risks related to our business, see the section entitled "Risk Factors."

                      MARKET SHARE, RANKING AND OTHER DATA

    The market share, ranking and other data contained in this prospectus are based either on management's own estimates, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. However, market share, ranking and other data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

                       COMPANY TRADEMARKS AND TRADE NAMES

    We own or have the rights to various trademarks and tradenames used in our businesses, including: ARTCARVED-REGISTERED TRADEMARK-,
BALFOUR-REGISTERED TRADEMARK-, CELEBRATIONS OF LIFE-TM-, CLASS
RINGS, LTD.-REGISTERED TRADEMARK-, GENERATIONS OF LOVE-TM-,
KEEPSAKE-REGISTERED TRADEMARK-, KEYSTONE-REGISTERED TRADEMARK-, MASTER CLASS RINGS-REGISTERED TRADEMARK-, NAMESAKE-TM-, R. JOHNS-REGISTERED TRADEMARK-, TAYLOR PUBLISHING-REGISTERED TRADEMARK-, THE NATIONAL DEAN'S LIST-TM-, WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS-TM- and WHO'S WHO AMONG AMERICA'S TEACHERS-TM-, as well as other trade names and product names.

                               PROSPECTUS SUMMARY

    IN THIS PROSPECTUS, "AMERICAN ACHIEVEMENT," "WE," "OUR," "THE COMPANY" OR "US" REFER TO AMERICAN ACHIEVEMENT CORPORATION AND ITS SUBSIDIARIES. OUR FISCAL YEAR ENDS ON THE LAST SATURDAY IN AUGUST. UNLESS OTHERWISE SPECIFIED, REFERENCES TO 1999, 2000 AND 2001 RELATE TO THE FISCAL YEARS ENDED ON AUGUST 28, 1999, AUGUST 26, 2000 AND AUGUST 25, 2001, RESPECTIVELY. UNLESS STATED OTHERWISE, ALL PRO FORMA FINANCIAL INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO THE ACQUISITION OF EDUCATIONAL COMMUNICATIONS, INC., OR ECI, THE ISSUANCE OF THE ORIGINAL NOTES, THE BORROWINGS UNDER OUR NEW CREDIT FACILITY AND THE APPLICATION OF THE PROCEEDS THEREFROM AS IF THEY HAD OCCURRED AT THE BEGINNING OF THE PERIOD PRESENTED. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT US AND THIS EXCHANGE OFFER. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, YOU ARE ENCOURAGED TO READ THIS ENTIRE DOCUMENT.

                                  OUR COMPANY

    We are one of the leading manufacturers and suppliers of class rings, yearbooks, graduation products, achievement publications and recognition and affinity jewelry in the United States. Our two principal business segments are: scholastic products and recognition and affinity products. Our scholastic products segment consists of three principal categories: class rings, yearbooks and graduation products, the last of which includes fine paper products and graduation accessories. Recognition and affinity products include achievement publications and recognition and affinity jewelry.

    Many of our products have leading market share positions that have been developed over many years and are marketed under well-known names such as ARTCARVED, BALFOUR, KEEPSAKE, TAYLOR PUBLISHING and WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS. Our BALFOUR and ARTCARVED brand names, for example, have been identified with class rings for over 85 years and 45 years, respectively, and the TAYLOR PUBLISHING brand name has been identified with yearbooks for over 60 years. Based on the number of units sold, we believe that we were the second largest provider of class rings and yearbooks in the United States during the 2000-2001 school year, accounting for approximately 35% and 20% of these markets, respectively.

    We manufacture class rings and publish yearbooks primarily for the high school and college markets. During the 2000-2001 school year, we sold class rings to students at over 8,100 schools and sold yearbooks to over 7,800 schools. We offer over 100 styles of highly personalized class rings with more than 400 designs that can be placed on or under the stone. Emblems of over 100 activities, sports or achievements can appear on the sides of the rings in addition to school crests, mascots and student names. In addition, we also maintain an inventory of over 650,000 unique proprietary ring dies. We utilize state-of-the-art technology for our yearbook publishing and recently have enhanced our color printing press equipment and digital imaging technology. This printing technology has enabled us to improve on-time delivery, performance and print quality of our yearbook products.

    We publish three achievement publications: WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS, THE NATIONAL DEAN'S LIST and WHO'S WHO AMONG AMERICA'S TEACHERS. These publications recognize the academic achievement of top students at the high school and college levels, as well as the nation's most inspiring high school teachers. We believe that these publications are the leading achievement publications in their respective market niches. Recognition and affinity jewelry includes affinity group jewelry that commemorates accomplishments within large groups and associations, jewelry commemorating family events such as the birth of a child, fan affinity jewelry and professional sports championship rings such as World Series rings.

    We distribute our products through various distribution channels, including directly to students and through college bookstores, mass merchandisers, approximately 5,100 independent jewelry stores, many of the nation's largest jewelry chains and direct marketing. During the 2000-2001 school year, we believe that we had the leading market share in high school class ring sales through retail stores. We sell high school class rings to some of the leading mass merchandisers and national jewelry chains, including Wal-Mart, Zales, Gordons and Sterling.

COMPETITIVE STRENGTHS

    - Leading market positions and well-known brand names;

    - Positive industry fundamentals;

    - Well-established infrastructure;

    - Leading retail store presence; and

    - Experienced management team with a proven track record.

BUSINESS STRATEGY

    We seek to increase revenues and operating efficiencies in both our scholastic and recognition and affinity products segments. We intend to achieve these objectives through the following strategies:

    - Leverage well-known brands;

    - Capitalize on cross-selling opportunities;

    - Expand market penetration;

    - Enhance core products;

    - Increase operating efficiencies; and

    - Capitalize on on-line opportunities.

EQUITY SPONSORSHIP

    In December 1996, Castle Harlan, Inc., a leading New York private equity firm, through its affiliate Castle Harlan Partners II, L.P., or CHPII acquired substantially all of the ArtCarved operations of CJC Holdings, Inc. and the Balfour operations of the L.G. Balfour Company, Inc. Castle Harlan's investment strategy has focused on building a scale competitor in the commemorative products industry that can provide an extensive range of products and services. Taylor Publishing Company, or Taylor was acquired by Castle Harlan Partners III, L.P., or CHPIII, one of our stockholders, on February 11, 2000 and we acquired Taylor on July 27, 2000. We acquired ECI, a publisher of achievement publications, on March 30, 2001, in part, with additional equity from CHPIII.

    Our principal executive offices are located at 7211 Circle S Road, P.O. Box 149107, Austin, Texas 78745, and our telephone number is
(512) 444-0571.

                               THE EXCHANGE OFFER

Expiration Date........................  5:00 p.m., New York City time, on                 , unless
                                         we extend the exchange offer.

Exchange and Registration Rights.......  In an A/B exchange registration rights agreement dated
                                         February 20, 2002, the holders of American Achievement's
                                         11 5/8 senior notes due 2007, series A, which are referred to in this prospectus as the "Original Notes", were
                                         granted exchange and registration rights. This exchange
                                         offer is intended to satisfy these rights. You have the
                                         right to exchange the Original Notes that you hold for
                                         American Achievement's 11 5/8 senior notes due 2007,
                                         series B, which are referred to in this prospectus as the
                                         "New Notes", with substantially identical terms. Once the
                                         exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to
                                         your Original Notes.

Accrued Interest on the New Notes and
  Original Notes.......................  The New Notes will bear interest from February 20, 2002.
                                         Holders of Original Notes which are accepted for exchange
                                         will be deemed to have waived the right to receive any
                                         payment in respect of interest on those Original Notes
                                         accrued to the date of issuance of the New Notes.

Conditions to the Exchange Offer.......  The exchange offer is conditioned upon some customary conditions which we may waive and upon compliance with
                                         securities laws.

Procedures for Tendering Original
  Notes................................  Each holder of Original Notes wishing to accept the exchange offer must:

                                         - complete, sign and date the letter of transmittal, or a
                                         facsimile of the letter of transmittal; or

                                         - arrange for DTC to transmit required information in
                                           accordance with DTC's procedures for transfer to the
                                           exchange agent in connection with a book-entry transfer.

                                         You must mail or otherwise deliver this documentation
                                         together with the Original Notes to the exchange agent.

Special Procedures for Beneficial
  Holders..............................  If you beneficially own Original Notes registered in the name of a broker, dealer, commercial bank, trust company
                                         or other nominee and you wish to tender your Original
                                         Notes in the exchange offer, you should contact the
                                         registered holder promptly and instruct them to tender on
                                         your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of
                                         transmittal for the exchange offer and delivering your
                                         Original Notes, either arrange to have your Original Notes registered in your name or obtain a properly

                                         completed bond power from the registered holder. The
                                         transfer of registered ownership may take considerable
                                         time.

Guaranteed Delivery Procedures.........  You must comply with the applicable procedures for tendering if you wish to tender your Original Notes and:

                                         - time will not permit your required documents to reach
                                         the exchange agent by the expiration date of the exchange
                                           offer; or

                                         - you cannot complete the procedure for book-entry
                                         transfer on time; or

                                         - your Original Notes are not immediately available.

Withdrawal Rights......................  You may withdraw your tender of Original Notes at any time up to 5:00 p.m., New York City time, on the business day
                                         prior to the date the exchange offer expires.

Failure to Exchange Will Affect You
  Adversely............................  If you are eligible to participate in the exchange offer and you do not tender your Original Notes, you will not
                                         have further exchange or registration rights and you will
                                         continue to be restricted from transferring your Original
                                         Notes. Accordingly, the liquidity of the Original Notes
                                         will be adversely affected.

Federal Tax Considerations.............  We believe that the exchange of the Original Notes for the
                                         New Notes pursuant to the exchange offer will not be a
                                         taxable event for United States federal income tax
                                         purposes. A holder's holding period for New Notes will
                                         include the holding period for original notes, and the
                                         adjusted tax basis of the New Notes will be the same as
                                         the adjusted tax basis of the Original Notes exchanged.
                                         See "Certain United States Federal Income Tax
                                         Consequences."

Exchange Agent.........................  The Bank of New York, trustee under the indenture under which the New Notes will be issued, is serving as exchange agent.

Use of Proceeds........................  We will not receive any proceeds from the exchange offer.

                           SUMMARY TERMS OF NEW NOTES

Issuer.................................  American Achievement Corporation

Securities Offered.....................  The form and terms of the New Notes will be the same as the form and terms of the original notes except that:

                                         - the New Notes will bear a different CUSIP number from
                                         the Original Notes;

                                         - the New Notes will have been registered under the
                                         Securities Act and, therefore, will not bear legends
                                           restricting their transfer; and

                                         - you will not be entitled to any exchange or
                                         registrations rights with respect to the New Notes.

                                         The New Notes will evidence the same debt as the Original
                                         Notes. They will be entitled to the benefits of the
                                         indenture governing the Original Notes and will be treated under the indenture as a single class with the Original
                                         Notes.

Maturity...............................  January 1, 2007.

Interest...............................  The New Notes will bear cash interest at the rate of
                                         11 5/8% per annum (calculated using a 360-day year),
                                         payable semi-annually in arrears.

                                         Payment frequency--every six months on January 1 and
                                         July 1.

                                         First payment--July 1, 2002.

Ranking................................  The New Notes and subsidiary guarantees will be senior unsecured obligations and will rank equally with all of
                                         our other existing and future obligations that are not
                                         subordinated in right of payment to the New Notes,
                                         including borrowings under our senior secured credit
                                         facility. There are no obligations that rank senior to the
                                         New Notes. The borrowings under our senior secured credit
                                         facility are the only obligations that rank equally to the
                                         New Notes and the New Notes will rank senior in right of
                                         payment to all of our obligations that are expressly
                                         subordinated in right of payment to the New Notes.
                                         However, the New Notes will be effectively subordinated to borrowings under the senior secured credit facility
                                         because those borrowings are secured by our assets and
                                         borrowings under the New Notes are not.

Guarantees.............................  The New Notes will be fully and unconditionally and jointly and severally guaranteed by our existing domestic
                                         subsidiaries, and with some exceptions our future
                                         subsidiaries; these subsidiaries are referred to in this
                                         prospectus as the "guarantors." Our existing and future
                                         foreign subsidiaries and any subsidiaries we later
                                         designate as "unrestricted", based on conditions contained in the indenture, will not be guarantors. The guarantees,
                                         which are referred to in this prospectus as the
                                         "subsidiary guarantees," will be senior unsecured
                                         obligations of each guarantor. These subsidiary guarantees will rank equal to other existing and future

                                         senior subordinated indebtedness of the guarantors and
                                         senior in right of payment to all of the existing and
                                         future obligations of the guarantors that are expressly
                                         subordinated in right of payment to the subsidiary
                                         guarantees.

Optional Redemption....................  Except as described below, we cannot redeem the New Notes until January 1, 2005. Thereafter, we may redeem some or
                                         all of the New Notes at the redemption prices listed in
                                         the "Description of the New Notes" section under the
                                         heading "Optional Redemption" (plus accrued interest). At
                                         any time (which may be more than once) before January 1,
                                         2005, we can choose to redeem up to 35% of the outstanding
                                         New Notes with money that we raise in one or more public
                                         equity offerings, as long as:

                                         - we pay 111.625% of the principal amount of the New
                                         Notes, plus accrued interest;

                                         - we redeem the New Notes within 90 days of completing the public equity offering; and

                                         - at least 65% of the aggregate principal amount of the
                                         New Notes issued remains outstanding afterwards.

Change of Control Offer................  If a change in control (as defined in the indenture governing the notes) occurs, we must give holders of the
                                         New Notes the opportunity to sell us their New Notes at
                                         101% of their principal amount, plus accrued interest.

                                         We might not be able to pay you the required price for the
                                         New Notes you present to us at the time of a change of
                                         control, because:

                                         - we might not have enough funds at that time; or

                                         - the terms of our other senior debt may prevent us from
                                           paying.

Asset Sale Proceeds....................  Under the indenture, if we or our subsidiaries engage in asset sales, we generally must either invest the net cash
                                         proceeds from such sales in our business within a period
                                         of time, permanently repay the debt under our senior
                                         secured credit facility or make an offer to purchase a
                                         principal amount of the New Notes equal to the excess net
                                         cash proceeds. The purchase price of the New Notes will be
                                         100% of their principal amount, plus accrued interest.

Certain Indenture Provisions...........  We will issue the New Notes under an indenture with The
                                         Bank of New York. The indenture will contain covenants,
                                         among other things, limiting our (and most or all of our
                                         subsidiaries') ability to:

                                         - incur additional debt or guarantee obligations;

                                         - grant liens on assets;

                                         - make restricted payments (including paying dividends on, redeeming, repurchasing or retiring our capital stock);

                                         - make investments or acquisitions;

                                         - sell assets;

                                         - engage in transactions with affiliates; and

                                         - merge, consolidate or transfer substantially all of our
                                           assets.

                                         These covenants are subject to a number of important
                                         limitations and exceptions.

                                         For more details, see the section "Description of New
                                         Notes" under the heading "Covenants."

Exchange Offer; Registration Rights....  You have the right to exchange the Original Notes for New
                                         Notes with substantially identical terms. This exchange
                                         offer is intended to satisfy that right. The New Notes
                                         will not provide you with any further exchange or
                                         registration rights.

Resales Without Further Registration...  We believe that the New Notes issued in the exchange offer in exchange for Original Notes may be offered for resale,
                                         resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions
                                         of the Securities Act, if:

                                         - you are acquiring the New Notes issued in the exchange
                                         offer in the ordinary course of your business;

                                         - you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to
                                           participate in the distribution of the New Notes issued
                                           to you in the exchange offer; and

                                         - you are not our "affiliate," as defined under Rule 405
                                         of the Securities Act.

                                         Each of the participating broker-dealers that receives New
                                         Notes for its own account in exchange for Original Notes
                                         that were acquired by it as a result of market-making or
                                         other activities must acknowledge that it will deliver a
                                         prospectus in connection with the resale of the New Notes.
                                         We do not intend to list the New Notes on any securities
                                         exchange.

     SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

    The following table presents our summary consolidated historical financial and unaudited pro forma financial data and should be read in conjunction with our financial statements, the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Unaudited Pro Forma Financial Statements" and notes thereto included elsewhere in this prospectus. We have derived the summary historical financial data for the three months ended November 24, 2001 and November 25, 2000 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our results for such periods. The results of operations for the three months ended November 24, 2001 are not necessarily indicative of the results for the full year. The following historical information with respect to American Achievement as of August 25, 2001 and August 26, 2000 and for the fiscal years ended August 25, 2001, August 26, 2000 and August 28, 1999 has been derived from our audited financial statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated October 19, 2001 included herein.

    Our results of operations for the fiscal year ended August 25, 2001 are not comparable to the results of operations for the fiscal years ended August 26, 2000 and August 28, 1999 because the information presented for the fiscal year ended August 25, 2001 includes the business operations of Taylor for a full
12 months of operations in contrast to the fiscal year ended August 26, 2000, which includes the business operations of Taylor for only one month, from the date of its acquisition on July 27, 2000 to year end.

    The summary unaudited pro forma financial data presented below is derived from the unaudited pro forma financial statements set forth herein. The statement of income and other data gives effect to the issuance of the Original Notes, the borrowings under our senior secured credit facility and the application of the proceeds therefrom as if they had occurred at the beginning of the applicable period presented. In addition, the statement of income and other data for the fiscal year ended August 25, 2001 and for the twelve months ended November 24, 2001 gives effect to our acquisition of ECI and related transactions as if they occurred on September 1, 2000 and December 1, 2000, respectively. The summary unaudited pro forma balance sheet data gives effect to the issuance of the Original Notes, the borrowings under our senior secured credit facility and the application of the proceeds as if they had occurred on November 24, 2001. The pro forma data is not necessarily indicative of our results of operations or financial position had these transactions taken place on the dates indicated and is not intended to project our results of operations or financial position for any future period or date.

                                                            HISTORICAL                                       PRO FORMA
                                ------------------------------------------------------------------   --------------------------
                                                                                                       FISCAL
                                         FISCAL YEAR ENDED                 THREE MONTHS ENDED           YEAR         TWELVE
                                ------------------------------------   ---------------------------     ENDED      MONTHS ENDED
                                AUGUST 28,   AUGUST 26,   AUGUST 25,   NOVEMBER 25,   NOVEMBER 24,   AUGUST 25,   NOVEMBER 24,
                                   1999         2000       2001(1)         2000         2001(1)       2001(1)        2001(1)
                                ----------   ----------   ----------   ------------   ------------   ----------   -------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales.....................   $168,865     $182,285     $281,515      $ 64,338       $ 77,572      $297,403      $295,104
Cost of sales.................     73,268       80,929      141,946        35,539         35,947       145,045       142,625
                                 --------     --------     --------      --------       --------      --------      --------
  Gross profit................     95,597      101,356      139,569        28,799         41,625       152,358       152,479
Selling, general and
  administrative expenses.....     85,075       85,559      119,930        29,543         32,402       126,389       124,394
                                 --------     --------     --------      --------       --------      --------      --------
  Operating income............     10,522       15,797       19,639          (744)         9,223        25,969        28,085
Income (loss) before provision
  for income taxes............     (4,072)         106       (3,207)       (6,612)         3,293        (1,639)           35
Gain on extinguishments of
  debt, net of taxes..........         --        6,695           --            --             --            --            --
Net income (loss).............     (4,192)       6,468       (3,340)       (6,981)         3,173        (1,931)          134

OTHER DATA:
EBITDA(2).....................   $ 17,698     $ 24,897     $ 37,225      $  3,126       $ 13,985      $ 45,528      $ 47,623
Interest expense..............     14,594       15,691       22,846         5,868          5,930        28,071        28,276
Depreciation and
  amortization................      7,176        9,100       17,586         3,870          4,762        18,684        19,105
Capital expenditures..........      9,785        5,087        7,499         1,932          2,088         7,499         7,655
Ratio of earnings to fixed
  charges(3)..................         --         1.01x          --            --           1.53x           --          1.00x

BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets..................   $209,845     $326,553     $379,953      $331,553       $379,419                    $383,344
Total debt(4).................    134,410      191,253      223,609       193,200        222,295                     233,875
Total stockholders' equity....     37,830       63,098       71,809        56,024         74,267                      68,192

------------

(1) Includes the results of operations from ECI, which was acquired on March 30, 2001. ECI sales are highly seasonal with most shipments generally occurring in the first four months of our fiscal year.

(2) EBITDA represents earnings before interest expense, taxes, depreciation and amortization and excludes extraordinary gains and losses. EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We have included information concerning EBITDA because we use such information as a method of assessing our cash flow and ability to service debt. The EBITDA measure presented herein is not necessarily comparable to similarly titled measures reported by other companies.

(3) For purposes of computing this ratio, earnings consist of income (loss) before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the portion of rental expense that includes an interest factor. For fiscal years ended August 28, 1999, August 25, 2001, for the three months ended November 25, 2000 and for the pro forma fiscal year ended August 25, 2001, earnings before fixed charges were insufficient to cover fixed charges by approximately $4.1 million, $3.2 million, $6.6 million and $1.6 million, respectively.

(4) Excludes bank overdraft.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE TENDERING ORIGINAL NOTES IN EXCHANGE FOR THE NEW NOTES. THE FOLLOWING RISKS COULD MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION OR FUTURE RESULTS. IF THAT OCCURS, THE VALUE OF THE NEW NOTES COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR INDEBTEDNESS

  OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM MAKING PAYMENTS ON THE NEW NOTES.

    We have a substantial amount of debt. As of November 24, 2001, after giving effect to the issuance of the Original Notes, we would have had approximately $233.9 million of debt.

    Our substantial debt could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the New Notes;

    - make us vulnerable to general adverse economic and industry conditions;

    - limit our ability to obtain additional financing for future working capital, capital expenditures, raw materials, product development efforts, strategic acquisitions and other general corporate requirements;

    - expose us to interest rate fluctuations because the interest on the debt under our senior secured credit facility will be at variable rates;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

    - place us at a competitive disadvantage compared to any competitors that have less debt.

  OUR ABILITY TO SERVICE OUR DEBT WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH.

    To service our debt, we will require a significant amount of cash. Our ability to generate cash, make scheduled payments or to refinance our obligations depends on our successful financial and operating performance. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. Our financial and operating performance, cash flow and capital resources depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

    - economic and competitive conditions affecting the scholastic products and recognition products markets;

    - operating difficulties, increased operating costs or pricing pressures we may experience;

    - increased raw material costs; and

    - delays in implementing any strategic projects.

    If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you as to the terms of any such transaction or how soon any such transaction could be completed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  WE MAY INCUR ADDITIONAL DEBT.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture permit us to incur a substantial amount of additional debt and our new credit facility permits additional borrowings. In particular, on a pro forma basis, as of November 24, 2001, we would have had approximately $22.0 million of additional borrowing capacity under our senior secured credit facility. Accordingly, this additional indebtedness could further exacerbate all the risks described above.

  THE INDENTURE AND OUR SENIOR SECURED CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT THE DISCRETION OF OUR MANAGEMENT IN OPERATING OUR BUSINESS AND COULD PREVENT US FROM ENGAGING IN SOME BENEFICIAL ACTIVITIES.

    The indenture and our senior secured credit facility contain various restrictive covenants that limit our management's discretion in operating our business. In particular, these agreements will limit our ability to, among other things:

    - incur additional debt or guarantee obligations;

    - grant liens on assets;

    - make restricted payments (including paying dividends on, redeeming, repurchasing or retiring our capital stock);

    - make investments or acquisitions;

    - sell assets;

    - engage in transactions with affiliates; and

    - merge, consolidate or transfer substantially all of our assets.

    In addition, our senior secured credit facility also requires us to maintain certain financial ratios and limits our ability to make capital expenditures.

    If we fail to comply with the restrictions of the indenture, our senior secured credit facility or any other subsequent financing agreements, a default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

RISKS RELATING TO THIS OFFERING

  THE NEW NOTES ARE UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS.

    The New Notes will not be secured. Our senior secured credit facility is secured by substantially all of our assets and the assets of our subsidiaries. If we become insolvent or are liquidated, or if payment under the senior secured credit facility or any of our other secured debt obligations is accelerated, our lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation. At November 24, 2001, on a pro forma basis, we had $17.0 million of senior secured indebtedness outstanding under our senior secured credit facility, and approximately
$22.0 million of additional unborrowed funds available to be borrowed under our senior secured credit facility, subject to compliance with our financial and other covenants and terms of our loan agreements. Accordingly, there can be no assurance that there will be sufficient assets remaining after satisfying our obligations under our senior secured debt to pay amounts due on the New Notes.

  THE GUARANTEES MAY NOT BE ENFORCEABLE BECAUSE OF FRAUDULENT CONVEYANCE LAWS.

    The incurrence of the guarantees by the guarantors (including any future guarantees) may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the notes, such guarantor:

    - incurred the guarantee of the New Notes with the intent of hindering, delaying or defrauding current or future creditors;

    - received less than reasonably equivalent value or fair consideration for incurring the guarantee of the New Notes and such guarantor:

       - was insolvent or was rendered insolvent;

       - was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

       - intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could avoid the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

    It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

    - the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

    - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

    - it could not pay its debts as they became due.

    If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of our company or any guarantor whose obligation was not set aside or found to be unenforceable.

    We believe that each guarantor will receive, directly and indirectly, reasonably equivalent value for the incurrence of its respective guarantee. In addition, on the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its respective guarantee will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

  WE ARE A HOLDING COMPANY WITH VIRTUALLY NO INDEPENDENT OPERATIONS. OUR ABILITY TO REPAY THE NEW NOTES DEPENDS UPON THE PERFORMANCE OF OUR SUBSIDIARIES AND THEIR ABILITY TO MAKE DISTRIBUTIONS TO US.

    Substantially all of our consolidated operations will be conducted by our subsidiaries and, therefore, our ability to pay our debt, including our obligations under the New Notes, will be dependent upon cash dividends and distributions or other transfers from our subsidiaries. Our subsidiaries' ability to make any payments to us will depend on their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions.

  OUR CONTROLLING STOCKHOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR
  INTERESTS.

    Substantially all of the voting power of our common stock is held by affiliates of Castle Harlan, Inc. Accordingly, they control the power to elect our directors, to appoint new management and to approve all actions requiring the approval of the holders of our common stock including, adopting amendments to our articles of incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets. The directors have the authority, subject to the terms of our debt, to issue additional stock, implement stock repurchase programs, declare dividends and make other such decisions about our capital stock.

    In addition, the interests of our controlling stockholders could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our controlling stockholders, as equity holders, might conflict with your interests as a note holder. Our controlling stockholders also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you, as holders of the New Notes.

  WE MAY BE UNABLE TO PURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

    Upon the occurrence of specified "change of control" events, we will be required to offer to purchase each holder's New Notes at a price of 101% of their principal amount plus accrued and unpaid interest, unless all New Notes have been previously called for redemption. We may not have sufficient financial resources to purchase all of the New Notes that holders tender to us upon a change of control offer. The occurrence of a change of control also could constitute an event of default under our senior secured credit facility and/or any of our future credit agreements. Our bank lenders may also have the right to prohibit any such purchase or redemption, in which event we would be in default on the New Notes.

  AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES.

    The New Notes are new securities for which there currently is no established market, and we cannot be sure if an active trading market will develop for these notes. We do not intend to apply for listing of the New Notes, on any securities exchange or on any automated dealer quotation system. Although we have been informed by the initial purchasers of the Original Notes that they currently intend to make a market in the New Notes, they are not obligated to do so and any market making may be discontinued at any time without notice.

    The liquidity of, and trading market for the New Notes may also be adversely affected by, among other things:

    - changes in the overall market for high yield securities;

    - changes in our financial performance or prospects;

    - the prospects for companies in our industry generally;

    - the number of holders of the New Notes;

    - the interest of securities dealers in making a market for the New Notes;
      and

    - prevailing interest rates.

    If a trading market does not develop or is not maintained, you may experience difficulty in reselling the New Notes, or you may be unable to sell them at all.

  IF YOU FAIL TO EXCHANGE YOUR ORIGINAL NOTES, YOUR ORIGINAL NOTES WILL REMAIN SUBJECT TO RESTRICTIONS ON TRANSFER.

    Holders of the Original Notes who do not exchange their Original Notes for New Notes in the exchange offer will continue to be subject to the restrictions on transfer of the Original Notes described in the legend on those notes. The restrictions result from the issuance of the Original Notes in reliance on exemptions from registration under the Securities Act and applicable state securities laws. In general, the Original Notes may not be transferred or resold except in a transaction registered in accordance with, or exempt from, these registration requirements. If we complete this exchange offer, we will not be required to register the Original Notes, and we do not anticipate that we will register the Original Notes, under the Securities Act. Additionally, to the extent that Original Notes are tendered and accepted in the exchange offer, the aggregate principal amount of the Original Notes outstanding will decrease, with a resulting decrease in the liquidity of the market for the Original Notes.

  MARKET TRADING PRICES FOR THE SECURITIES MAY BE VOLATILE.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the New Notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the New Notes.

RISKS RELATED TO OUR BUSINESS

  IF WE ARE UNABLE TO MAINTAIN OUR BUSINESS AND FURTHER IMPLEMENT OUR BUSINESS STRATEGY, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

    Our ability to meet our debt service and other obligations will depend in significant part on how successfully we are able to maintain our business and further implement our business strategy. There can be no assurance that we will be able to do either of the foregoing or that the anticipated results of our strategy will be realized. The components of our strategy are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. If we are unable to continue to successfully maintain our business and further implement our business strategy, our long-term growth and profitability may be adversely affected.

  OUR BUSINESS COULD BE ADVERSELY AFFECTED DUE TO UNFORESEEN ECONOMIC AND POLITICAL CONDITIONS.

    We believe that growth in the scholastic products market is determined primarily by demographics. In addition, we believe that purchases are driven primarily by the pride and sentiment associated with these products, rather than by the overall state of the economy, which we believe lessens the impact of economic cycles on the scholastic products industry. However, we are not fully insulated against economic downturns and unforeseen economic conditions. A weakening of the U.S. economy, an increase in the unemployment rate, decreased consumer disposable income, decreased consumer confidence in the economy and other economic factors may impact us, which could adversely effect our results of operations and financial condition. In addition, at the present time we are unable to predict what long-term effect, if any, recent political events, including those relating to, or arising out of the World Trade Center tragedy, and their attendant consequences will have on our business. Any of these events or any similar future events could have a material adverse effect on our results of operations and financial condition.

  WE FACE SIGNIFICANT COMPETITION FROM OTHER NATIONAL COMPETITORS.

    We face strong competition for most of our principal products. The class ring and yearbook markets are highly concentrated and consist primarily of a few national manufacturers (of which we are one) and, to a significantly lesser extent, small regional competitors. Our recognition and affinity products compete with one national manufacturer, and to a lesser extent with various other companies. There can be no assurances that we will be able to compete successfully with our competitors, some of whom may have greater resources, including financial resources, than we have. See "Business--Competition" for additional information concerning our competitors.

  THE RAW MATERIALS WE USE TO MANUFACTURE OUR PRODUCTS ARE SUBJECT TO FLUCTUATING PRICES.

    Numerous raw materials are used in the manufacture of our products. Gold, precious, semi-precious and synthetic stones, paper products and ink comprise the bulk of the raw materials we utilize in our business. Prices of these materials, especially gold, continually fluctuate. Although we engage in hedging operations to moderate the impact of gold price fluctuations, there can be no assurance that we will be able to hedge in the future on similar economic terms. Any material long-term increase in the price of one or more of our raw materials could have an adverse impact on our cost of sales and cannot be hedged. In addition, we may be unable to pass on the increased costs of raw materials to our customers. Our inability to pass on these increased costs could adversely affect our results of operations and financial condition.

  COMPONENTS OF OUR CLASS RINGS AND SOME OF OUR RECOGNITION AND AFFINITY PRODUCTS ARE PURCHASED FROM A SINGLE SUPPLIER.

    Virtually all of the synthetic and semi-precious stones used in our rings are purchased from a single supplier. We believe that most of the class ring manufacturers in the United States purchase substantially all of these types of stones from this supplier. If this supplier is unable to supply us with stones, or if this supplier's inventory of stones significantly decreases, this would have an adverse affect on our ability to manufacture rings featuring these stones unless we are able to secure an alternative supply of stones in a timely fashion, which could adversely affect our results of operations and financial condition. If we are required to secure an additional source of these stones, we may not be able to do so on terms as favorable as our current terms, which could adversely affect our results of operations and financial condition.

  OUR BUSINESS MAY BE IMPACTED IF CERTAIN SOURCES OF NOMINATIONS TO OUR ACHIEVEMENT PUBLICATIONS BECOME UNAVAILABLE.

    We obtain nominations for our achievement publications from a wide variety of commercial and non-commercial sources, which we continuously update. One company that supplies a significant number of nominees to ECI for inclusion in its WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS publication has received an inquiry from the U.S. Federal Trade Commission relating to its supplying names and other personal information of high school students to commercial marketers. We have received a request from the FTC for information relating to this matter and are complying with this request. At present, we are unable to ascertain the scope of the FTC's inquiry and what impact, if any, it will have on our ability to obtain names from this supplier in the future or what, if any, other effects it may have on us. We believe that, if we were not able to obtain nominees from this source for any reason, we would be able to obtain the same quantity of nominees from a number of alternate sources, although we cannot assure you that this will be the case. Since nominations have already been compiled for fiscal 2003, the failure to maintain and/or replace such nominations, if necessary, would not be expected to have any impact on our results of operations or financial condition until 2004 at the earliest.

  OUR BUSINESS MAY SUFFER IF WE DO NOT RETAIN OUR MANAGEMENT.

    We depend on our senior management and key sales managers. Although we do not anticipate that we will have to replace any of our management team in the near future, the loss of services of any of the members of our senior management or any key sales managers could adversely affect our business until suitable replacements with industry experience can be found.

  OUR FUTURE OPERATING RESULTS ARE DEPENDENT ON MAINTAINING OUR RELATIONSHIPS WITH OUR INDEPENDENT SALES REPRESENTATIVES.

    We rely on the efforts and abilities of our network of independent sales representatives to sell our class ring, yearbook and graduation products. Many of our relationships with customers and schools are cultivated and maintained by our sales representatives. If we were to experience a significant loss of our independent sales representatives, it could adversely affect our results of operations and financial condition.

  OUR BUSINESS MAY FLUCTUATE WITH THE FINANCIAL CONDITION OF OUR RETAIL
  CUSTOMERS.

    A significant portion of our jewelry products are sold through major retail chains, primarily mass merchandisers, jewelry store chains, independent jewelry stores and other direct distribution channels. As a result, our business and financial results may be adversely impacted by the financial condition of these retailers, the retail industry generally and the economy overall. In addition, bankruptcy filings by these retailers could adversely affect our results of operations and financial condition.

  THE SEASONALITY OF OUR SALES MAY HAVE AN ADVERSE EFFECT ON OUR OPERATIONS AND OUR ABILITY TO SERVICE OUR DEBT.

    Our scholastic products business experiences strong seasonal business swings which correspond to the U.S. school year. Class ring and achievement publication sales are highest during October through December, yearbook sales are highest during May and June and graduation product sales are highest during February through April. This seasonality requires us to manage our cash flows over the course of the year. If our sales were to fall substantially below what we would normally expect during these periods, our annual financial results would be adversely impacted and our ability to service our debt, including our ability to make interest payments on the notes, may also be adversely affected.

  WE ARE SUBJECT TO ENVIRONMENTAL REGULATIONS THAT COULD IMPOSE SUBSTANTIAL COSTS UPON US AND MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS AND OUR ABILITY TO SERVICE OUR DEBT.

    We are subject to applicable federal, state and local laws, ordinances and regulations that establish various health and environmental quality standards and provide penalties for violations of those standards. Past and present manufacturing operations subject us to environmental laws that regulate the use, handling and contracting for disposal or recycling of hazardous or toxic substances, the discharge of particles into the air and the discharge of process wastewaters into sewers. We believe that we have adequate environmental insurance and indemnities to sufficiently cover any liabilities that may exist. However, environmental liabilities in excess of our environmental insurance and indemnities could adversely affect our results of operations and financial condition.

                                USE OF PROCEEDS

    This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Original Notes with like original principal amount. The form and terms of the Original Notes are the same as the form and terms of the New Notes, except as otherwise described in this prospectus. The Original Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our outstanding debt.

    We received net proceeds totaling approximately $175.5 million from the private placement of the Original Notes. The net proceeds and $1.3 million of proceeds under our $40.0 million senior secured credit facility, were used to:

    - repay approximately $167.0 million of outstanding indebtedness of American Achievement Corporation and some of its subsidiaries;

    - make payment of approximately $1.7 million on settlement of certain interest rate swaps; and

    - pay approximately $8.0 million of related fees and expenses.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of November 24, 2001, on an actual and adjusted basis. Adjusted capitalization reflects the issuance of the Original Notes, borrowings under our senior secured credit facility and the application of the net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Financial Statements," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                               AS OF NOVEMBER 24,
                                                                      2001
                                                              ---------------------
                                                               ACTUAL     ADJUSTED
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
Existing senior credit facility:
    Revolving credit facility...............................   $ 35.0      $   --
    Term loan A.............................................     54.0          --
    Term loan B.............................................     64.2          --
Senior secured credit facility..............................       --        17.0
Original Notes, net of discount.............................       --       175.5
11% senior subordinated notes of subsidiary.................     41.4        41.4
Bridge notes to affiliates..................................     27.7          --
                                                               ------      ------
        Total debt..........................................    222.3       233.9
Redeemable preferred stock of subsidiary....................     16.0        16.0

Total stockholders' equity..................................     74.3        68.2
                                                               ------      ------
        Total capitalization................................   $312.6      $318.1
                                                               ======      ======

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    Each of the unaudited pro forma statements of operations presented below gives effect to the issuance of the Original Notes, the borrowings under our new credit facility and the application of the proceeds therefrom as if they had occurred at the beginning of the applicable period presented. In addition, the unaudited pro forma statements of operations for the fiscal year ended
August 25, 2001 and for the twelve months ended November 24, 2001 give effect to our acquisition of ECI and related transactions as if they occurred on September 1, 2000 and December 1, 2000, respectively. The acquisition of ECI has been accounted for using the purchase method of accounting and is therefore reflected in the historical operations of American Achievement from the period of acquisition. The unaudited pro forma balance sheet gives effect to the issuance of the Original Notes, the borrowings under our senior secured credit facility and the application of the proceeds therefrom as if they had occurred on November 24, 2001.

    The pro forma data is not necessarily indicative of our results of operations or financial position had these transactions taken place on the dates indicated and is not intended to project our results of operations or financial position for any future period or date.

    The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we deem appropriate and may be revised as additional information becomes available. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus.

           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS AND OTHER DATA
                   FOR THE FISCAL YEAR ENDED AUGUST 25, 2001
                             (DOLLARS IN THOUSANDS)

                                               HISTORICAL STATEMENTS
                                      ----------------------------------------
                                          AMERICAN
                                        ACHIEVEMENT           EDUCATIONAL
                                        CORPORATION       COMMUNICATIONS INC.      PRO FORMA ADJUSTMENTS
                                        FISCAL YEAR           PERIOD FROM        -------------------------
                                           ENDED         SEPTEMBER 1, 2000 TO                   FINANCING
                                      AUGUST 25, 2001      MARCH 30, 2001(1)     ACQUISITION   TRANSACTION   PRO FORMA
                                      ----------------   ---------------------   -----------   -----------   ---------
Net sales...........................      $281,515              $15,888            $    --       $    --     $297,403
Cost of sales.......................       141,946                3,099                                       145,045
                                          --------              -------            -------       -------     --------
    Gross profit....................       139,569               12,789                 --            --      152,358
Selling, general and administrative
  expenses..........................       119,930                2,924              1,098 (2)        --      126,389
                                                                                     2,145 (3)
                                                                                       292 (4)
                                          --------              -------            -------       -------     --------
    Operating income................        19,639                9,865             (3,535)           --       25,969
Interest expense, net...............        22,846                 (412)               595 (5)     5,042 (6)   28,071
Other (income) expense..............            --                 (463)                --            --         (463)
                                          --------              -------            -------       -------     --------
Income (loss) before provision for
  income taxes......................        (3,207)              10,740             (4,130)       (5,042)      (1,639)
Provision (benefit) for income
  taxes(7)..........................           133                  159                 --            --          292
                                          --------              -------            -------       -------     --------
  Net income (loss)(8)..............        (3,340)              10,581             (4,130)       (5,042)      (1,931)
Preferred dividends(9)..............         1,200                   --                 --            --        1,200
                                          --------              -------            -------       -------     --------
  Net income (loss) to common
    stockholders....................      $ (4,540)             $10,581            $(4,130)      $(5,042)    $ (3,131)
                                          ========              =======            =======       =======     ========
Other Data:
Ratio of earnings to fixed
  charges(10).......................            --                   --                                            --

      See accompanying notes to unaudited pro forma financial statements.

           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS AND OTHER DATA
                  FOR THE THREE MONTHS ENDED NOVEMBER 24, 2001
                             (DOLLARS IN THOUSANDS)

                                                    HISTORICAL STATEMENT
                                                    --------------------
                                                          AMERICAN
                                                        ACHIEVEMENT
                                                        CORPORATION
                                                        THREE MONTHS       ADJUSTMENTS FOR
                                                           ENDED              FINANCING
                                                     NOVEMBER 24, 2001       TRANSACTION     PRO FORMA
                                                    --------------------   ---------------   ---------
Net sales.........................................        $77,572            $       --       $77,572
Cost of sales.....................................         35,947                    --        35,947
                                                          -------            ----------       -------
    Gross profit..................................         41,625                    --        41,625
Selling, general and administrative expenses......         32,402                    --        32,402
                                                          -------            ----------       -------
    Operating income..............................          9,223                    --         9,223
Interest expense, net.............................          5,930                 1,205 (6)     7,135
Other (income) expense............................             --                    --            --
                                                          -------            ----------       -------
    Income (loss) before provision for income
      taxes.......................................          3,293                (1,205)        2,088
Provision (benefit) for income taxes(7)...........            120                    --           120
                                                          -------            ----------       -------
    Net income (loss)(8)..........................          3,173                (1,205)        1,968
Preferred dividends(9)............................            300                    --           300
                                                          -------            ----------       -------
    Net income (loss) to common stockholders......        $ 2,873            $   (1,205)      $ 1,668
                                                          =======            ==========       =======
Other Data:
Ratio of earnings to fixed charges(10)............           1.5x                                1.3x

       See accompanying notes to unaudited pro forma financial statements

           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS AND OTHER DATA
                 FOR THE TWELVE MONTHS ENDED NOVEMBER 24, 2001
                             (DOLLARS IN THOUSANDS)

                                              HISTORICAL STATEMENTS
                                       ------------------------------------
                                         AMERICAN
                                        ACHIEVEMENT
                                        CORPORATION        EDUCATIONAL
                                       TWELVE MONTHS   COMMUNICATIONS INC.      PRO FORMA ADJUSTMENTS
                                           ENDED           PERIOD FROM        -------------------------
                                       NOVEMBER 24,    DECEMBER 1, 2000 TO                   FINANCING
                                           2001         MARCH 30, 2001(1)     ACQUISITION   TRANSACTION   PRO FORMA
                                       -------------   --------------------   -----------   -----------   ---------
Net sales............................     $294,749           $   355             $  --        $    --     $295,104
Cost of sales........................      142,354               271                --             --      142,625
                                          --------           -------             -----        -------     --------
    Gross profit.....................      152,395                84                --             --      152,479
Selling, general and administrative
  expenses...........................      122,789             1,470               627 (2)         --      124,394
                                                                                  (658)(3)
                                                                                   166 (4)
                                          --------           -------             -----        -------     --------
    Operating income.................       29,606            (1,386)             (135)            --       28,085
Interest expense, net................       22,908              (207)              340 (5)      5,235 (6)   28,276
Other (income) expense...............           --              (226)               --             --         (226)
                                          --------           -------             -----        -------     --------
    Income (loss) before provision
      for income taxes...............        6,698              (953)             (475)        (5,235)          35
Provision (benefit) for income
  taxes(7)...........................         (116)               17                --             --          (99)
                                          --------           -------             -----        -------     --------
    Net income (loss)(8).............        6,814              (970)             (475)        (5,235)         134
Preferred dividends(9)...............        1,200                --                --             --        1,200
                                          --------           -------             -----        -------     --------
    Net income (loss) to common
      stockholders...................     $  5,614           $  (970)            $(475)       $(5,235)    $ (1,066)
                                          ========           =======             =====        =======     ========
Other Data:
Ratio of earnings to fixed
  charges(10)........................         1.3x                --                                          1.0x

      See accompanying notes to unaudited pro forma financial statements.

           NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(1) We acquired ECI on March 30, 2001. The results of operations for ECI since its acquisition on March 30, 2001 have been included in our historical statements. The historical statement of operations of ECI was conformed to our fiscal year end by accumulating the results of operations from September 1, 2000 to March 30, 2001 with respect to the fiscal year ended August 25, 2001 and from December 1, 2000 to March 30, 2001 with respect to the twelve months ended November 24, 2001.

(2) Adjustments to reflect the estimated pro forma depreciation for tangible assets and amortization of intangible assets and goodwill, for the fiscal year ended August 25, 2001 and for the twelve months ended November 24, 2001, based on their estimated fair market values and their respective useful lives.

                                                                PERIOD FROM       PERIOD FROM
                                                               SEPTEMBER 1,       DECEMBER 1,
                                                                  2000 TO           2000 TO
                                                              MARCH 30, 2001    MARCH 30, 2001
                                                              ---------------   ---------------
                                                                   (DOLLARS IN THOUSANDS)
Depreciation................................................      $   78             $ 44
Amortization of intangible assets and goodwill..............       1,020              583
                                                                  ------             ----
      Total adjustments.....................................      $1,098             $627

   For purposes of calculating pro forma amounts, for the fiscal year ended
    August 25, 2001 and for the last twelve months ended November 24, 2001,
    (i) the fair value of the property, plant and equipment acquired was $0.4 million, which is being depreciated over three years for equipment, and
    (ii) the fair value of trademarks and goodwill was $17.2 million and $35.5 million, respectively, which is being amortized over 20 years and 40 years, respectively. The adjustment is for the period from September 1, 2000 to March 30, 2001 or December 1, 2000 to March 30, 2001, as applicable, and represents a pro rata amount of the annual computed depreciation and amortization expense. We anticipate adopting Statement of Financial Accounting Standards No. 142 (SFAS 142) beginning on August 31, 2002, the first day of fiscal 2003. Upon adoption of SFAS 142, trademarks and goodwill will be subject to the revised useful lives which may result in the elimination of a majority of the period amortization expense reflected in these historical statements and these pro forma results.

(3) Adjustment to reflect the difference between ECI's accounting policy to expense all direct advertising as incurred versus our accounting policy to defer direct advertising until related revenue is recognized.

(4) Represents the incremental increase in annual management fees payable to Castle Harlan resulting from our acquisition of ECI.

(5) Represents additional interest expense for bridge financing resulting from our acquisition of ECI based upon borrowings of $8.5 million at an annual interest rate of 12%.

(6) To reflect the incremental interest expense associated with the refinancing of our existing credit facilities and the bridge notes with the net proceeds from this offering and our new credit facility, which would have had an assumed outstanding balance of $192.5 million and an assumed weighted average effective interest rate of 11.7% for all historical periods presented. In addition, an incremental $3.9 million of deferred financing costs is assumed to be amortized and included in interest expense over the term of the related debt.

(7) For tax reporting purposes, we have U.S. net operating loss carryforwards for all periods presented. Therefore, for purposes of these pro forma statements, no additional federal tax expense has been computed as a result of converting ECI from an S Corporation taxpayer to a C Corporation taxpayer assuming that the net operating loss carryforward held by us eliminates any federal tax provision associated with ECI.

(8) Net income (loss) excludes the effect of the non-recurring extraordinary extinguishment charge associated with the repayment of the existing credit facility, the related party bridge loans and the write-off of deferred financing charges. If the extinguishment had taken place on November 24, 2001, the estimated extraordinary loss would have been approximately
    $6.1 million. Also excluded from net income (loss) is the anticipated effect of terminating the interest rates swaps associated with the existing debt which will be refinanced. If such a termination had taken place on November 24, 2001, approximately $2.6 million would be reclassified out of accumulated comprehensive income and result in a charge to other expense.

(9) Dividends have accrued but have not been paid.

(10) For purposes of computing this ratio, earnings consist of income (loss) before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the portion of rental expense that includes an interest factor. For our fiscal year 2001, earnings before fixed charges were insufficient to cover fixed charges by approximately $3.2 million. For ECI for the periods from September 1, 2000 through March 30, 2001 and from December 1, 2000 through March 30, 2001, ECI had no fixed charges as defined above. For the pro forma fiscal year ended August 25, 2001, earnings before fixed charges were insufficient to cover fixed charges by approximately $1.6 million.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               NOVEMBER 24, 2001
                             (DOLLARS IN THOUSANDS)

                                        AMERICAN ACHIEVEMENT
                                            CORPORATION         PRO FORMA
                                         NOVEMBER 24, 2001     ADJUSTMENTS            PRO FORMA
                                        --------------------   -----------            ---------
ASSETS
Current assets:
    Cash..............................        $  4,876           $    --              $  4,876
    Receivables.......................          52,598                --                52,598
    Inventories.......................          24,810                --                24,810
    Prepaid expenses and other........          14,890                --                14,890
                                              --------           -------              --------
        Total current assets..........          97,174                --                97,174
Property, plant and equipment.........          64,140                --                64,140
Trademarks............................          41,879                --                41,879
Goodwill..............................         146,913                --               146,913
Other assets..........................          29,313             3,925 (1)            33,238
                                              --------           -------              --------
        Total assets..................        $379,419           $ 3,925              $383,344
                                              ========           =======              ========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
    Bank overdraft....................        $  4,587           $    --              $  4,587
    Accounts payable and accrued
      liabilities.....................          57,468            (1,580)(2)            55,888
    Current portion of long-term
      debt............................          13,212           (13,212)(3)                --
                                              --------           -------              --------
        Total current liabilities.....          75,267           (14,792)               60,475
Long-term debt........................         181,357            52,518 (1)(2)(3)     233,875
Bridge notes to affiliates............          27,726           (27,726)(3)                --

Other long-term liabilities...........           4,852                --                 4,852
                                              --------           -------              --------
        Total liabilities.............         289,202            10,000               299,202
Redeemable minority interest in
  subsidiary..........................          15,950                --                15,950
Stockholders' equity:
    Preferred stock...................              10                --                    10
    Common stock......................               8                --                     8
    Additional paid-in capital........          94,760                --                94,760
    Accumulated other comprehensive
      loss............................          (3,166)            2,647 (2)              (519)
    Accumulated deficit...............         (17,345)           (6,075)(1)           (26,067)
                                                                  (2,647)(2)
                                              --------           -------              --------
        Total stockholders' equity....          74,267            (6,075)               68,192
                                              --------           -------              --------
                                              $379,419           $ 3,925              $383,344
                                              ========           =======              ========

      See accompanying notes to unaudited pro forma financial statements.

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET
                               NOVEMBER 24, 2001

(1) Reflects the following adjustment to deferred financing costs (dollars in thousands):

Elimination of deferred financing costs associated with
  existing credit facility..................................  $(6,075)
Addition of estimated deferred financing costs associated
  with the issuance of the Original Notes and the senior
  secured credit facility...................................   10,000
                                                              -------
Adjustment to deferred financing costs......................  $ 3,925

(2) Reflects adjustment to record the anticipated termination of certain interest rate swaps, representing a notional amount of approximately
    $37.5 million, associated with existing debt which will be refinanced. If such a termination had taken place on November 24, 2001, approximately $2.6 million would have been reclassified out of accumulated comprehensive income and result in a charge to other expense. The estimated settlement payment on the portion of swaps being terminated would have been approximately $1.6 million based upon management's estimate of fair value.

(3) Reflects the issuance of the Original Notes, net of discount, the borrowings under our senior secured credit facility and the application of the net proceeds therefrom.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following table presents selected consolidated historical financial and other data for American Achievement and its predecessors and should be read in conjunction with our financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. We have derived the selected historical financial data for the three months ended November 24, 2001 and November 25, 2000 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our results for such periods. The results of operations for the three months ended November 24, 2001 are not necessarily indicative of the results for the full year. The following information with respect to American Achievement as of August 25, 2001 and August 26, 2000, and for the fiscal years ended August 25, 2001, August 26, 2000 and August 28, 1999 has been derived from our audited financial statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated October 19, 2001 included herein. The following information as of August 28, 1999, August 29, 1998 and August 30, 1997 and for the fiscal years ended August 29, 1998 and August 30, 1997 has been derived from our audited financial statements, which are not included herein.

    Our results of operations for the fiscal year ended August 25, 2001 are not comparable to our results of operations for the fiscal years ended August 26, 2000, August 28, 1999, August 29, 1998 and August 30, 1997 because the information presented for the fiscal year ended August 25, 2001 includes the business operations of Taylor for a full 12 months of operations in contrast to the fiscal year ended August 26, 2000, which includes the business operations of Taylor for only one month, from the date of its acquisition on July 27, 2000 to year end. Our results of operations for the fiscal years ended August 25, 2001, August 26, 2000, August 28, 1999 and August 29, 1998 are not comparable to our results of operations for the fiscal year ended August 30, 1997 because we had not been engaged in significant business operations prior to completion of certain acquisitions on December 16, 1996.

    The results of operations of our predecessors, ArtCarved and Balfour, for the period from September 1, 1996 to December 16, 1996 and for the period from February 26, 1996 to December 16, 1996, respectively, are not comparable to our results of operations for the fiscal years ended August 25, 2001, August 26, 2000, August 28, 1999, August 29, 1998 and August 30, 1997 because the information presented for the predecessor entities does not represent a full
12 months of operations.

                                              PREDECESSORS
                                       ---------------------------
                                        ARTCARVED       BALFOUR
                                       ------------   ------------
                                                                               AMERICAN ACHIEVEMENT CORPORATION
                                        THE PERIOD     THE PERIOD    ----------------------------------------------------
                                           FROM           FROM
                                       SEPTEMBER 1,   FEBRUARY 26,             HISTORICAL FOR FISCAL YEAR ENDED
                                         1996 TO        1996 TO      ----------------------------------------------------
                                       DECEMBER 16,   DECEMBER 16,   AUG. 30,   AUG. 29,   AUG. 28,   AUG. 26,   AUG. 25,
                                         1996(1)        1996(1)      1997(1)      1998       1999       2000     2001(2)
                                       ------------   ------------   --------   --------   --------   --------   --------
                                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales............................    $27,897        $60,233      $ 87,600   $151,101   $168,865   $182,285   $281,515
Cost of sales........................     11,988         29,350        45,189     72,615     73,268     80,929    141,946
                                         -------        -------      --------   --------   --------   --------   --------
  Gross profit.......................     15,909         30,883        42,411     78,486     95,597    101,356    139,569
Selling, general and administrative
  expenses...........................      9,862         31,020        41,481     68,294     85,075     85,559    119,930
                                         -------        -------      --------   --------   --------   --------   --------
  Operating income...................      6,047           (137)          930     10,192     10,522     15,797     19,639
Income (loss) before provision for
  income taxes.......................      3,171         (2,090)       (8,867)    (4,637)    (4,072)       106     (3,207)
Gain on extinguishments of debt, net
  of taxes...........................         --             --            --         --         --      6,695         --
Net income (loss)....................      3,171         (2,153)       (8,867)    (4,637)    (4,192)     6,468     (3,340)
Net income (loss) to common
  stockholders.......................      3,171         (2,153)       (9,717)    (5,837)    (5,392)     5,268     (4,540)

OTHER DATA:
EBITDA(3)............................    $ 8,039        $ 1,396      $  5,025   $ 17,093   $ 17,698   $ 24,897   $ 37,225

Interest expense, net................      2,970          1,953         9,797     14,829     14,594     15,691     22,846

Depreciation and amortization........      1,992          1,533         4,095      6,901      7,176      9,100     17,586
Capital expenditures.................        195            345         3,493      6,610      9,785      5,087      7,499
Cash flows provided by (used in):
  Operating activities...............    $ 1,498        $(7,264)     $   (677)  $ (3,749)  $  1,097   $ (9,368)  $ 10,256
  Investing activities...............    $  (195)       $   226      $(173,693) $ (6,552)  $ (9,785)  $ (4,182)  $(57,865)
  Financing activities...............    $ 4,261        $ 6,977      $175,450   $  9,102   $  8,464   $ 14,686   $ 48,358
Ratio of earnings to fixed
  charges(4).........................                                      --         --         --       1.0x         --

BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets.........................    $86,065        $45,127      $200,869   $203,805   $209,845   $326,553   $379,953
Total debt(5)........................     80,144         20,201       125,450    134,322    134,410    191,253    223,609
Total stockholders' equity...........     (6,464)        11,735        40,453     34,846     37,830     63,098     71,809


                                            AMERICAN
                                           ACHIEVEMENT
                                           CORPORATION
                                       -------------------
                                       HISTORICAL FOR THE
                                          THREE MONTHS
                                              ENDED
                                       -------------------
                                       NOV. 25,   NOV. 24,
                                         2000     2001(2)
                                       --------   --------
                                           (UNAUDITED)
STATEMENT OF INCOME DATA:
Net sales............................  $ 64,338   $ 77,572
Cost of sales........................    35,539     35,947
                                       --------   --------
  Gross profit.......................    28,799     41,625
Selling, general and administrative
  expenses...........................    29,543     32,402
                                       --------   --------
  Operating income...................      (744)     9,223
Income (loss) before provision for
  income taxes.......................    (6,612)     3,293
Gain on extinguishments of debt, net
  of taxes...........................        --         --
Net income (loss)....................    (6,981)     3,173
Net income (loss) to common
  stockholders.......................    (7,281)     2,873
OTHER DATA:
EBITDA(3)............................  $  3,126   $ 13,985
Interest expense, net................     5,868      5,930
Depreciation and amortization........     3,870      4,762
Capital expenditures.................     1,932      2,088
Cash flows provided by (used in):
  Operating activities...............  $    357   $  5,642
  Investing activities...............  $ (1,932)  $ (2,088)
  Financing activities...............  $  2,995   $ (1,314)
Ratio of earnings to fixed
  charges(4).........................        --       1.5x
BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets.........................  $331,553   $379,419
Total debt(5)........................   193,200    222,295
Total stockholders' equity...........    56,024     74,267

------------

(1) We completed the acquisitions of ArtCarved and Balfour on December 16, 1996, and prior to such date, engaged in no business activities other than those in connection with the acquisitions and financing thereof. Due to the highly seasonal nature of the class ring business, a significant amount of revenues and income were earned by our predecessors in the three and one-half month period ended December 16, 1996, due to the back to school and pre-holiday season. The financial results of the predecessor entities are not comparable to our results of operations because the periods presented for the predecessor entities are less than a full twelve months of operations. In addition, the results of operations for our predecessors shown above together with our 1997 financial results constitute results for a period greater than 12 months because we only had audited results for Balfour from February 26, 1996 to December 16, 1996.

(2) Includes the results of operations from ECI, which was acquired on March 30, 2001. ECI sales are highly seasonal with most shipments generally occurring in the first four months of our fiscal year.

(3) EBITDA represents earnings before interest expense, taxes, depreciation and amortization and excludes extraordinary gains and losses. EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We have included information concerning EBITDA because we use such information as a method of assessing our cash flow and ability to service debt. The EBITDA measure presented herein is not necessarily comparable to similarly titled measures reported by other companies.

(4) For purposes of computing this ratio, earnings consist of income (loss) before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the portion of rental expense that includes an interest factor. For fiscal years ended August 30, 1997, August 29, 1998, August 28, 1999, August 25, 2001 and for
    the three months ended November 25, 2000, earnings before fixed charges were insufficient to cover fixed charges by approximately $8.9 million, $4.6 million, $4.1 million, $3.2 million and $6.6 million, respectively.

(5) Excludes bank overdraft.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion of our consolidated financial condition and results of operations should be read in conjunction with the information contained in our consolidated financial statements and the notes thereto. The following discussion includes forward-looking statements that involve certain risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements."

OVERVIEW

    We are one of the leading manufacturers and suppliers of class rings, yearbooks, academic achievement publications and recognition and affinity jewelry in the United States. Our two principal business segments are: scholastic products and recognition and affinity products. The scholastic products segment serves the high school, college and, to a lesser extent, the elementary and junior high school markets and accounted for approximately 88% of our net sales for the twelve months ended November 24, 2001. Our scholastic products segment consists of three principal categories: class rings, yearbooks and graduation products, the last of which includes fine paper products and graduation accessories.

    The recognition and affinity products segment accounted for approximately 12% of our net sales for the twelve months ended November 24, 2001. This segment provides, among other things, publications that recognize the academic achievement of top students at the high school and college levels, as well as the nation's most inspiring teachers, jewelry commemorating family events such as the birth of a child, fan affinity jewelry and related products and professional sports championship rings such as World Series rings.

  COMPANY BACKGROUND

    Commemorative Brands, Inc., or CBI was initially formed by CHPII in March 1996 for the purpose of acquiring substantially all of the ArtCarved operations of CJC Holdings, Inc. and the Balfour operations of L.G. Balfour Company, Inc. These acquisitions were consummated on December 16, 1996. Until such date, CBI engaged in no business activities other than in connection with the completion of the acquisitions and the financing thereof.

    Our company was formed on June 27, 2000 to serve as a holding company for the CBI operations and future acquisitions. Upon formation, each share of CBI's issued and outstanding common stock was converted into one share of our common stock, and each share of CBI's issued and outstanding series B preferred stock was converted into one share of our series A preferred stock. The original holders of CBI's series A preferred stock continued to hold such shares. We changed our name from Commemorative Brands Holding Corporation to American Achievement Corporation on January 23, 2002.

    TAYLOR ACQUISITION. On February 11, 2000, CHPIII acquired Taylor, whose primary business is the designing and printing of student yearbooks. On
July 27, 2000, we acquired all issued and outstanding shares of Taylor Senior Holding Corp., or TSHC, Taylor's parent, through the issuance of 320,929 shares of our common stock and 393,482 shares of our series A preferred stock. This transaction is sometimes referred to as the Taylor Acquisition.

    The Taylor Acquisition was accounted for under the purchase method of accounting. Accordingly, our consolidated financial statements for 2000 include the results of operations for consolidated TSHC for the period from July 27, 2000 to August 26, 2000.

    ECI ACQUISITION. On March 30, 2001, we acquired all of the capital stock of ECI for a purchase price of approximately $58.7 million. This transaction is sometimes referred to as the ECI Acquisition. ECI has been in the academic achievement publication business since 1967 and publishes such well-known titles as, WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS, THE NATIONAL DEAN'S LIST and WHO'S WHO AMONG AMERICA'S TEACHERS. The ECI Acquisition was accounted for under the purchase method of accounting. As a result of this transaction, our consolidated financial statements for 2001 include the results of operations for ECI for the period from March 30, 2001 to August 25, 2001.

RESULTS OF OPERATIONS

    The following table sets forth selected information from our consolidated statements of operations expressed on an actual basis and as a percentage of net sales.

                                                       FISCAL YEAR ENDED
                       ---------------------------------------------------------------------------------
                              AUGUST 28,                  AUGUST 26,                  AUGUST 25,
                                 1999                        2000                        2001
                       -------------------------   -------------------------   -------------------------
                        ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES
                       --------   --------------   --------   --------------   --------   --------------
                                                    (DOLLARS IN THOUSANDS)
Net sales............  $168,865       100.0%       $182,285       100.0%       $281,515       100.0%
Cost of sales........    73,268        43.4          80,929        44.4         141,946        50.4
                       --------       -----        --------       -----        --------       -----
  Gross profit.......    95,597        56.6         101,356        55.6         139,569        49.6
Selling, general and
  administrative
  expenses...........    85,075        50.4          85,559        46.9         119,930        42.6
                       --------       -----        --------       -----        --------       -----
  Operating income
    (loss)...........    10,522         6.2          15,797         8.7          19,639         7.0
Interest expense,
  net................    14,594         8.6          15,691         8.6          22,846         8.1
                       --------       -----        --------       -----        --------       -----
  Income (loss)
    before provision
    for income
    taxes............    (4,072)       (2.4)            106         0.1          (3,207)       (1.1)
Provision for income
  taxes..............       120         0.1             333         0.2             133         0.0
Gain on
  extinguishments of
  debt, net of income
  taxes..............         0           0           6,695         3.7               0           0
                       --------       -----        --------       -----        --------       -----
  Net income (loss)..  $ (4,192)       (2.5)%      $  6,468         3.5%       $ (3,340)       (1.2)%
                       ========       =====        ========       =====        ========       =====

                                        THREE MONTHS ENDED
                       -----------------------------------------------------
                             NOVEMBER 25,                NOVEMBER 24,
                                 2000                        2001
                       -------------------------   -------------------------
                        ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES
                       --------   --------------   --------   --------------
                                      (DOLLARS IN THOUSANDS)
Net sales............  $64,338        100.0%       $77,572        100.0%
Cost of sales........   35,539         55.2         35,947         46.3
                       -------        -----        -------        -----
  Gross profit.......   28,799         44.8         41,625         53.7
Selling, general and
  administrative
  expenses...........   29,543         45.9         32,402         41.8
                       -------        -----        -------        -----
  Operating income
    (loss)...........     (744)        (1.2)         9,223         11.9
Interest expense,
  net................    5,868          9.1          5,930          7.6
                       -------        -----        -------        -----
  Income (loss)
    before provision
    for income
    taxes............   (6,612)       (10.3)         3,293          4.2
Provision for income
  taxes..............      369          0.6            120          0.2
Gain on
  extinguishments of
  debt, net of income
  taxes..............
                       -------        -----        -------        -----
  Net income (loss)..  $(6,981)       (10.9)%      $ 3,173          4.1%
                       =======        =====        =======        =====

    The following table sets forth sales by business segment expressed on an actual basis and as a percentage of net sales.

                                                       FISCAL YEAR ENDED
                       ---------------------------------------------------------------------------------
                              AUGUST 28,                  AUGUST 26,                  AUGUST 25,
                                 1999                        2000                        2001
                       -------------------------   -------------------------   -------------------------
                        ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES
                       --------   --------------   --------   --------------   --------   --------------
Scholastic Products..  $150,737        89.3%       $163,347        89.6%       $258,897        92.0%
Recognition and
  Affinity Products..    18,128        10.7          18,938        10.4          22,618         8.0
                       --------       -----        --------       -----        --------       -----
Net sales............  $168,865       100.0%       $182,285       100.0%       $281,515       100.0%
                       ========       =====        ========       =====        ========       =====

                                        THREE MONTHS ENDED
                       -----------------------------------------------------
                             NOVEMBER 25,                NOVEMBER 24,
                                 2000                        2001
                       -------------------------   -------------------------
                        ACTUAL    % OF NET SALES    ACTUAL    % OF NET SALES
                       --------   --------------   --------   --------------
Scholastic Products..  $58,389         90.8%       $58,386         75.3%
Recognition and
  Affinity Products..    5,949          9.2         19,186         24.7
                       -------        -----        -------        -----
Net sales............  $64,338        100.0%       $77,572        100.0%
                       =======        =====        =======        =====

THREE MONTHS ENDED NOVEMBER 24, 2001 COMPARED WITH THREE MONTHS ENDED
  NOVEMBER 25, 2000

    NET SALES. Net sales consist of product sales and are net of product returns and promotional discounts. Net sales increased $13.3 million, or 20.7%, to $77.6 million for the three months ended November 24, 2001 from $64.3 million for the three months ended November 25, 2000. This improvement was due primarily to the inclusion of $13.6 million of net sales from ECI, which we acquired on March 30, 2001.

    The following details the changes in net sales during such periods by business segment.

    SCHOLASTIC PRODUCTS. Net sales for the three months ended November 24, 2001 and November 25, 2000 were $58.4 million for both periods. The in-school high school segment for both class rings and graduation products increased
$3.3 million as a result of increased unit volume and earlier shipments of fall deliveries. The increase was offset by a decline in net sales of college rings of $1.1 million and in net sales of yearbooks of $2.2 million as a result of timing of shipments.

    RECOGNITION AND AFFINITY PRODUCTS. Net sales increased $13.3 million to $19.2 million for the three months ended November 24, 2001 from $5.9 million for the three months ended November 25, 2000. The increase was primarily the result of $13.6 million of net sales attributable to ECI. The increase was partially offset by a decline in personalized family jewelry and lower sales of affinity and sports jewelry.

    GROSS PROFIT. Gross margin represents gross profit as a percentage of net sales. Gross margin was 53.7% for the three months ended November 24, 2001, an
8.9 percentage point increase from 44.8% for the three months ended
November 25, 2000. The gross margin increase for the three months ended
November 24, 2001 was primarily the result of the inclusion of the ECI operations for this period. Excluding ECI, gross margin for the three months ended November 24, 2001 would have been 46.8%, a 2.0 percentage point increase from the three months ended November 25, 2000. The increase, excluding ECI, was primarily the result of a decrease in class ring labor costs, as a result of increased manufacturing efficiencies, and a decrease in class ring material costs, each of which favorably impacted our class rings margin. The higher gross margin in class rings was partially offset by a decrease in gross margin in graduation products as a result of timing of returns. Also, gross margins of personalized family jewelry, affinity and sports jewelry and yearbooks declined as a result of a decrease in the net sales for the three months ended
November 24, 2001 as compared to the three months ended November 25, 2000.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $2.9 million, or 9.8%, to $32.4 million for the three months ended November 24, 2001 from $29.5 million for the three months ended November 25, 2000. As a percentage of net sales, however, selling, general and administrative expenses decreased 4.1 percentage points for the three months ended November 24, 2001 compared with the three months ended November 25, 2000. Included in selling, general and administrative expenses are two sub-categories: selling and marketing expenses and general and administrative expenses. Selling and marketing expenses increased $2.6 million to $22.6 million, or 29.1% of net sales, for the three months ended
November 24, 2001 from $20.0 million, or 31.1% of net sales, for the three months ended November 25, 2000. Excluding ECI, selling and marketing expenses would have increased to 31.8% of net sales from 31.0% of net sales for the three months ended November 25, 2000. General and administrative expenses for the three months ended November 24, 2001 were $9.8 million, or 12.7% of net sales, as compared to $9.5 million, or 14.8% of net sales, for the three months ended November 25, 2000. Excluding ECI, general and administrative expenses for the three months ended November 24, 2001 would have been 13.6% of net sales, a
1.3 percentage point decrease from the three months ended November 25, 2000. This decrease in general and administrative expenses as a percentage of net sales was a result of synergy savings realized from the Taylor Acquisition.

    OPERATING INCOME (LOSS). As a result of the foregoing, operating income was $9.2 million, or 11.9% of net sales, for the three months ended November 24, 2001 as compared with an operating loss of $0.7 million, or 1.2% of net sales, for the three months ended November 25, 2000. The scholastic products segment reported operating income of $1.1 million for the three months ended
November 24, 2001 as compared with $0.4 million for the three months ended November 25, 2000. The recognition and affinity products segment reported operating income of $8.1 million for the three months ended November 24, 2001 as compared with an operating loss of $1.2 million for the three months ended November 25, 2000.

    INTEREST EXPENSE, NET. Net interest expense was $5.9 million for the three months ended November 24, 2001 and November 25, 2000. The average debt outstanding for the three months ended November 24, 2001 and the three months ended November 25, 2000 was $225.9 million and $197.0 million, respectively. The weighted average interest rate of debt outstanding for the three months ended November 24, 2001 and the three months ended November 25, 2000 was 10.4% and 11.8%, respectively.

    PROVISION FOR INCOME TAXES. For the three months ended November 24, 2001 and the three months ended November 25, 2000, we expensed $120,000 and $369,000, respectively, for state income taxes. There is no federal income tax provision or benefit as a valuation reserve exists due to our historical net operating losses.

    NET INCOME (LOSS). As a result of the foregoing, we reported net income of $3.2 million for the three months ended November 24, 2001 as compared to a net loss of $7.0 million for the three months ended November 25, 2000.

YEAR ENDED AUGUST 25, 2001 COMPARED WITH YEAR ENDED AUGUST 26, 2000

    NET SALES. Net sales increased $99.2 million, or 54.4%, to $281.5 million in 2001 from $182.3 million in 2000. This improvement was primarily the result of the inclusion of Taylor for a full 12 months of operations in 2001 compared to only one month in 2000.

    The following details the changes in net sales during such periods by business segment.

    SCHOLASTIC PRODUCTS. Net sales increased $95.6 million, or 58.5%, to $258.9 million in 2001 from $163.3 million in 2000, primarily as a result of the Taylor Acquisition with yearbook net sales increasing

$94.7 million in 2001 as compared to 2000. The net sales for the in-school high school segment in both class rings and graduation products increased
$4.9 million as a result of increased prices and unit volume. This increase was offset by a decline in net sales of retail high school class rings of $1.9 million and net sales of college rings of $2.1 million.

    RECOGNITION AND AFFINITY PRODUCTS. Net sales increased $3.7 million, or 19.4%, to $22.6 million in 2001 from $18.9 million in 2000. The increase was the result of $6.9 million of net sales related to the Taylor Acquisition and $0.7 million of net sales attributable to the ECI Acquisition. This increase was partially offset by lower sales of personalized family jewelry and fan affinity and sports jewelry.

    GROSS PROFIT. Gross margin was 49.6% in 2001, a 6.0 percentage point decline from 55.6% in 2000. The gross margin decline in 2001 was primarily the result of the inclusion of a full 12 months of Taylor operations compared to only one month in 2000. Excluding Taylor and ECI, the 2001 gross margin would have been 57.4%, or 0.6 percentage points better than 2000. This increase in margin in 2001 (excluding Taylor and ECI) was primarily the result of favorable material costs, a net price increase and favorable operating costs, each of which favorably impacted our class rings margins and increased manufacturing efficiencies for our graduation products.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $34.3 million, or 40.1%, to $119.9 million in 2001 from $85.6 million in 2000. As a percentage of net sales, however, selling, general and administrative expenses decreased 4.3 percentage points in 2001 as compared to 2000. Selling and marketing expenses increased $24.4 million to $82.7 million, or 29.4% of net sales, in 2001 from $58.3 million, or 32.0% of net sales, in 2000. Excluding Taylor and ECI, the selling and marketing expenses would have increased to 33.8% of net sales from 29.4% of net sales as a result of management plans to grow the business. General and administrative expenses increased $9.9 million to $37.2 million, or 13.2% of net sales, in 2001 from $27.3 million, or 14.9% of net sales in 2000. This decrease in general and administrative expenses as a percentage of net sales was a result of synergy savings realized from the Taylor Acquisition and additional efficiency savings as a result of a computer system conversion in July 1999.

    OPERATING INCOME (LOSS). As a result of the foregoing, operating income was $19.6 million, or 7.0% of net sales, in 2001 as compared with $15.8 million, or 8.7% of net sales, in 2000. The scholastic products segment reported operating income of $21.6 million in 2001 compared with $12.5 million in 2000. The recognition and affinity products segment reported operating loss of $2.0 million in 2001 compared with operating income of $3.3 million in 2000.

    INTEREST EXPENSE, NET. Net interest expense was $22.8 million in 2001 compared with $15.7 million in 2000. The $7.1 million increase in interest expense was a result of the increase in debt outstanding as a result of the Taylor Acquisition and the ECI Acquisition. The average debt outstanding during 2001 and 2000 was $201.2 million and $138.6 million, respectively. The weighted average interest rate of debt outstanding as of August 25, 2001 and August 26, 2000 was 11.4% and 11.3%, respectively.

    PROVISION (BENEFIT) FOR INCOME TAXES. For 2001, we expensed $133,000 related to state income taxes. There is no federal income tax benefit as a valuation allowance exists due to our historical net operating losses. For 2000, we recorded a tax provision of $330,000 related to state taxes, net of tax related to the utilization of net operating losses related to the gain on extinguishment of debt, discussed below.

    GAIN ON EXTINGUISHMENT OF DEBT, NET OF INCOME TAXES. In 1996, our subsidiary CBI issued $90 million in aggregate principal amount of 11% senior subordinated notes, which are sometimes referred to as the 1996 Notes. On
July 27, 2000, TP Holding Corp., the direct parent of Taylor, purchased $48.6 million in principal amount of the 1996 Notes at a purchase price equal to 82% of the principal amount of the notes. As a result of the Taylor Acquisition, the transaction was considered an extinguishment of debt and resulted in an extraordinary gain on the sale of the notes of approximately
$6.7 million, net of tax.

    NET INCOME (LOSS). As a result of the foregoing, we reported net loss of $3.3 million in 2001 as compared to net income of $6.5 million in 2000.

YEAR ENDED AUGUST 26, 2000 COMPARED WITH YEAR ENDED AUGUST 28, 1999

    NET SALES. Net sales increased $13.4 million, or 7.9%, to $182.3 million in 2000 from $168.9 million in 1999.

    The following details the changes in net sales during such periods by business segment.

    SCHOLASTIC PRODUCTS. Net sales increased $12.6 million, or 8.4%, to $163.3 million in 2000 from $150.7 million in 1999, primarily as a result of the inclusion of one month of Taylor operations. In addition, net sales increased as a result of price increases in in-school high school class rings and graduation products offset by a slight decrease in retail high school ring net sales and college class ring net sales.

    RECOGNITION AND AFFINITY PRODUCTS. Net sales increased $0.8 million, or 4.4%, to $18.9 million in 2000 from $18.1 million in 1999, primarily as a result of an increase in volume of personalized family jewelry.

    GROSS PROFIT. Gross margin was 55.6% in 2000, a 1.0 percentage point decline from 56.6% in 1999. Excluding the result of one month of Taylor operations as a result of the acquisition, gross margin for 2000 would have been 56.6%, the same as 1999. The gross margin in scholastic products in 2000 increased a net 0.4 percentage points as a result of a decrease in raw material costs and an overall net selling price increase, but was partially offset by an increase in labor costs in the Austin area. The higher gross margin in scholastic products was offset by a decrease in gross margins of recognition and affinity product jewelry and graduation products.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 0.6%, to $85.6 million in 2000 from $85.1 million in 1999. As a percentage of net sales, selling, general and administrative expenses decreased 3.4 percentage points in fiscal 2000 from 1999. Selling and marketing expenses increased $1.7 million to $58.3 million, or 32.0% of net sales, in 2000 from $56.6 million, or 33.5% of net sales, in 1999. The 1.5 percentage points decline as a percentage of net sales was primarily due to cost reduction initiatives during March 1999 that reduced advertising costs, and other expenses. General and administrative costs in 2000 were $27.3 million, or 14.9% of net sales, as compared to $28.5 million, or 16.8% of net sales, in 1999. The 1.9 percentage points decline in general and administrative expenses as a percentage of net sales was the result of a reduction in information technology expenses as a result of a computer conversion project in July 1999 and a related reduction in consultant fees and the cost reduction initiative during March 1999 that reduced general and administrative costs.

    OPERATING INCOME (LOSS). As a result of the foregoing, operating income was $15.8 million, or 8.7% of net sales, in 2000 as compared with $10.5 million, or 6.2% of net sales, in 1999. The scholastic products segment reported operating income of $12.5 million in 2000 compared with $7.8 million in 1999. The recognition and affinity products segment reported operating income of $3.3 million in 2000 compared with $2.7 million in 1999.

    INTEREST EXPENSE, NET. Net interest expense was $15.7 million in 2000 compared with $14.6 million in 1999. The average debt outstanding during 2000 and 1999 was $138.6 million and $142.6 million, respectively. The weighted average interest rate of debt outstanding as of August 26, 2000 and August 28, 1999 was 11.3% and 10.2%, respectively.

    PROVISION (BENEFIT) FOR INCOME TAXES. For 1999, we expensed $120,000, related to state income taxes. There is no federal income tax benefit as a valuation allowance exists due to our historical net operating losses. For 2000, we recorded a tax provision of $330,000 related to state taxes, net of tax related to the utilization of net operating losses related to the gain on extinguishment of debt discussed below.

    GAIN ON EXTINGUISHMENTS OF DEBT, NET OF INCOME TAXES. On July 27, 2000, TP Holding Corp. purchased $48.6 million in principal amount of the 1996 Notes, at a purchase price equal to 82% of the principal amount of the notes. As a result of the Taylor Acquisition, the transaction was considered an extinguishment of debt and resulted in an extraordinary gain on the sale of the notes of approximately $6.7 million, net of tax.

    NET INCOME (LOSS). As a result of the foregoing, net income was $6.5 million in 2000 as compared to net loss of $4.2 million in 1999.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES. Operating activities provided cash of $5.6 million for the three months ended November 24, 2001 as compared with $0.4 million for the three months ended November 25, 2000. The $5.2 million increase in cash provided by operating activities was primarily attributable to an increase in operating cash from net income before depreciation, amortization and other non-cash charges of $11.7 million and a decrease in cash used due to a change in accounts receivable of $6.4 million. These increases were partially offset by a decrease in bank overdraft, accounts payable, accrued expenses and other long-term liabilities of $11.4 million and an increase in inventories, prepaids and other assets of $1.5 million. Operating activities provided cash flows of $10.3 million for fiscal 2001 as compared to $9.4 million of cash used in operations for fiscal 2000. The $19.6 million increase in cash flows from operating activities between the two periods was primarily the result of an increase in operating cash from net income before depreciation, amortization and other non-cash charges of $6.7 million, an increase in bank overdraft, accounts payable, accrued expenses and other long-term liabilities of $22.8 million and an increase in inventories, prepaids and other assets of $3.8 million, partially offset by a decrease in cash due to the change in accounts receivable of $13.7 million. For fiscal 2000, operating activities used cash of $9.4 million as opposed to providing cash of $1.1 million for fiscal 1999. The $10.5 million decrease in cash provided by operating activities between the two periods was due to an increase in cash used due to an increase in inventories, prepaids and other current and long-term assets of $5.3 million and a decrease in bank overdraft, accounts payable, accrued expenses and other long-term liabilities of $19.3 million, partially offset by an increase in net income before depreciation, amortization and other non-cash charges of $5.1 million and a decrease in receivables of $9.0 million.

    INVESTING ACTIVITIES. Capital expenditures for the three months ended November 24, 2001 and November 25, 2000 were $2.1 million and $1.9 million, respectively. Capital expenditures in 2001, 2000 and 1999 were $7.5 million, $5.1 million and $9.8 million, respectively. The increase in capital expenditures in 2001 of $2.4 million as compared to 2000 was primarily attributable to capital expenditures related to the Taylor Acquisition and the increased tooling cost due to the new BALFOUR IDENTITY high school ring series. Also affecting investing activities in 2001 and 2000 was the Taylor Acquisition, and also affecting investing activities in 2001 was the ECI Acquisition. The majority of the

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$4.7 million decrease in 2000 from 1999 was attributable to capital expenditures in 1999 related to a computer systems conversion that was completed in July 1999. Our projected capital expenditures for 2002 are expected to be $12.0 million.

    FINANCING ACTIVITIES. Net cash used in financing activities was $1.3 million for the three months ended November 24, 2001 and net cash provided by financing activities was $3.0 million for the three months ended
November 25, 2000. Net cash provided from financing activities in 2001, 2000 and 1999 was $48.4 million, $14.7 million and $8.5 million, respectively. In 2001, in connection with the acquisition of ECI, we entered into the second amended and restated credit agreement whereby we borrowed approximately $27.3 million to fund a portion of the acquisition. In addition, CHPIII provided us with approximately $24.5 million in cash in return for the issuance of a bridge note representing an obligation of $8.5 million and the issuance of series A preferred stock and common stock for $16.0 million. In 2000, as a result of the acquisition of Taylor, Taylor Holding Corp.'s credit agreement was amended and restated to include CBI as a borrower. In addition, incremental borrowings of approximately $62.6 million were made to repay existing debt of CBI and to repurchase a portion of the outstanding 1996 Notes. In June 1999, CHPII contributed cash of $8.4 million in exchange for the issuance of series A preferred shares of CBI.

    CAPITAL RESOURCES. In connection with the Taylor Acquisition, we amended and restated our original credit agreement as of July 27, 2000 and increased the amounts available under the term loan A, term loan B and the revolving credit facility. On March 31, 2001, in connection with the ECI Acquisition, we entered into a second amendment to the credit agreement to increase the amounts available under the term loan A and term loan B. As of November 24, 2001, we had approximately $54.0 million, $64.2 million and $35.0 million outstanding under our term loan A, term loan B and revolving credit facility, respectively. This facility was repaid with the proceeds that we received from the issuance of the Original Notes and, upon consummation of the issuance of the Original Notes, we simultaneously entered into our new senior secured credit facility. See "Description of Certain Indebtedness--New Facility."

    In connection with the Taylor Acquisition, CBI signed a gold consignment financing agreement with a bank. Under its gold consignment financing agreement, CBI has the ability to have on consignment the lowest of (i) the dollar value of 27,000 troy ounces of gold, (ii) $10.1 million and (iii) a borrowing base, determined based upon a percentage of gold located at CBI's facilities and other approved locations, as specified by the agreement. Under the terms of the consignment arrangement, CBI does not own the consigned gold nor have risk of loss related to such inventory until the money is received by the bank from CBI in payment for the gold purchased. Accordingly, CBI does not include the values of consigned gold in its inventory or the corresponding liability for financial statement purposes. As a result, as of November 25, 2000 and November 24, 2001, CBI held approximately 18,000 ounces and 23,000 ounces, respectively, of gold valued at $4.9 million and $6.2 million, respectively, on consignment from the bank.

    As of November 24, 2001, TP Holding Corp. had convertible subordinated bridge promissory notes owing to CHPIII, one of our stockholders, of approximately $18.5 million in the aggregate, including accrued interest, which are due on February 28, 2003. The bridge promissory notes bear interest at 12% per annum, which is added to the outstanding balance of the notes on the last day of each month. We repaid these notes with the proceeds that we received from the issuance of the Original Notes.

    In addition, as of November 24, 2001, we had a convertible subordinated bridge promissory note due to CHPIII of approximately $9.2 million, including accrued interest, which was due on February 28, 2003. The bridge promissory note bears interest at 12% per annum, which is added to the outstanding balance of the notes on the last day of each month. We repaid this note with the proceeds that we received from the issuance of the Original Notes.

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
    On October 19, 2001, CHPIII provided a letter of forbearance to us for the two TP Holding Corp. and the one American Achievement convertible subordinated bridge promissory notes, which are referred to as the Bridge Notes, whereby CHPIII had agreed to: (a) extend the maturity on all outstanding principal and accrued interest on the Bridge Notes to February 28, 2003, (b) extend the maturity date on all additional interest earned on the Bridge Notes from August 26, 2001 through the maturity date to February 28, 2003, (c) maintain the stated interest rate of 12% per annum through maturity, (d) waive any and all prior Events of Defaults, as defined in the Bridge Notes, through October 19, 2001 and (e) remove as an Event of Default, as defined in the Bridge Notes, our nonpayment of principal or interest prior to February 28, 2003.

    Cash generated from operating activities and availability under our credit facilities have been our principal sources of liquidity. Our liquidity needs arise primarily from debt service, working capital, capital expenditure and general corporate requirements. As of November 24, 2001, on a pro forma basis, we had approximately $22.0 million available under our new senior secured credit facility. We believe that cash flow from our operating activities combined with the availability of funds under our credit facility will be sufficient to support our operations and liquidity requirements for the foreseeable future.

NEW ACCOUNTING PRONOUNCEMENTS

    On July 23, 2001, the Financial Accounting Standards Board released for issuance SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations subsequent to June 30, 2001, be accounted for under the purchase method of accounting. The pooling-of-interests method is no longer allowed. Under SFAS
No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.

    We anticipate adopting SFAS No. 142 beginning on September 1, 2002, the first day of fiscal year 2003. We are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on our financial position and results of operations. The impact of adoption may be material. Upon adoption of these standards, goodwill amortization will cease and certain intangibles such as workforce in place will be reclassified into goodwill.

    In August 2001, the Financial Accounting Standards Board released SFAS
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 establishes a single accounting model, based upon the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. SFAS No. 144 broadens the presentation of discontinued operations to include more disposal transactions, and also provides additional implementation guidance for SFAS No. 121. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. We anticipate adopting SFAS No. 144 effective September 1, 2002, and we do not expect the adoption to have a material impact on our financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    INTEREST RATE RISK. We have market risk exposure from changes in interest rates on our variable rate debt. Our policy is to manage interest rate exposure through the use of a combination of fixed and floating rate debt instruments and through the use of interest rate swaps. Our credit agreement and our gold consignment agreement are variable rate facilities. The interest rates under these facilities are based on a floating benchmark rate (such as LIBOR or the Federal Funds rate) plus a fixed spread. We do not use derivatives or other financial instruments for trading purposes. Upon consummation of the issuance of the Original Notes we terminated approximately $1.7 million of our existing swap agreements and interest rate swaps representing a notional amount of approximately $25.0 million remained in place.

    Our derivatives and other financial instruments subject to interest rate risk consist of long-term debt (including current portion), interest rate swaps and notional amount under the gold consignment agreement. The net market value of these financial instruments at November 24, 2001 represented a net liability of $2.6 million.

    If the interest rate on our variable debt increased or decreased by 1% in 2001, our interest expense would have changed by approximately $0.9 million for 2001. As of August 25, 2001, August 26, 2000 and August 28, 1999, the fair value of our debt approximated its carrying value and is estimated based on quoted market prices for comparable instruments.

    SEMI-PRECIOUS STONES. We purchase the majority of our semi-precious stones from a single source supplier in Germany. We believe that all of our major competitors purchase their semi-precious stones from this same supplier. The purchases are payable in Euros. In order to hedge our market risk, we have purchased forward Euro contracts. During 2001, we purchased a total of $2.0 million in forward Deutsche Mark contracts with various maturity dates resulting in a net gain of $0.1 million. For 1999 and 2000, we did not purchase any forward Deutsche Mark contracts.

    GOLD. We purchase all of our gold requirements from The Bank of Nova Scotia through our revolving credit and gold consignment agreement. We consign the majority of our gold from The Bank of Nova Scotia and pay for gold as the product is shipped to customers and as required by the terms of the gold consignment agreement. As of November 24, 2001, we had hedged our gold requirements for the fiscal year ending August 31, 2002 by covering the majority of our estimated gold requirements through the purchase of gold options. At November 24, 2001, we held options to purchase 43,500 ounces of gold at an average price of $300 per ounce which expire on a monthly basis from December 2001 through July 2002.

                               THE EXCHANGE OFFER

GENERAL

    We sold the Original Notes on February 20, 2002 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the Original Notes subsequently resold them to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

    In connection with the sale of Original Notes to the initial purchasers, the holders of the Original Notes became entitled to the benefits of an A/B exchange registration rights agreement dated February 20, 2002 among us, some of our subsidiaries and the initial purchasers.

    Under the registration rights agreement, we became obligated to file a registration statement in connection with an exchange offer within 90 days after the issue date and use our reasonable best efforts to cause the exchange offer registration statement to become effective within 150 days after the issue date. The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders known to us.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer.

    Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution" for additional information.

    We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of the acceptance of those notes to the exchange agent. The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the New Notes from the issuer and delivering New Notes to those holders.

    If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "--Conditions" without waiver by us, certificates for any of those unaccepted Original Notes will be returned, without expense, to the tendering holder of any of those Original Notes as promptly as practicable after the expiration date.

    Holders of Original Notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, in accordance with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than taxes applicable to holders in connection with the exchange offer. See "--Fees and Expenses."

SHELF REGISTRATION STATEMENT

    If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect the exchange offer; or (2) the exchange offer is not consummated within 180 days of the original issue date of the Original Notes (the "Issue Date"); or (3) in certain circumstances, certain holders of unregistered New Notes so request; or
(4) in the case of any holder that participates in the exchange offer, such holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours or within the meaning of the Securities Act), then in each case, we will (x) promptly deliver to the holders and the Trustee written notice thereof, and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the notes (the "Shelf Registration Statement") and (b) use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable notes have been sold thereunder.

    We will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

    We will, if and when we file the shelf registration statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the Original Notes. A holder that sells Original Notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers. A seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the Original Notes also will be bound by applicable provisions of the registration rights agreement, including indemnification obligations. In addition, each holder of Original Notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its Original Notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

ADDITIONAL INTEREST

    If we fail to meet the targets listed in the two paragraphs immediately preceding this paragraph, then additional interest ("Additional Interest") shall become payable in respect of the notes as follows:

    1. if (A) a registration statement on an appropriate registration form with respect to the Exchange Offer (the "Exchange Offer Registration Statement") is not filed with the SEC on or prior to 90 days after the Issue Date or
(B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    2. if (A) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to 150 days after the Issue Date or
(B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the date required by the Registration Rights Agreement, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first
90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    3. if (A) we have not exchanged New Notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 180th day after the Issue Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 181st day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the notes may not accrue under more than one of the foregoing clauses (1) - (3) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.5% per annum; PROVIDED, FURTHER, HOWEVER, that (a) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (2) above), or (c) upon the exchange of New Notes for all notes tendered (in the case of clause (3) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (3) (B) above), Additional Interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    No Additional Interest shall accrue with respect to notes that are not Registrable Notes, as defined in the Registration Rights Agreement.

    Any amounts of Additional Interest due pursuant to clause (1), (2) or
(3) above will be payable in cash on the same original interest payment dates as the notes.

    The sole remedy available to the holders of the notes will be that described above.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The term "expiration date" means 5:00 p.m., New York City time, on,
            , 2002 unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

    In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right:

    (a) to delay accepting of any Original Notes, to extend the exchange offer or to terminate the exchange offer and not accept Original Notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    (b) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes.

    We will notify you as promptly as practicable of any delay in acceptance, extension, termination or amendment. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner intended to inform the holders of the Original Notes of the amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during the extension period.

    Without limiting the manner in which we may choose to publicly announce any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate that announcement, other than by making a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signatures on the letter of transmittal guaranteed if required by instruction 3 of the letter of transmittal; and

    - mail or otherwise deliver the letter of transmittal or the facsimile in connection with a book-entry transfer, together with the Original Notes and any other required documents.

To be validly tendered, the documents must reach the exchange agent by or before 5:00 p.m. New York City time, on the expiration date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent on or prior to the expiration date.

    The tender by a holder of Original Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

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
    Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their brokers, dealers, commercial banks, trust companies or nominees to effect the tender for those holders.

    The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent by or before 5:00 p.m. New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.

    Only a holder of Original Notes may tender Original Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Original Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

    Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. If the beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "eligible institution," unless the Original Notes are tendered: (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or (b) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, are required to be guaranteed, the guarantee must be by an eligible institution.

    If the letter of transmittal is signed by a person other than the registered holder of any Original Notes listed therein, those Original Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes that person to tender the Original Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Original Notes.

    If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate that when signing, and unless waived by us, submit evidence satisfactory to us of their authority to act with the letter of transmittal.

    All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine.

None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give notification. Tenders of Original Notes will not be deemed to have been made until irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of Original Notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right in our sole discretion to:

    (a) purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreements; and

    (b) to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

    By tendering Original Notes pursuant to the exchange offer, each holder will represent to us that, among other things,

    (a) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder;

    (b) the holder is not engaged in and does not intend to engage in a distribution of the New Notes;

    (c) the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes; and

    (d) the holder is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if the holder is an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

BOOK-ENTRY TRANSFER

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at DTC for the purpose of facilitating the exchange offer, and upon the establishment of those accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account with respect to the Original Notes in accordance with DTC's procedures for transfers. Although delivery of the Original Notes may be effected through book-entry transfer into the exchange agent's account at the depository trust company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to the depository trust company does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Original Notes and

    (a) whose Original Notes are not immediately available or

    (b) who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, may effect a tender if:

       (1) the tender is made through an eligible institution;

       (2) on or prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Original Notes, the certificate number or numbers of the Original Notes and the principal amount of Original Notes tendered stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the Original Notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

       (3) the properly completed and executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered Original Notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time by or prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

    To withdraw a tender of Original Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus by 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (a) specify the name of the depositor, who is the person having deposited the Original Notes to be withdrawn;

    (b) identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (c) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the depositor withdrawing the tender; and

    (d) specify the name in which any such Original Notes are being registered if different from that of the depositor.

    All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any Original

Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no New Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any New Notes for any Original Notes, and may terminate or amend the exchange offer on or before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

    If we determine in our reasonable discretion that the foregoing condition exists, we may:

    - refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

    - extend the exchange offer and retain all Original Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the Original Notes to withdraw their tendered Original Notes; or

    - waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

    Pursuant to the registration rights agreement, we are required to use our reasonable best efforts to file with the SEC a shelf registration statement with respect to the Original Notes on or prior to the 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) of the Registration Rights Agreement, and thereafter use our reasonable best efforts to cause the shelf registration statement declared effective on or prior to the 150th day after the filing date, if:

    (a) the exchange offer is not permitted by law or applicable interpretations of the staff of the SEC; or

    (b) the exchange offer is not consummated within 180 days of the Issue Date; or

    (c) certain holders of unregistered New Notes so request; or

    (d) in the case of any holder that participates in the exchange offer, such holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities Laws (other than due solely to the status of such holder as an affiliate of our) or within the meaning of the Securities Act.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer, and is also the trustee under the indenture under which the New Notes will be issued. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to Enrique Lopez, addressed as follows:

                         For information by Telephone:
                                 (212) 235-2360

By Mail:                                   By Hand or Overnight Delivery
The Bank of New York                       Service:
15 Broad Street                            The Bank of New York
16th Floor                                 15 Broad Street
New York, New York 10007                   16th Floor
Attn: Enrique Lopez, Reorganization        New York, New York 10007
                                           Attn: Enrique Lopez, Reorganization

                           By Facsimile Transmission:
                                 (212) 235-2261
                            (Telephone Confirmation)
                                 (212) 235-2360

FEES AND EXPENSES

    We have agreed to bear the expenses of the exchange offer pursuant to the registration rights agreement. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

    The cash expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of The Bank of New York as exchange agent, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Original Notes who are eligible to participate in the exchange offer but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be restricted for transfer. Accordingly, such Original Notes may be resold only:

    (a) to us, upon redemption of the Original Notes or otherwise;

    (b) so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A;

    (c) in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

    (d) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (e) under an effective registration statement under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

    We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

    Participation in the exchange offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                                    BUSINESS

    We are one of the leading manufacturers and suppliers of class rings, yearbooks, graduation products, achievement publications and recognition and affinity jewelry in the United States. Many of our products have leading market share positions that have been developed over many years and are marketed under well-known names such as ARTCARVED, BALFOUR, KEEPSAKE, TAYLOR PUBLISHING and WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS. Our BALFOUR and ARTCARVED brand names, for example, have been identified with class rings for over 85 years and 45 years, respectively, and the TAYLOR PUBLISHING brand name has been identified with yearbooks for over 60 years. We distribute our products through various distribution channels, including directly to students and through college bookstores, mass merchandisers, approximately 5,100 independent jewelry stores, many of the nation's largest jewelry chains and direct marketing. Based on the number of units sold, we believe that we were the second largest provider of class rings and yearbooks in the United States during the 2000-2001 school year, accounting for approximately 35% and 20% of these markets, respectively.

    Our two principal business segments are: scholastic products and recognition and affinity products. Our scholastic products segment consists of three principal categories: class rings, yearbooks and graduation products, the last of which includes fine paper products and graduation accessories. The scholastic products segment serves the high school, college and, to a lesser extent, the elementary and junior high school markets and accounted for approximately 88% of our net sales for the twelve months ended November 24, 2001.

    Recognition and affinity products include publications that recognize the academic achievement of top students at the high school and college levels, as well as the nation's most inspiring teachers, jewelry commemorating family events such as the birth of a child, fan affinity jewelry and related products and professional sports championship rings such as World Series, Super Bowl and Stanley Cup rings. This segment accounted for approximately 12% of our net sales for the twelve months ended November 24, 2001.

    In December 1996, Castle Harlan, Inc., a leading New York private equity firm, through its affiliate CHPII, acquired substantially all of the ArtCarved operations of CJC Holdings, Inc. and the Balfour operations of the L.G. Balfour Company, Inc. Castle Harlan's investment strategy has focused on building a scale competitor in the commemorative products industry that can provide an extensive range of products and services. On June 27, 2000, American Achievement Corporation was formed as a holding company for the CBI operations and future acquisitions. Since then, we have made several strategic acquisitions and have introduced new, complementary products across our brands and product lines to enhance our market position. The following table summarizes our history and acquisition rationale.

      COMPANY            ACQUIRED      ESTABLISHED            ACQUISITION RATIONALE
--------------------  --------------   -----------   ----------------------------------------
Balfour               December 1996       1913       Established a leading position in the
                                                     high school and college class ring
                                                     markets and in the graduation products
                                                     market, with a network of independent
                                                     sales representatives who market
                                                     products directly in-school. Also
                                                     combined with ArtCarved to provide more
                                                     efficient ring manufacturing.

      COMPANY            ACQUIRED      ESTABLISHED            ACQUISITION RATIONALE
--------------------  --------------   -----------   ----------------------------------------
ArtCarved             December 1996       1954       Combined with Balfour to further
                                                     strengthen our position in both the high
                                                     school and college class rings markets
                                                     and to expand distribution to retail
                                                     stores and college bookstores.

Taylor Publishing     July 2000           1939       Established a leadership position as a
                                                     publisher of scholastic yearbooks. The
                                                     addition of Taylor created a scale
                                                     competitor to better capitalize on
                                                     opportunities in the scholastic products
                                                     market and provided us with significant
                                                     cross-selling opportunities.

ECI                   March 2001          1967       Established a leadership position in the
                                                     achievement directory publishing niche.
                                                     The acquisition also expanded our
                                                     product offerings and further solidified
                                                     our position in the high school and
                                                     college commemorative products markets.

BUSINESS SEGMENTS

    The following table presents an overview of our business segments, including the pro forma net sales of each segment for the twelve months ended
November 24, 2001.

                                                PRIMARY PRODUCT LINES AND PRINCIPAL
         BUSINESS SEGMENT                                   BRAND NAMES
----------------------------------  ------------------------------------------------------------
SCHOLASTIC PRODUCTS
($258.9 MILLION)

    Class rings                     ARTCARVED, BALFOUR, CLASS RINGS, LTD., KEYSTONE, MASTER
                                    CLASS RINGS and R. JOHNS high school class rings; ARTCARVED and BALFOUR college class rings.

    Yearbooks                       Taylor Publishing yearbooks primarily for high schools and colleges.

    Graduation products             ARTCARVED (college) and BALFOUR (high school) graduation
                                    products, including customized graduation announcements,
                                    name cards, thank-you stationery, diplomas, mini-diplomas, certificates, appreciation gifts, diploma covers and other fine paper accessory items.

RECOGNITION AND
AFFINITY PRODUCTS
($36.2 MILLION)

    Achievement publications        WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS, THE NATIONAL
                                    DEAN'S LIST and WHO'S WHO AMONG AMERICA'S TEACHERS.

    Jewelry                         CELEBRATIONS OF LIFE, GENERATIONS OF LOVE and NAMESAKE
                                    personalized family jewelry; BALFOUR SPORTS licensed
                                    consumer sports jewelry; and BALFOUR and KEEPSAKE
                                    professional sports championship jewelry.

INDUSTRY OVERVIEW

  SCHOLASTIC PRODUCTS

    We estimate that the size of the U.S. scholastic products market, excluding photography, was approximately $1.3 billion during the 2000-2001 school year. The principal products in this category are class rings and yearbooks, which we estimate each accounted for approximately $500 million of the total. The remainder consisted of graduation products. Due to the pride and sentiment associated with products such as class rings, yearbooks, graduation products and achievement publications, we believe that revenues are driven more by demographics than by the overall state of the economy, thus lessening the impact of economic cycles.

    Over the next several years, the U.S. Department of Education projects that the number of U.S. high school graduates and college graduates earning bachelor degrees will increase at a 1.32% and 1.43% compounded annual growth, respectively, between 2000 and 2008. We believe that these projections reflect a stable and strong foundation for continued growth in the scholastic products industry.

                                                                  BACHELOR DEGREES
                                 HIGH SCHOOL GRADUATES                GRANTED
            YEAR                     (IN THOUSANDS)                (IN THOUSANDS)
            ----              ----------------------------  ----------------------------
            1997*                        2,612                         1,173
            1998*                        2,704                         1,184
            1999*                        2,762                         1,186
            2000                         2,820                         1,193
            2001                         2,820                         1,209
            2002                         2,849                         1,227
            2003                         2,916                         1,241
            2004                         2,921                         1,251
            2005                         2,929                         1,275
            2006                         2,986                         1,294
            2007                         3,054                         1,318
            2008                         3,132                         1,337

    Source: U.S. Department of Education.

    * Actual

    Scholastic products are differentiated primarily on the basis of quality, marketing, customer service and, to a lesser extent, price. We estimate that approximately 75% of high school class rings are sold directly to students through independent sales representatives and 25% are sold through retail channels. College class rings are sold primarily through college bookstores. Yearbooks are sold directly to schools under exclusive annual contracts through independent sales representatives. Graduation products are sold primarily through independent sales representatives directly to the student at the high school level and through bookstores at the college level.

  RECOGNITION AND AFFINITY PRODUCTS

    The market for recognition and affinity products is highly fragmented and consists of several niche markets. Each niche tends to be served by a small number of companies. However, we have limited competition for our student achievement publications, with only a small percentage of the high school and college students included in our publications also included in the publications of our competitors. We have no direct competition in the teacher recognition market. We believe that the market for recognition and affinity products is large and capable of significant growth since most of the niches have a large target audience that is underserved. The manner in which recognition and affinity products are differentiated varies by product category, although quality and selection generally are the two most important factors. The channels through which recognition products are sold also vary. Achievement publications are sold directly to consumers. Other recognition and affinity products are sold through numerous channels, including retail stores, direct marketing and catalogs.

COMPETITIVE STRENGTHS

    LEADING MARKET POSITIONS AND WELL-KNOWN BRAND NAMES. We have a leading market position in each of our principal business lines. These market positions have been built over many years of delivering quality products and service to our customers. Based on the number of units sold, we believe that we were the second largest provider of class rings and yearbooks in the United States during the 2000-2001 school year, accounting for approximately 35% and 20% of these markets, respectively. In addition, we believe that we had the leading market share in college class ring sales and in high school class ring sales through retail stores during the 2000-2001 school year. We also have the leading market positions in achievement publications for the high school, college and teacher markets. We market our products under well-established brand and trade names including ARTCARVED, BALFOUR, KEEPSAKE, TAYLOR PUBLISHING and WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS. Our BALFOUR and ARTCARVED brand names, for example, have been identified with class rings for over 85 years and 45 years, respectively, and the TAYLOR PUBLISHING brand name has been identified with yearbooks for over 60 years.

    POSITIVE INDUSTRY FUNDAMENTALS. The market for scholastic products historically has been characterized by stable revenues and cash flows. Due to the pride and sentiment associated with products such as class rings, yearbooks, graduation products and achievement publications, we believe that revenues are driven more by demographics than by the overall state of the economy, thus lessening the impact of economic cycles. The U.S. Department of Education has projected that the number of high school graduates and college graduates earning bachelor degrees will increase at a 1.32% and a 1.43% compound annual growth rate, respectively, between 2000 and 2008. We believe that these projections reflect a strong foundation for continued growth in the scholastic products industry and in the market for our achievement publications.

    WELL-ESTABLISHED INFRASTRUCTURE. Our business consists of an extensive network of sale representatives and a large base of fixed assets that would be very costly and time consuming for potential new competitors to replicate. We currently have over 210 independent high school class ring sales representatives and over 200 independent yearbook sales representatives with average tenures at our company of approximately 14 and 11 years, respectively. The longevity of our sales force has resulted in strong relationships with many of our customers and has contributed to average school retention rates in excess of 94% for high school class rings and 92% for yearbooks over the past five years. The manufacturing of class and specialty rings and publishing of yearbooks require a significant initial capital investment. We also maintain an inventory of more than 650,000 unique proprietary ring dies. In addition, both products involve a high degree of specialized skills, such as the creation of new ring dies and yearbook layout.

    LEADING RETAIL STORE PRESENCE. We believe that our strong retail distribution network for class rings distinguishes us from our competitors. We believe that we are the leading supplier of high school class rings to retail stores, where we estimate that 25% of all high school rings are sold. This distribution channel enables us to sell high school rings to students at schools where our representatives do not have relationships and to students who did not purchase a class ring at school. We distribute our class rings through many types of retail stores, including mass merchandisers, approximately 5,100 independent jewelry stores and many of the nation's largest jewelry chains. For example, we sell our high school class rings in Wal-Mart, Zales, Gordons and Sterling.

    EXPERIENCED MANAGEMENT TEAM WITH A PROVEN TRACK RECORD. We are led by an experienced management team and our seven senior officers have an average of 20 years of industry experience. Our management team has a proven track record of achieving growth, developing and maintaining strong relationships with our customers, enhancing the appeal of our products, successfully integrating business lines and introducing new products to the market.

BUSINESS STRATEGY

    We seek to increase revenues and operating efficiencies in both our scholastic and recognition and affinity products segments. We intend to achieve these objectives through the following strategies:

    LEVERAGE WELL-KNOWN BRANDS. Leveraging our well-established brands, such as ARTCARVED, BALFOUR and TAYLOR PUBLISHING, allows us to grow revenues and introduce complementary products. For example, we introduced a private label cap and gown product line under the BALFOUR name and now provide a full array of graduation products for the high school and college markets. In addition, we intend to further grow our CELEBRATIONS OF LIFE family jewelry brands by increasing the number of retail outlets that we sell through and through product extensions, including baby rings for scrapbooks, grandmother's products such as pins and pendants, daughter's rings and sweet 16 remembrances.

    CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. The recent successful integration of our ring and yearbook operations provides us with significant cross-selling opportunities. During the 2000-2001 school year, the first full school year since our purchase of Taylor, out of our approximately 6,500 school class ring accounts and 7,400 school yearbook accounts, in each instance excluding colleges, only 24% of these schools purchased both class rings and yearbooks from us. We intend to leverage the strong, long-standing relationships that many of our independent sales representatives have cultivated with their accounts to sell additional products that we offer. To implement the foregoing, we offer our sales representatives incentives to promote the cross-selling of our products in certain markets. We also have begun to train our independent sales representatives to sell multiple product lines.

    EXPAND MARKET PENETRATION. The recent successful integration of our ring and yearbook operations has also positioned us to expand into new geographic markets and increase in-school penetration. We intend to increase marketing of our products in the western and midwestern United States and recently added two new field sales managers in these targeted regions. We also intend to take steps to increase unit sales of both rings and yearbooks at schools that we service. During the 2000-2001 school year, we estimate that only slightly more than half of high school students purchased class rings and only slightly more than a half of high school students purchased yearbooks. Additionally, we are providing greater marketing support to our sales representatives, as well as to students and faculty involved in yearbook sales.

    ENHANCE CORE PRODUCTS. We frequently enhance our product lines to increase sales. For example, during the 2000-2001 school year, we successfully launched our BALFOUR IDENTITY high school class ring line, which is based on contemporary teen tastes and preferences. We believe that the new designs will enhance buy rates due to their more appealing styles. We also have invested in new technologies that we believe will enable us to increase ring customization and personalization. In addition, we have enhanced our state-of-the-art color printing press equipment and related technology for yearbook publishing. We believe that as a result of our on-going efforts to enhance the quality of our color yearbooks, schools will add more color pages, which will increase both the average contract amount and student buy rates.

    INCREASE OPERATING EFFICIENCIES. We have implemented several initiatives designed to increase our operating efficiencies. For example, as a result of the recent integration of our ring and yearbook operations, we have eliminated overlapping jobs. In addition, the state-of-the-art tooling we use in our new BALFOUR IDENTITY high school class ring line has significantly reduced unit production costs. Our installation of new color printing press equipment and related technology has significantly shortened the production run cycles for our yearbooks, which reduces printing costs. We intend to implement additional initiatives to further enhance our profitability and operating efficiencies. For example, we intend to increase the utilization of our new El Paso, Texas ring manufacturing facility, allowing us to benefit from lower labor costs, and to further utilize automation and digital imaging in yearbook production.

    CAPITALIZE ON ON-LINE OPPORTUNITIES. We believe that the Internet provides a strong complement to our existing distribution channels. For example, we are developing a website that will enable a student to design a class ring, view it virtually and print his or her order form, which can then be taken to an on-campus sales representative or retailer to complete the purchase. We also are using the Internet to facilitate yearbook preparation and intend to introduce on-line page layout submission and proofing during 2002 for full implementation during 2003. We recently launched an enhanced website that enables students to purchase copies of our achievement publications and related products electronically. During 2002, this website will enable students and teacher nominees for these publications to also submit biographies on-line.

OUR SCHOLASTIC PRODUCTS

    Our scholastic products business segment consists of three principal categories: class rings, yearbooks and graduation products, the last of which includes fine paper products and graduation accessories. Sales in this segment were approximately $258.9 million and comprised approximately 88% of our total net sales for the twelve months ended November 24, 2001.

    The table below sets forth our principal product lines, brand names and the distribution channels through which we sell our scholastic products.

            PRODUCT LINES                  TRADE OR BRAND NAMES               DISTRIBUTION CHANNEL
-------------------------------------  ----------------------------  ---------------------------------------
High school class rings                BALFOUR                       In-school

                                       ARTCARVED                     Independent jewelry stores and jewelry
                                                                     chains

                                       R. JOHNS                      Independent jewelry stores

                                       KEYSTONE                      Mass merchandisers
                                       CLASS RINGS, LTD.
                                       MASTER CLASS RINGS

College class rings                    ARTCARVED                     College bookstores and direct marketing

                                       BALFOUR                       College bookstores

Yearbooks                              TAYLOR PUBLISHING             In-school

High school graduation products        BALFOUR                       In-school

College graduation products            ARTCARVED                     College bookstores

  CLASS RINGS

    We manufacture class rings for high school and college students and, to a lesser extent, junior high school students. Our rings are marketed under some of the most recognized and respected brand names in the industry, including ARTCARVED and BALFOUR. Our BALFOUR and ARTCARVED brand names have been identified with class rings for over 85 years and 45 years, respectively. During the 2000-2001 school year, we sold rings to students at over 8,100 schools. Based on the number of units sold, we believe that we accounted for approximately 35% of the U.S. class ring market during the 2000-2001 school year. In addition, we believe that we had the leading market share in class ring sales through retail stores during that same period. Our school retention rates have averaged in excess of 94% for high school class rings over the past five years.

    We offer over 100 styles of class rings ranging from traditional to highly stylish and fashion-oriented designs. Our rings are available in precious or nonprecious metal, and most are available with a choice of more than 50 different types of stones in each of several different cuts. More than 400 designs can be placed on or under the stone and emblems of over 100 activities, sports or achievements can appear on the side of the rings in addition to school crests and mascots. As a result, students can design highly personal rings to commemorate their school experience.

    We manufacture all of our rings at our own facilities. Each ring is custom manufactured. We maintain an inventory of more than 650,000 unique proprietary ring dies that would be expensive and time consuming to replicate. The production process takes approximately two to eight weeks from receipt of the customer's order to product shipment, depending on style, option selections and new or custom tooling requirements. We use computer aided design software to quickly and cost-effectively convert new custom designs such as school seals, mascots and activities into physical tools capable of producing rings in large quantities. Rings are produced only upon the receipt of a customer order and deposit, which reduces credit risk.

    During the 2000-2001 school year, we launched our BALFOUR IDENTITY high school class ring line, which is based on contemporary teen tastes and preferences. We believe that the new designs will enhance buy rates due to their more appealing styles. This product line also incorporates state-of-the-art tooling into its production platform, which has significantly reduced unit production costs. The same design strategy and production process will be extended to the remainder of the BALFOUR product line, with the new designs and tooling available during the 2002-2003 school year.

  YEARBOOKS

    We sell yearbooks primarily to high school and college students. We also publish specialty military yearbooks, which, for example, commemorate naval tours of duty at sea, and yearbooks for elementary and junior high schools. Our TAYLOR PUBLISHING brand name was established in 1939. During the 2000-2001 school year, we sold yearbooks to over 7,800 schools and believe that we were the second largest yearbook publisher in the United States, with a 20% market share based on unit volume. Our school retention rates have averaged in excess of 92% for yearbooks over the past five years.

    We publish yearbooks in our own facilities and believe that we are a technology leader. Since 1994, we have made significant expenditures on proprietary software and hardware to support electronic platforms for creating, transmitting and managing yearbook production and printing technology. We also offer full production support for off-the-shelf desktop publishing tools such as PageMaker and Quark Xpress. In addition, by upgrading our printing presses and further integrating digital technology to, among other things, increase the speed of output and automatically monitor ink flow and control color composition, we have been able to enhance print quality and reduce manufacturing costs. The foregoing technology upgrades and enhancements have enabled us to reduce manufacturing costs and improve on-time delivery, performance and print quality.

  GRADUATION PRODUCTS

    Graduation products include graduation announcements, name cards, thank-you stationery, memory books, diplomas, certificates, appreciation gifts, diploma covers and other graduation accessory items. All of our graduation products are customized in varying degrees and therefore have short production runs and cycles. Graduation products are manufactured in our own facilities. These products are offered through our independent high school class ring sales representatives and college bookstores.

    We have enhanced our college website to enable students to order graduation products on-line. We believe that, over time, this will increase sales of our graduation products and, in particular, personalized college announcements that include a student's name, degree and other personal information in the text of the announcement. We also intend to leverage our existing channels of distribution and, in particular, our presence in college bookstores to further increase sales of these products.

OUR RECOGNITION AND AFFINITY PRODUCTS

    Our recognition and affinity products segment consists of two categories: achievement publications and recognition and affinity jewelry. The latter category includes affinity group, personalized family, fan affinity sports and professional sports championship jewelry. Sales in this segment were approximately $36.2 million and comprised approximately 12% of our total net sales for the twelve months ended

November 24, 2001. The table below sets forth the principal product lines and brand names of our recognition and affinity products and the distribution channels through which we sell these products.

        PRODUCT LINES              TRADE OR BRAND NAMES           DISTRIBUTION CHANNEL
-----------------------------  -----------------------------  -----------------------------
Achievement Publications       WHO'S WHO AMONG AMERICAN HIGH  Direct marketing
                                 SCHOOL STUDENTS

                               THE NATIONAL DEAN'S LIST

                               WHO'S WHO AMONG AMERICA'S
                                 TEACHERS

Recognition and Affinity
  Jewelry:

    Affinity Group Jewelry     KEEPSAKE                       Direct to consumer
                               R. JOHNS

    Personalized Family        CELEBRATIONS OF LIFE           Independent jewelry stores
      Jewelry

                               GENERATIONS OF LOVE            Jewelry chains and mass
                                                                merchandisers

                               NAMESAKE                       Mass merchandisers

    Fan Affinity Sports        BALFOUR SPORTS                 Mass merchandisers and
      Jewelry                                                   catalog

    Professional Sports        BALFOUR                        Direct to consumer
      Championship Jewelry

  ACHIEVEMENT PUBLICATIONS

    We produce the following three publications:

    WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS. First published in 1967, this annual publication is the largest academic achievement publication in the nation honoring high-achieving high school students. The 1st edition recognized approximately 13,000 students from approximately 4,000 high schools. The current 35th edition honors approximately 800,000 students, from freshmen through seniors. Nominees represent over 22,000 of the nation's approximately 24,000 private, public and parochial high schools on the basis of academic achievement, class rank and extracurricular activities. We believe that more than 4,500,000 students are eligible for inclusion in this publication; thus we believe that we can substantially increase sales of this publication by further increasing the number of students nominated.

    THE NATIONAL DEAN'S LIST. First published in 1978, this publication is the largest annual recognition publication in the nation honoring exceptional college students. The 1st edition recognized over 25,000 students from approximately 700 universities. The most recent 24th edition honors over 142,000 high-achieving students, representing in excess of 2,500 colleges and universities throughout the country.

    WHO'S WHO AMONG AMERICA'S TEACHERS. First published in 1990, this publication pays tribute to the country's most inspiring teachers, who are nominated for inclusion by current and/or former WHO'S WHO high school students. Published every two years, the 6th edition was published in 2000 and honored approximately 130,000 outstanding teachers.

    We also sell related products consisting of plaques, certificates, gold and silver pins and charms, mugs, key chains, paper weights and other items commemorating a student's or teacher's inclusion in one of our achievement publications. The primary customer base for our achievement publications and related products are the students and teachers featured in the publications and their families.

    We have an established network of nomination sources built up over 30 years, which we utilize to recognize students and teachers from the majority of the private, public and parochial schools in the country. Students and teachers are not required to purchase publications in order to be included in them. Printing for our achievement publications is outsourced.

  RECOGNITION AND AFFINITY JEWELRY

    Recognition and affinity jewelry consist of the following product categories:

    AFFINITY GROUP JEWELRY. Affinity group jewelry is sold to members of large groups and associations. The jewelry features emblems of, and otherwise commemorates accomplishments within, the group. For example, through our KEEPSAKE brand, we provide affinity ring awards to the American Bowling Congress, including championship rings for bowlers who score a perfect "300" game. Through our R. JOHNS brand, we provide affinity rings to military personnel that recognize affiliation and completion of specialized training ranging from basic training to special forces.

    PERSONALIZED FAMILY JEWELRY. Our family jewelry products include rings commemorating children's birth dates, which feature a level of personalization, such as birthstones and names, that distinguishes us from our competitors. We also sell other personalized jewelry, such as necklaces and bracelets, designed to commemorate family events. We began our family jewelry business in 1997 and, by 2001, we had grown this business to $8.5 million in net sales by leveraging these products through our existing channels of distribution. We intend to further grow our family jewelry business through product extensions, including baby rings for scrapbooks, grandmother's products such as pins and pendants, daughter's rings and sweet 16 memorabilia. We provide personalized family jewelry under our CELEBRATIONS OF LIFE, GENERATIONS OF LOVE and NAMESAKE brand names.

    FAN AFFINITY SPORTS JEWELRY. We produce a variety of team affiliation products. For example, we manufacture BALFOUR SPORTS brand National Football League rings, pendants, paperweights and coasters containing team logos, mascots and colors.

    PROFESSIONAL SPORTS CHAMPIONSHIP JEWELRY. We provide sports championship jewelry for professional teams and their members and have, for example, produced several Super Bowl, Stanley Cup and World Series rings, including the rings for the New York Yankees in 1996, 1998, 1999 and 2000 and the 1999 Japanese World Series ring. We provide sports championship jewelry under the BALFOUR brand.

SALES AND MARKETING

    We have over 210 independent high school class ring and over 200 independent yearbook sales representatives, with an average tenure with our company of approximately 14 and 11 years, respectively. We also have approximately 30 employee college class ring sales representatives. We compensate our independent sales representatives on a commission basis. Most independent sales representatives also receive a monthly draw against commissions earned, although all expenses, including promotional materials made available by us, are the responsibility of the representative. Our independent sales representatives operate under exclusive contracts that contain non-compete arrangements. Employee sales representatives receive a combination of salary and sales incentives.

    We support our sales efforts through a variety of marketing programs that include a combination of national, regional and local advertising, local co-op advertising and direct marketing. In-school representatives are provided with a variety of promotional materials and posters, customizable CD-ROMs, as well as product literature and samples. In addition, we assist schools in their internal yearbook selling process by promoting entrepreneurial behavior among students. For example, we provide students and faculty with marketing tools and tips such as posters, banners, cafeteria tray liners, parent mailers and postcard reminders, all of which are focused on promoting the sale of yearbooks to the student body. In our retail channels, we feature in-store displays, counter cards and other marketing materials.

    At the high school level, class rings are sold through two channels of distribution: independent sales representatives selling directly to students and retail stores, which include independent jewelry stores, jewelry chains and mass merchandisers. We believe that we are the leading supplier of high school class rings to retail stores. Our high school class rings are sold by approximately 5,100 independent jewelry retailers, many of the nation's largest jewelry chains, including Zales, Gordons and Sterling, and by mass merchants, including Wal-Mart. We sell different brands and product lines in retail stores in order to enable them to differentiate their products from those sold by us directly to students at schools. College rings are sold primarily through college bookstores by our employee sales representatives. Historically, college bookstores have been owned and operated by academic institutions. Over the last several years, an increasing number of college bookstores have been leased to contract operators, primarily Barnes and Noble Bookstores and Follett Corporation, with which we have longstanding relationships. Decisions to include our products are made on a national basis by the bookstore operator.

    Yearbooks are produced under an exclusive contract with the school for the academic year and are sold directly to students by the school. Under the terms of the contract, the school agrees to pay us a base price for producing the yearbook, which often increases before production as a result of enhancements to the contract specifications, such as additional color pages. Our independent yearbook sales representatives call on schools at the contract stage. Thereafter, they coordinate between the school's yearbook committee and our customer service and plant employees to ensure satisfactory quality and service. We have introduced the SmartPay-Registered Trademark- program, which is aimed at increasing in-school penetration by drawing parents directly into the yearbook purchase process. In partnership with the school, we provide yearbook "expression of interest" cards that include home contact information. The SmartPay service then invoices the parents for the yearbook, as well as making them aware of upgrade options. In schools utilizing the SmartPay program for the first time, unit sales have averaged 23% higher than in the prior year.

    Graduation products are sold directly to students through our network of independent high school class ring sales representatives and in college bookstores through our network of employee sales representatives. Achievement publications are sold through direct marketing. Other affinity products are sold through a variety of distribution channels, including team stores, catalogs and retail stores. These products are sold to wholesale accounts through employee sales representatives.

INTELLECTUAL PROPERTY

    We have trademarks, patents and licenses that in the aggregate are an important part of our business. However, we do not regard our business as being materially dependent upon any single trademark, patent or license. We have trademark registration applications pending and intend to pursue other registrations as appropriate to establish and preserve our intellectual property rights.

    We market our products under many trademarked brand names, some of which rank among the most recognized and respected names in the jewelry industry, including ARTCARVED, BALFOUR, CELEBRATIONS OF LIFE, CLASS RINGS, LTD., GENERATIONS OF LOVE, KEEPSAKE, KEYSTONE, MASTER CLASS RINGS, NAMESAKE, R. JOHNS, TAYLOR PUBLISHING, THE NATIONAL DEAN'S LIST, WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS and WHO'S WHO AMONG AMERICA'S TEACHERS. Generally, a trademark registration will remain in effect so long as the trademark remains in use by the registered holder and any required renewals are obtained. We also own several patented ring designs and business process patents. We also have non-exclusive licensing arrangements with the National Football League and numerous colleges and universities under which we have the right to use the name and other trademarks and logos of the NFL and those schools, respectively, on our products.

COMPETITION

  SCHOLASTIC PRODUCTS

    The class ring, yearbook and graduation products markets are highly concentrated and consist primarily of a few large national participants. We believe that we are the second largest competitor nationally within the scholastic products market (excluding photography). Our principal competitors in the class ring market are Jostens, Inc. and Herff Jones, Inc., which compete with us nationally across all product lines. Our principal competitors in the yearbook and graduation products markets are Jostens, Herff Jones and Walsworth Publishing Company. All competitors in the scholastic products industry compete primarily on the basis of quality, marketing, customer service and, to a lesser extent, price.

  RECOGNITION AND AFFINITY PRODUCTS

    We have limited competition for our student achievement publications, with only a small percentage of the high school and college students included in our publications also included in the publications of our competitors. We have no direct competition in the teacher recognition market. Our affinity group jewelry products, fan affinity sports jewelry and products and our professional sports championship jewelry businesses compete with Jostens and, to a lesser extent, with various other companies. Our personalized family jewelry products compete mainly with A&A Jewelry and Bogarz. We compete with our affinity product competitors primarily on the basis of quality, marketing, customer service and price.

RAW MATERIALS AND SUPPLIERS

    The principal raw materials that we purchase are gold and precious, semi-precious and synthetic stones that we use in our class rings and jewelry and paper and ink that we use in our yearbook and graduation products. Our raw materials are purchased from multiple suppliers at market prices, except that we purchase substantially all synthetic and semi-precious stones from a single supplier with multiple plants, which we believe supplies substantially all of these types of stones to almost all of the class ring manufacturers in the United States. Synthetic and semi-precious stones are available from other suppliers, although switching to these suppliers may result in additional costs to us.

    We periodically reset our prices to reflect the then current prices of raw materials. In addition, we engage in various hedging transactions to reduce the effects of fluctuations in the price of gold. We also purchase paper on an annual commitment basis so that we are able to estimate yearbook costs with greater certainty.

ENVIRONMENTAL

    We are subject to federal, state and local laws, ordinances and regulations that establish various health and environmental quality standards and provide penalties for violations of those standards. Past and present manufacturing operations subject us to environmental laws that regulate the use, handling and contracting for disposal or recycling of hazardous or toxic substances, the discharge of particles into the air and the discharge of process wastewaters into sewers. We believe that we are in substantial compliance with all material environmental laws. We believe that we have adequate environmental insurance and indemnities to sufficiently cover any liabilities that may exist and that we do not currently face environmental liabilities that could have a material adverse affect on our financial position or results of operations.

BACKLOG

    Because of the nature of our business, generally all orders (except yearbooks) are filled between two and eight weeks after the time of placement. We enter into yearbook contracts several months prior to delivery. While the base prices of the yearbooks are established at the time of order, the final prices of the yearbooks are often not calculated at that time since the content of the books generally change prior to publication. We estimate (calculated on the basis of the base price of yearbooks ordered) that the backlog of orders related to continuing operations was approximately $94.5 million as of both November 24, 2001 and November 25, 2000, almost exclusively related to student yearbooks. We expect substantially all of the backlog at November 24, 2001 to be filled in fiscal 2002.

EMPLOYEES

    Given the seasonality of our business, the number of our employees fluctuates throughout the year, with the number typically being highest during September through May and lowest from June to August. As of November 24, 2001, we employed approximately 2,525 employees.

    Most of our hourly employees are members of two separate unions, although we believe that a significant number of these employees are non-dues paying members. Most of our hourly production and maintenance employees located at our Austin, Texas manufacturing facility are represented by the United Brotherhood of Carpenters and Joiners Union, and most of our hourly employees located at our Dallas, Texas manufacturing facility are represented by the Graphics Communication International Union. In June 2000, our subsidiary CBI and the United Brotherhood of Carpenters and Joiners Union signed a collective bargaining agreement that will expire in June 2003, and, in July 2000 and February 2001, Taylor and the Graphics Communication International Union signed two collective bargaining agreements that will expire in July 2003 and February 2004, respectively.

    We have not experienced any significant work stoppages or employee-related problems that had a material impact on our operations. We consider our relationship with our employees to be good.

PROPERTIES

    Our principal headquarters and executive offices are located at 7211 Circle S Road, Austin, Texas. We believe that our facilities are suitable for their purpose and adequate to support our business. The extent of utilization of individual facilities varies due to the seasonal nature of our business.

    A summary of the physical properties that we use are as follows:

                                                                                 APPROXIMATE
      LOCATION                  TYPE OF PROPERTY            LEASED OR OWNED    SQUARE FOOTAGE
---------------------  ----------------------------------  -----------------  -----------------

Austin, TX                   Corporate Headquarters              Owned             20,000

Austin, TX                   Jewelry Manufacturing               Owned             99,830

Austin, TX                     Warehouse Facility               Leased             30,600

Dallas, TX                Administration (Yearbooks),            Owned             320,000
                           Pre-Press, Press, Bindery

El Paso, TX                        Pre-Press                    Leased             52,000

El Paso, TX                  Jewelry Manufacturing              Leased             20,000

San Angelo, TX             Pre-Press, Press, Bindery            Leased             78,000

Malverne, PA                     Press, Bindery                 Leased             128,000

Louisville, KY              Fine Paper Manufacturing            Leased             100,000

Lake Forest, IL           Administration (Achievement           Leased              9,000
                                 Publications)

Juarez, Mexico               Jewelry Manufacturing              Leased             20,000

LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which we are a party or to which any of our properties are subject. We monitor all claims, and we accrue for those, if any, which management believes are probable of payment.

                                   MANAGEMENT

    The following table sets forth certain information regarding our directors, executive officers and other senior officers. Our directors are elected by the shareholders at our annual meeting and serve until the next annual meeting and the election and qualification of their successors.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
David G. Fiore............................     54      President, Chief Executive Officer and
                                                       Director
Sherice P. Bench..........................     42      Chief Financial Officer, Secretary and
                                                       Treasurer
Charlyn A. Cook...........................     53      Senior Vice President--Jewelry Operations
Parke H. Davis............................     59      Senior Vice President--Retail Sales
Donald A. Percenti........................     45      Senior Vice President--Scholastic Products
Timothy Wright............................     42      Vice President--Print Operations
John K. Castle............................     61      Director
David B. Pittaway.........................     50      Director
William M. Pruellage......................     28      Director
Edward O. Vetter..........................     81      Director
Zane Tankel...............................     59      Director

    DAVID G. FIORE became our President and Chief Executive Officer and a director in July 2000, and since August 1999 had been President and CEO and a director of CBI, one of our subsidiaries. Prior to joining CBI, Mr. Fiore was the President and CEO of Reliant Building Products, Inc. from 1992 to 1998. From 1988 to 1992, Mr. Fiore was the President and CEO of CalTex Industries, Inc. and held the positions of Division General Manager, VP of Manufacturing and Director of Marketing with the Atlas Powder Company from 1977 to 1988.

    SHERICE P. BENCH has been our Secretary and Treasurer since July 2000 and became our Chief Financial Officer in August 2001. From July 2000 to
August 2001, Ms. Bench was CFO of CBI. From 1996 to July 2000, Ms. Bench was Vice President and Controller of CBI. From 1989 to 1996, Ms. Bench was Vice President Finance and Controller for CJC Holdings, the prior owner of ArtCarved. Prior to that time, Ms. Bench was employed as an audit manager with Arthur Andersen LLP.

    CHARLYN A. COOK has been Senior Vice President--Jewelry Operations since 1999. From 1996 to 1999, she was Vice President--Manufacturing of CBI and from 1989 to 1996, Ms. Cook was President--Manufacturing Division of CJC Holdings. From 1989 to 1990, Ms. Cook was Vice President--Operations of CJC Holdings.

    PARKE H. DAVIS has been Senior Vice President--Retail Sales since 1996. From 1991 to 1996, Mr. Davis was President--Class Ring Division of CJC Holdings and before that served as its President--Keepsake Division and its President--College Class Ring Sales.

    DONALD A. PERCENTI has been Senior Vice President--Scholastic Products since 1996. From 1991 to 1996, he was Vice President--Sales and Marketing of L.G. Balfour Company. From 1977 to 1991, Mr. Percenti was employed by Balfour in various capacities.

    TIMOTHY WRIGHT has been Vice President--Print Operations since
January 2000. From 1996 to 1999, Mr. Wright was President of Graphic Solutions Network, a graphics and printing industry consulting company. From 1997 to 1999, he was President of Sterling Impressions and from 1987 to 1996 he was Director Operations/Technology for Pinnacle Brands.

    JOHN K. CASTLE has been director of our company since its formation in July 2000 and was a director of CBI from 1996 to 2000. Mr. Castle is Chairman of Castle Harlan, Inc. Mr. Castle is also Chairman and CEO of Branford
Castle, Inc., an investment holding company. Immediately prior to forming Branford Castle in 1986, Mr. Castle was President and Chief Executive Officer and a Director of Donaldson, Lufkin, & Jenrette, Inc., one of the nation's leading investment banking firms. Mr. Castle is a Director of Sealed Air Corporation, Morton's Restaurant Group, Inc., Statia Terminals Group, N.V. and various private equity companies, and is a member of the corporation of the Massachusetts Institute of Technology. Mr. Castle is also a Trustee of New York Presbyterian Hospital and the Whitehead Institute of Biomedical Research. Previously, he was a Trustee of New York Medical College serving as Chairman of its Board for 11 years. Formerly, Mr. Castle was a Director of the Equitable Life Assurance Society of the United States. He was educated at the Massachusetts Institute of Technology (S.B.) and the Harvard Business School (M.B.A. with High Distinction and Baker Scholar).

    DAVID B. PITTAWAY has been a director of our company since its formation in July 2000. Mr. Pittaway was President and Treasurer of CBI from its formation in April 1996 through December 1996, and was a director of CBI from April 1996 to July 2000. Mr. Pittaway is a Senior Managing Director of Castle Harlan, Inc. and has been with the firm since its inception in 1987. Prior to joining Castle Harlan, Mr. Pittaway was Vice President, Strategic Planning, and Assistant to the President of Donaldson, Lufkin, & Jenrette, Inc. Before joining DLJ, he was a management consultant in strategic planning with Bain & Company in Boston, Mass., and previously was an attorney with Morgan, Lewis & Bockius, specializing in labor relations. He is also a Board Member of McCormick & Schmick's Holding Corp., Morton's Restaurant Group, Inc., Statia Terminals Group N.V., Charlie Brown's, Inc., Luther's Bar-B-Q, Inc., Wilshire Restaurant Group, Inc., Equipment Support Services, Inc., and Branford Chain, Inc. He is a graduate of the University of Kansas (B.A. with Highest Distinction), and has both an M.B.A. with High Distinction (Baker Scholar) and a J.D. from Harvard University.

    WILLIAM M. PRUELLAGE has been a director since our formation in July 2000. Mr. Pruellage is a Vice President of Castle Harlan, Inc. Mr. Pruellage is also a board member of Universal Compression, Inc., Verdugt Holdings, LLC. and Wilshire Restaurant Group, Inc. Prior to joining Castle Harlan in 1997, Mr. Pruellage worked in the Mergers and Acquisition group of Merrill Lynch & Co., where he assisted clients in strategic planning and corporate mergers. Mr. Pruellage graduated Summa Cum Laude from Georgetown University with a double major in Finance and International Business. He is a member of the Beta Gamma Sigma Honor Society.

    EDWARD O. VETTER has been a director since our formation in July 2000 and was a director of CBI from 1998 to that time. Mr. Vetter has served as President of Edward O. Vetter & Associates, a private management consulting firm, since 1978 and has also served as a Trustee for the Massachusetts Institute of Technology since 1979 and is currently a Trustee Emeritus. Mr. Vetter also served from 1987 to 1991 as Chairman of the Texas Department of Commerce, from 1979 to 1983 as Energy Advisor to the Governor of Texas and from 1976 to 1977 as U.S. Undersecretary of Commerce, serving as Director of Overseas Private Investment Corporation and as Director of Pension Benefit Guaranty Corporation. From 1952 through 1975, Mr. Vetter was employed by Texas Instruments, Inc. in various capacities and was the Executive Vice President and Chief Financial Officer at the time of his retirement in 1975. Formerly, Mr. Vetter has served as a director of AMR Corporation, Champion International, Cabot Corporation, Dual Drilling Company, Bell Packaging Company, and Pioneer Natural Resources.

    ZANE TANKEL has been a director since our formation in July 2000 and has been Chairman and CEO of Zane Tankel Consultants, Inc., a sales company, since 1990. In 1994, Mr. Tankel formed Apple Metro, Inc., a restaurant franchisee for the New York metropolitan area, for the franchisor Applebee's Neighborhood
Grill & Bar. He is presently Chairman and CEO of Apple Metro, Inc. In 1995-1996, Mr. Tankel was elected Chairman of the Federal Law Enforcement Foundation, which aids the federal law enforcement community in times of crisis and is currently on the board. He was the past chapter chairman of the Young Presidents' Organization and is presently a member of the Board of Directors of the Metropolitan Presidents Organization, the New York chapter of the World Presidents Organization, with which Mr. Tankel has been associated since 1977. Mr. Tankel served on the Board of Directors of Beverly Hills Securities Corporation, a wholesale mortgage brokerage company, until its sale in January 1994.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation for 2001, 2000 and 1999 awarded to or earned by the chief executive officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                              -------------------------------------   ----------------------------------
                                                                                      RESTRICTED   SECURITIES
                                                                     OTHER ANNUAL       STOCK      UNDERLYING     LTIP
NAME AND PRINCIPAL POSITION        YEAR(1)     SALARY     BONUS     COMPENSATION(2)     AWARDS     OPTIONS(#)   PAYOUTS
---------------------------        --------   --------   --------   ---------------   ----------   ----------   --------
David G. Fiore...................    2001     $311,695   $160,000             --           0         12,524     $     0
President and Chief Executive        2000     $312,753   $300,000             --           0              0     $     0
  Officer                            1999     $126,923   $      0             --           0              0     $     0

Sherice P. Bench.................    2001     $164,076   $ 39,600             --           0              0     $     0
Chief Financial Officer              2000     $155,769   $ 99,000             --           0          1,034     $     0
                                     1999     $139,616   $ 37,500             --           0              0     $     0

Charlyn A. Cook..................    2001     $175,538   $ 43,750             --           0              0     $     0
Senior Vice President--Jewelry       2000     $174,615   $113,225             --           0          2,757     $     0
  Operations                         1999     $165,000   $ 41,250             --           0              0     $     0

Parke H. Davis...................    2001     $184,000   $ 33,300             --           0              0     $     0
Senior Vice President--Retail        2000     $180,981   $109,210             --           0          2,757     $     0
  Sales                              1999     $163,000   $ 61,750             --           0              0     $     0

Donald A. Percenti...............    2001     $197,808   $ 54,000             --           0              0     $     0
Senior Vice President--Scholastic    2000     $195,192   $121,600             --           0          2,757     $     0
  Products                           1999     $190,000   $ 47,500             --           0              0     $     0


                                      ALL OTHER
NAME AND PRINCIPAL POSITION        COMPENSATION(3)
---------------------------        ---------------
David G. Fiore...................            --
President and Chief Executive                --
  Officer                                    --
Sherice P. Bench.................            --
Chief Financial Officer                      --
                                             --
Charlyn A. Cook..................            --
Senior Vice President--Jewelry               --
  Operations                                 --
Parke H. Davis...................            --
Senior Vice President--Retail                --
  Sales                                      --
Donald A. Percenti...............            --
Senior Vice President--Scholastic            --
  Products                                   --

------------

(1) Our 2001 fiscal year ended on August 25, 2001. Fiscal year 2000 ended on August 26, 2000 and fiscal year 1999 ended on August 28, 1999. Executive compensation for 1999, 2000 and 2001 is for the twelve months ended December 31 of each year.

(2) The perquisites and other personal benefits, securities or property received by the named executive officers did not exceed $50,000 or 10% of the total annual salary and bonus reported for the named executive officers in each of 1999, 2000 and 2001. In 2002, we have paid $386,088.10 in taxes associated with the receipt by Mr. Fiore in 2002 of 5,500 shares of our series A preferred stock.

(3) Each of the named executive officers have term life insurance policies equal to one-times their base salary with a benefit payable to a beneficiary selected by the named executive officer upon his or her death. We have paid the annual premiums on such policies in each of 1999, 2000 and 2001. The annual premium does not exceed $700 for any named executive officer. No named executive officer is entitled to any cash surrender value in such policies.

EMPLOYMENT AGREEMENTS

    DAVID G. FIORE. Mr. Fiore has an employment agreement with us, pursuant to which he serves as our Chief Executive Officer and President and as a member of our Board of Directors. The initial term of his employment agreement was for two years from August 2, 1999. Unless otherwise terminated, Mr. Fiore's employment agreement adds one day to the term for each day that passes, and accordingly, there are always two years remaining on the term. The employment agreement provides Mr. Fiore with an annual base salary of no less than $300,000. Under his employment agreement, Mr. Fiore's salary is subject to such increases as our Board of Directors may determine from time to time.

    Mr. Fiore's employment agreement provides for various bonuses to be paid to him. Mr. Fiore is paid an annual bonus, determined by our Board of Directors, based upon the achievement of certain EBITDA targets. Mr. Fiore also is entitled to various stock grants if we achieve certain EBITDA targets as provided for in his employment agreement. These stock grants are fully vested when granted. At the discretion of the compensation committee of our Board of Directors, we also may pay Mr. Fiore a discretionary bonus each year in an amount of up to $100,000.

    Mr. Fiore's employment agreement provides that in the event he is terminated without "substantial cause" or he terminates his employment for "good reason" (each as defined in his employment agreement), he will be entitled to receive his salary for the remainder of the term under the employment agreement, plus the portion of the annual bonus actually earned through the date of termination, plus the long-term incentive bonus.

    Mr. Fiore's employment agreement further provides that he may terminate his employment six months after a "change in control" (as defined in his employment agreement). Upon such termination, Mr. Fiore will be paid $450,000.

    SHERICE P. BENCH. Ms. Bench has an employment agreement with CBI, effective as of December 16, 1996, and serves as our chief financial officer at an annual salary of $180,000. The initial term of her employment agreement was for two years, which can be automatically extended for additional one year terms on December 15th of each succeeding year thereafter unless earlier terminated by us upon not less than 60 days' prior notice. The current term of her employment agreement expires on December 15, 2002. Ms. Bench is entitled to participate in such employee benefit programs, plans and policies (including incentive bonus plans and incentive stock option plans) as we maintain and as may be established for our employees from time-to-time on the same basis as other executive employees are entitled to participate.

    Ms. Bench's employment agreement provides that in the event of her termination without "substantial cause" (as defined in her employment agreement), she will be entitled to receive 39 bi-weekly severance payments equal to the average of her bi-weekly compensation in effect within the two years preceding her termination, accrued but unused vacation, and any accrued bonus. She will also be entitled to elect the continuation of health benefits at our cost. Ms. Bench's employment agreement does not provide her with any payments that are contingent upon a "change in control."

    OTHER EMPLOYMENT AGREEMENTS. Charlyn A. Cook, Parke H. Davis and Donald A. Percenti each have an employment agreement with CBI. The initial term of each respective employment agreement was for three years, which can be automatically extended for additional one year terms on December 15th of each succeeding year thereafter unless earlier terminated by us upon not less than 60 days' prior notice. The current term of each of their employment agreements expires on December 15, 2002. Ms. Cook and Messrs. Davis and Percenti are entitled to participate in such employee benefit programs, plans and policies (including incentive bonus plans and incentive stock option plans) as we maintain and as may be established for our employees from time-to-time on the same basis as other executive employees are entitled to participate.

    Each of the above-described employment agreements provide that in the event of their termination without "cause" (as defined in each of their respective employment agreements), the terminated employee will be entitled to receive
18 months of severance payments equal to the average of such employee's bi-weekly compensation in effect within the two years preceding their termination, accrued but unused vacation, and any accrued bonus. Such employee will also be entitled to elect the continuation of health benefits at our cost. None of the above-described employment agreements provide any payments that are contingent upon a "change in control."

2000 STOCK OPTION PLAN

    We have adopted a 2000 Stock Option Plan, which provides for the granting of incentive stock options and nonqualified stock options to our employees and directors and the employees and directors of our subsidiaries. The number of shares of common stock available to be awarded under the option plan is 122,985. As of February 21, 2002, options to purchase 72,087 shares of common stock had been granted. The option plan is administered by the compensation committee of our board of directors, which has the discretion to select which employees and directors will receive awards of options under the plan as well as the amount of such grant.

    Each option will expire on the date determined by the compensation committee of our board of directors, which will not be later than ten years from the date of grant. Options granted under the option plan generally vest 25% per year over a four year period. The exercise price for incentive stock options is the fair market value of the stock on the date that the option is granted. If the option holder's employment is terminated for any reason, all options that are not exercisable as of the date of termination will expire, and those options that are exercisable may be exercised until the option grant period has expired. Under the option plan, we have certain rights to repurchase from an option holder the common stock issued upon exercise of the option upon termination of the option holder's employment.

    We did not grant any options to either our chief executive officer or to any of our four other most highly compensated executive officers in 2001 nor did any of the foregoing individuals exercise any stock options in 2001.

COMPENSATION OF DIRECTORS; BOARD COMMITTEES

    Directors who are neither members of our management nor affiliates of Castle Harlan each receive a fee of $25,000 per year, paid quarterly, for their services as a director.

    The Board of Directors has established two committees, a compensation committee and an audit committee. The compensation committee reviews general policy matters relating to compensation and benefits. The audit committee recommends the firm to be appointed as independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our interim and year-end operating results, considers the adequacy of our internal control and audit procedures and reviews the non-audit services to be performed by the independent accountants. The compensation committee consists of Messrs. Castle, Pittaway and Tankel and the audit committee consists of Messrs. Pittaway, Pruellage and Vetter.

    Our certificate of incorporation and by-laws provides that we indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, which is referred to in this prospectus as the DGCL. Under
Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in that capacity. The DGCL provides, however, that the person must have acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation where he or she has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that he or she fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended.

    The certificate of incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting dividend declarations, payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders' derivative suits on behalf of our company, to recover monetary damages against an officer or director for breach of a fiduciary duty as an officer or director, except in the situations described above.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the compensation committee is our employee. There are no compensation committee interlocks (i.e., no executive officer of ours serves as a member of the board of directors or the compensation committee of another entity which has an executive officer serving on our board of directors or the compensation committee).

              SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of our voting securities as of March 1, 2002, with respect to
(i) each person or entity who is the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

                                                             PERCENTAGE OF
                                           NUMBER OF             TOTAL           NUMBER OF SHARES   PERCENTAGE OF
                                           SHARES OF            COMMON             OF SERIES A      TOTAL SERIES A
NAME AND ADDRESS OF BENEFICIAL OWNER (1)  COMMON STOCK         STOCK (%)            PREFERRED       PREFERRED (%)
----------------------------------------  ------------   ---------------------   ----------------   --------------
Castle Harlan Partners III,
  L.P.(2)(3)...........................     431,055                     53.3          537,867            53.4
Castle Harlan Partners II, L.P.(2)(4)...    372,015                     46.0          456,799            45.4
John K. Castle(2)(5)...................     803,070                     99.2          994,666            98.8
David B. Pittaway(2)...................       1,005               *                     1,126           *
Zane Tankel(2).........................         938               *                       938           *
Edward O. Vetter(2)....................         400               *                       400           *
William M. Pruellage(2)................           0                      0.0                0             0.0
David G. Fiore(6)(7)...................      25,024                      3.0            5,500           *
Sherice P. Bench(6)(8).................       1,034               *                         0           *
Charlyn A. Cook(6)(9)..................       3,085               *                       328           *
Parke H. Davis(6)(9)...................       2,945               *                       188           *
Donald A. Percenti(6)(9)...............       3,226               *                       469           *
Directors and executive officers as a
  group (10 persons, including those
  listed above)........................     840,727                     99.6        1,003,615            99.7

------------

* Denotes beneficial ownership of less than one percent of the class of capital stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Beneficial ownership includes shares of common stock and series A preferred stock that any person has the right to acquire within 60 days after March 1, 2002. Shares of common stock and series A preferred stock not outstanding but deemed beneficially owned because a person or group has the right to acquire them within 60 days are treated as outstanding only for purposes of determining the percentage owned by that person or group. For purposes of this table, all fractional shares have been rounded to the nearest whole share. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) The address for each indicated stockholder or director identified in the table is c/o Castle Harlan, Inc., 150 East 58th Street, New York, New York 10155.

(3) Includes 17,983 shares of common stock and 22,438 shares of series A preferred stock held by related entities, all of which may be deemed to be beneficially owned by Castle Harlan Partners III, L.P. Castle Harlan Partners III, L.P. disclaims beneficial ownership of these shares.

(4) Includes 41,175 shares of common stock and 50,559 shares of series A preferred stock held by related entities, all of which may be deemed to be beneficially owned by Castle Harlan Partners II, L.P. Castle Harlan Partners II, L.P. disclaims beneficial ownership of these shares.

(5) John K. Castle, one of our directors, is the controlling stockholder of Castle Harlan Partners III, G.P., Inc., the general partner of the general partner of Castle Harlan Partners III, L.P., and as such may be deemed to be a beneficial owner of the shares owned by Castle Harlan Partners III, L.P. and its affiliates. Mr. Castle disclaims beneficial ownership of such shares in excess of his proportionate partnership share of Castle Harlan Partners III, L.P. and its affiliates. In addition, Mr. Castle is the controlling stockholder of Castle Harlan Partners II G.P., Inc., the general partner of the general partner of Castle Harlan Partners II, L.P., and as such may be deemed to be a beneficial owner of the shares owned by Castle Harlan Partners II, L.P. and its affiliates. Mr. Castle disclaims beneficial ownership of such shares in excess of his proportionate partnership share of Castle Harlan Partners II, L.P. and its affiliates.

(6) The address for each indicated director or executive officer identified in the table is c/o American Achievement Corporation, 7211 Circle S Road, Austin, Texas 78745.

(7) Mr. Fiore was granted options to purchase 25,024 shares of our common stock, which have vested pursuant to our 2000 Stock Option Plan.

(8) Ms. Bench was granted options to purchase 1,034 shares of our common stock, which have vested pursuant to our 2000 Stock Option Plan.

(9) Ms. Cook and Messrs. Davis and Percenti were each granted options to purchase 2,757 shares of our common stock, which have vested pursuant to our 2000 Stock Option Plan.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 1,250,000 shares of common stock, par value $0.01 per share, of which 809,351 shares are issued and outstanding, and 1,250,000 shares of preferred stock, par value $0.01 per share. Of the amount of authorized preferred stock, 1,200,000 shares of our preferred stock are designated series A preferred stock and 1,006,847 shares are issued and outstanding.

COMMON STOCK

    The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, and vote together as a class with the holders of the series A preferred stock. Dividends may be paid on the common stock, when declared by our board of directors. We do not expect to pay dividends on the common stock in the foreseeable future.

PREFERRED STOCK

    Our Board of Directors has the authority, by adopting resolutions, to issue shares of preferred stock in one or more series, with the designations and preferences for each series set forth in the adopting resolutions. Our certificate of incorporation authorizes our Board of Directors to determine, among other things, the rights, preferences and limitations pertaining to each series of preferred stock.

    SERIES A PREFERRED STOCK

    RANKING. The series A preferred stock is senior to all of our capital stock as to dividend payments and distributions upon liquidation, dissolution or winding up.

    DIVIDENDS. Dividends on the series A preferred stock are payable in cash, when, as and if declared by our board of directors. All such declared dividends are paid pro rata to the holders of series A preferred stock. Accrued and unpaid dividends on the series A preferred stock do not bear interest or dividends.

    REDEMPTION. We do not have the right to redeem the series A preferred stock.

    LIQUIDATION. Upon the liquidation, dissolution or winding up of our company, the holders of the series A preferred stock are entitled to receive payment at a liquidation value of $100 per share plus all accrued and unpaid dividends on the series A preferred stock, prior to the payment of any distributions to the holders of our common stock.

    RESTRICTIONS ON PAYMENT OF OTHER DIVIDENDS. So long as any share of the series A preferred stock remains outstanding, we may not declare, pay or set aside for payment dividends or other distributions with respect to any other shares of our capital stock ranking, as to dividend rights and rights upon liquidation, dissolution or winding up, junior to the series A preferred stock, other than dividends payable in common stock or in another stock ranking junior to the series A preferred stock as to dividend rights and rights on liquidation, dissolution and winding up.

    VOTING. The holders of our series A preferred stock are entitled to one vote per share of series A preferred stock on all matters submitted to a vote of stockholders, including the election of directors, and vote together as a class with the holders of the common stock. We are not permitted to amend, alter or repeal any of the provisions of our certificate of incorporation or bylaws, or merge with or into or consolidate with any other entity, as to affect adversely any of the preferences, rights, powers or privileges of the series A preferred stock or its holders, without first obtaining the approval of at least a majority of the outstanding shares of series A preferred stock voting separately as one class.

WARRANTS

    We have outstanding warrants to purchase 21,405 shares of our common stock at an exercise price of $6.67 per share. The warrants expire on January 31, 2008 and if exercised in full represent less than 1.2% of our common stock on a fully diluted basis. Of this amount, warrants to purchase 19,820 shares of common stock are held by CHPIII and warrants to purchase 1,585 shares of common stock are held by Deutsche Banc Alex. Brown Inc., formerly Deutsche Bank Securities, Inc.

CBI SERIES A PREFERRED STOCK

    Of CBI's authorized preferred stock, 100,000 shares of preferred stock are designated series A preferred stock, which is referred to as the "CBI A Preferred", all of which are issued and outstanding and held by CHPIII.

    RANKING. The CBI A Preferred is senior to all other capital stock of CBI as to dividend payments and distribution upon liquidation, dissolution or winding up.

    DIVIDENDS. Dividends on the CBI A Preferred are payable in cash, when and if declared by the board of directors of CBI on a quarterly basis. Dividends accrue from the date of issuance, which was December 16, 1996 or the last date to which dividends have been paid at a rate of 12% per annum, whether or not such dividends have been declared and whether or not there shall be funds legally available for the payment of such dividends. Any dividends which are declared are payable pro rata to the holders. No dividends or interest accrue on any accrued and unpaid dividends. The notes and our credit facility each restrict CBI's ability to pay dividends on the CBI A Preferred.

    REDEMPTION. The CBI A Preferred is not subject to mandatory redemption but is redeemable at any time at the option of CBI; however, the notes offered hereby and our new credit facility will each restrict CBI's ability to redeem the CBI A Preferred.

    LIQUIDATION. Upon the liquidation, dissolution or winding up of CBI, the holders of the CBI A Preferred are entitled to receive payment at a liquidation value of $100 per share plus all accrued and unpaid dividends on the CBI A Preferred, prior to the payment of any distributions to the holders of CBI's other capital stock.

    RESTRICTIONS ON PAYMENT OF OTHER DIVIDENDS. So long as any share of the CBI A Preferred remains outstanding, CBI may not declare, pay or set aside for payment dividends or other distributions with respect to any other shares of its capital stock ranking, as to dividend rights and rights upon liquidation, dissolution or winding up, junior to the CBI A Preferred, other than dividends payable in common stock or in another stock ranking junior to the CBI A Preferred as to dividend rights and rights on liquidation, dissolution and winding up.

    VOTING. Generally, the holders of the CBI A Preferred are not entitled to any voting rights. However, CBI is not permitted to amend, alter or repeal any of the provisions of its certificate of incorporation or bylaws, or merge with or into or consolidate with any other entity, as to affect adversely any of the preferences, rights, powers or privileges of the CBI A Preferred or its holders, without first obtaining the approval of at least a majority of the outstanding shares of CBI A Preferred voting separately as one class.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We entered into a management agreement dated March 30, 2001 with Castle Harlan, pursuant to which Castle Harlan agreed to provide business and organizational strategy, financial and investment management and merchant and investment banking services to us upon the terms and conditions set forth in the management agreement. As compensation for such services, we agreed to pay Castle Harlan $3.0 million per year, which amount is payable quarterly in arrears. The agreement is for a term of ten years, renewable automatically from year to year thereafter unless Castle Harlan and its affiliates then own less than 5% of our then outstanding capital stock. We have agreed to indemnify Castle Harlan against liabilities, costs, charges and expenses relating to its performance of its duties, other than such of the foregoing resulting from Castle Harlan's gross negligence or willful misconduct.

    On February 11, 2000, CHPIII acquired Taylor, whose primary business is the designing and printing of student yearbooks. On July 27, 2000, we acquired from CHPIII all of the issued and outstanding shares of TSHC, Taylor's parent, through the issuance of 320,929 shares of our common stock and 393,482 shares of our series A preferred stock.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

    On February 20, 2002, we entered into a new $40 million senior revolving credit facility which is sometimes referred to as the Senior Secured Credit Facility, with various financial institutions, as lenders, and The Bank of Nova Scotia, as administrative agent and lead arranger, and with all of our current domestic subsidiaries as guarantors. The following is a brief description of the principal terms of the facility, and is qualified in its entirety by reference to the definitive documents, which are available as indicated below under "Where You Can Find More Information."

    AVAILABILITY. Availability under the Senior Secured Credit Facility is restricted to the lesser of (1) $40 million and (2) the Borrowing Base Amount. The Borrowing Base Amount is defined as the difference of (1) the sum of
(a) with respect to eligible accounts receivable, 85% of an amount equal to
(i) the book value of eligible accounts receivable, net of (ii) all credits, discounts and allowances in respect of all such eligible accounts receivable, and (b) with respect to eligible inventory, an amount equal to (i) 50% with respect to nonprecious inventory and (ii) 70% with respect to precious metals/ stones inventory, in each case, of the net book value of all eligible inventory, less (2) the then applicable account receivable reported amount.

    MATURITY AND SECURITY. The Senior Secured Credit Facility matures on the fourth anniversary of the closing date. Loans made pursuant to the Senior Secured Credit Facility are secured by a first priority security interest in substantially all of our and our domestic subsidiaries' assets and in all of our domestic subsidiaries' capital stock.

    INTEREST RATES. Advances under the Senior Secured Credit Facility may be made as base rate loans or LIBOR (London inter-bank offered rate) loans at our election (except for the initial loans). Interest rates payable upon advances are based upon the base rate or LIBOR depending on the type of loan we choose, plus an applicable margin based upon a consolidated leverage ratio of certain outstanding indebtedness to EBITDA (to be calculated in accordance with the terms specified in the Senior Secured Credit Facility). The base rate is defined as the higher of (1) the Federal Funds Rate plus 0.5%, and (2) the rate of interest then most recently established by The Bank of Nova Scotia in New York as its base rate for dollars loaned in the United States. LIBOR is defined as, relative to any interest period for LIBOR loans, the rate of interest equal to the average of the rates per annum at which dollar deposits in immediately available funds are offered to The Bank of Nova Scotia's LIBOR Office in the London interbank market at or about 11:00 a.m. London, England time, two business days prior to the beginning of such interest period for delivery on the first day of such interest period, in an amount approximately equal to the amount of The Bank of Nova Scotia's LIBOR loan and for a period approximately equal to such interest period. The applicable margin for all loans from the effective date of the Senior Secured Credit Facility through the delivery date of the quarterly financial information for the second full fiscal quarter following the effective date will be at least 2.5% for base rate loans and at least 3.5% for LIBOR loans. Thereafter, the applicable margin will be the applicable percentage set forth below corresponding to the relevant leverage ratio:

                                                                APPLICABLE      APPLICABLE
                                                                MARGIN FOR      MARGIN FOR
LEVERAGE RATIO                                                BASE RATE LOANS   LIBOR LOANS
--------------                                                ---------------   -----------
> 5.00:1....................................................       3.25%           4.25%
> 4.50:1 but < / = 5.00:1..................................        2.75%           3.75%
> 4.00:1 but < / = 4.50:1..................................        2.50%           3.50%
> 3.50:1 but < / = 4.00:1..................................        2.25%           3.25%
> 3.00:1 but < / = 3.50:1..................................        2.00%           3.00%
< / = 3.00:1................................................       1.50%           2.50%

    FEES. The Senior Secured Credit Facility contains certain fees, including unused commitment fees, letter of credit fees and agency fees.

    COVENANTS. The Senior Secured Credit Facility contains standard negative covenants and restrictions on actions by us and our subsidiaries including, without limitation, restrictions on indebtedness, liens, investments, fundamental changes, asset dispositions outside of the ordinary course of business, subsidiary stock dispositions, restricted junior payments, transactions with affiliates, changes relating to indebtedness and the gold consignment agreement. In addition, the Senior Secured Credit Facility requires that we meet certain financial covenants, ratios and tests, including capital expenditure limits, a maximum secured leverage ratio, a minimum interest coverage ratio, and a minimum fixed charge coverage ratio.

    EVENTS OF DEFAULT. The Senior Secured Credit Facility contains customary events of default including, without limitation, non-payment of principal, interest or fees, violation of certain covenants, inaccuracy of representations and warranties in any material respect, cross defaults under certain other indebtedness and agreements (including the gold consignment agreement), bankruptcy and insolvency events, material judgments and liabilities, change of control, dissolution of us or our domestic subsidiaries, failure to maintain valid and perfected security interests, change in conduct of our holding companies and unenforceability of certain documents under the Senior Secured Credit Facility.

GOLD CONSIGNMENT AGREEMENT

    On July 27, 2000, CBI entered into a gold consignment agreement with The Bank of Nova Scotia. The gold consignment agreement permits CBI to hold gold on consignment up to the lowest of (i) $10.1 million, (ii) the dollar value of 27,000 troy ounces of gold and (iii) a borrowing base, determined based upon a percentage of gold located at CBI's facilities and other approved locations, as specified by the agreement. As security for CBI's obligations under the agreement, CBI has granted The Bank of Nova Scotia a lien on the gold held by CBI at its jewelry manufacturing plants and other lender approved inventory locations, as well as a lien on the proceeds from the sale of the gold. In addition, American Achievement has provided The Bank of Nova Scotia with its unsecured guaranty of CBI's obligations under the gold consignment agreement.

    CBI is required to pay certain fees under the gold consignment agreement, including:

    - a consignment fee based upon the current gold rate; and

    - a commitment fee, equal to 0.375% of the dollar value of gold not consigned to CBI but available to CBI under the gold consignment agreement.

    The term of the gold consignment agreement is for 364 days and the agreement may be renewed at the end of each term at the sole discretion of the lender. The current term of the agreement expires on July 25, 2002. There are no material restrictive covenants in the agreement that restrict our ability to conduct our business.

11% SENIOR SUBORDINATED NOTES

    In 1996, our subsidiary, CBI completed the offering of $90 million of its 11% senior subordinated notes, which are also referred to as the 1996 Notes. The 1996 Notes are senior subordinated obligations of CBI and mature on January 15, 2007. The 1996 Notes were issued pursuant to an indenture dated December 16, 1996. The 1996 Indenture was amended by the first supplemental indenture dated as of July 21, 2000.

    The 1996 Indenture, as amended, contains restrictive covenants limiting CBI's ability to sell all or substantially all of its assets or engage in a change in control transaction. TP Holding Corp., the direct parent of Taylor and an indirect wholly owned subsidiary of ours, is a guarantor of CBI's obligations with respect to the 1996 Notes.

    On July 27, 2000, TP Holding Corp. purchased $48.6 million in principal amount of the 1996 Notes at a purchase price equal to 82% of the principal amount of the 1996 Notes.

                          DESCRIPTION OF THE NEW NOTES

    The Company issued $177,000,000 aggregate principal amount of Senior Notes due 2007 on February 20, 2002 (the "Original Notes"), and will issue the New Notes under an indenture (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except for transfer restrictions and registration rights relating to the Original Notes.

    The following description is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture nor does it restate the Indenture in its entirety. We urge you to read the Indenture because it defines your rights. The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the Indenture is available as indicated below under "Where You Can Find More Information." You can find definitions of certain capitalized terms used in this Description of Notes under the subheading "--Certain Definitions." For purposes of this section, references to the "Company" include only American Achievement Corporation and not its subsidiaries or affiliates. References to "Notes" in this section of the prospectus refers to both the "Original Notes" and the "New Notes."

    The New Notes will be senior unsecured obligations of the Company, ranking PARI PASSU in right of payment with all other senior unsecured obligations of the Company. The New Notes will be effectively subordinated to all existing and future secured debt of the Company and the Guarantors to the extent of the assets securing such debt. After giving effect to the offering of the Original Notes, at November 24, 2001, the aggregate amount of secured debt outstanding would have been approximately $17.0 million.

    The Company will issue the New Notes in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as Paying Agent and Registrar for the New Notes. The New Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. No service charge will be made for any registration of transfer or exchange or redemption of New Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company may change any Paying Agent and Registrar without notice to holders of the New Notes (the "Holders"). The Company will pay principal of (and premium, if any, on) the New Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Original Notes that remain outstanding after the completion of this Exchange Offer, together with the New Notes issued in connection with this Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The New Notes will mature on January 1, 2007. $177.0 million in aggregate principal amount of Original Notes were issued on the Issue Date. Interest on the New Notes will accrue at the rate of 11 5/8% per annum and will be payable semiannually in cash on each January 1 and July 1 commencing on July 1, 2002, to the persons who are registered Holders at the close of business on the December 15 and June 15, respectively, immediately preceding the applicable interest payment date. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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    The New Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, the Notes are not redeemable before January 1, 2005. Thereafter, the Company may on any one or more occasions redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 1 of the year set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................    105.813%
2006........................................................    102.906%

    In addition, the Company must pay accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date.

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to January 1, 2005, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 111.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that:

        (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after each such redemption; and

        (2) the Company makes each such redemption not more than 120 days after the consummation of the related Public Equity Offering.

    "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act in which the gross proceeds to the Company are at least $20.0 million.

SELECTION AND NOTICE OF REDEMPTION

    In the event that the Company chooses to redeem at any time less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

        (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

        (2) if such notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

GUARANTEES

    The Notes will be unconditionally guaranteed by all Domestic Restricted Subsidiaries of the Company existing on the Issue Date and thereafter all acquired or created Restricted Subsidiaries other than Foreign Restricted Subsidiaries and Restricted Subsidiaries that are not Material Domestic Restricted Subsidiaries. The Guarantors will jointly and severally guarantee the Company's Obligations under the Indenture and the Notes on a senior unsecured basis (the "Guarantees"). Each Guarantee will rank PARI PASSU in right of payment with all other senior unsecured obligations of the respective Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

    The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the
Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Company applies the Net Cash Proceeds of that sale in accordance with the applicable provisions of the Indenture; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or
(4) upon the payment in full of the Notes.

    In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their respective applicable Guarantees.

    Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

    Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    The Credit Agreement restricts the purchase of the Notes by the Company prior to their maturity and, upon a Change of Control, all amounts outstanding under the Credit Agreement may, at the option of the lenders thereunder, become due and payable. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the Credit Agreement to consummate a Change in Control Offer. The failure of the Company to make or consummate the Change in Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes the rights described under "Events of Default".

    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" below for the definition of "Change of Control". A transaction involving a recapitalization of the Company would result in a Change of Control if it is the type of transaction specified in such definition.

    One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase in many circumstances.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is (i) greater than 2.00 to 1.0 if such Indebtedness is incurred on or before July 1, 2004 or (ii) greater than 2.25 to 1.0 if such Indebtedness is incurred after July 1, 2004.

    For purposes of determining compliance with this covenant, (i) Acquired Indebtedness shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be and (ii) the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

    (b) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than (a) dividends or distributions payable in Qualified Capital Stock of the Company and (b) in the case of a Restricted Subsidiary, dividends or distributions payable
    (i) in Qualified Capital Stock of such Restricted Subsidiary and (ii) to the Company and to any other Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of such Restricted Subsidiary;

        (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, other than such Capital Stock held by the Company or any Restricted Subsidiary;

        (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

        (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

    if at the time of such Restricted Payment or immediately after giving effect thereto,

           (i) a Default or an Event of Default shall have occurred and be continuing;

           (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

          (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum (the "Restricted Payments Basket") of:

               (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the beginning of the first full fiscal quarter commencing subsequent to the Issue Date and ending on the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

               (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock) (excluding any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under the subheading "Redemption--Optional Redemption Upon Public Equity Offerings"); plus

               (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under the subheading "Redemption--Optional Redemption Upon Public Equity Offerings"); plus

               (y) the amount by which the aggregate principal amount (or accreted value, if less) of Indebtedness or the amount by which Disqualified Capital Stock of the Company and its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness (including Disqualified Capital Stock) which is convertible into or exchangeable for Qualified Capital Stock of the Company, together with the net cash proceeds received by the Company at the time of such conversion; plus

               (z) without duplication, the sum of:

                   (1) the aggregate amount returned in cash to the Company or any Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                   (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); and

                   (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary; PROVIDED, HOWEVER, that the sum of clauses (1), (2) and
               (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

        (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

        (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

        (3) the payment of principal, the repurchase, retirement, redemption or other repayment of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or
    (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of
    (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default shall have occurred and be continuing, Refinancing Indebtedness;

        (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock from directors or employees or former directors or employees of the Company or any of its Subsidiaries or their authorized representatives, estates or beneficiaries upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $500,000 in any twelve-month period;

        (5) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a change of control in accordance with provisions similar to the "Change of Control" covenant described herein; PROVIDED that, prior to such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

        (6) the payment or distribution, to dissenting holders of Capital Stock pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; and

        (7) the cancellation or retirement of CBI Subordinated Notes held by a Restricted Subsidiary of the Company.

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (4), (5) and (6) of the immediately preceding paragraph shall be included in such calculation. No issuance and sale of Qualified Capital Stock pursuant to clause (2) or (3) of the immediately preceding paragraph shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

    LIMITATION ON ASSET SALES. (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

        (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that (a) the amount of any Indebtedness or other liabilities of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (b) the fair market value of any marketable securities, currencies, notes or other obligations received by the Company or any such Restricted Subsidiary in exchange for any such assets that are promptly converted into cash or Cash Equivalents within 30 days after receipt thereof shall be deemed to be cash for purposes of this provision; and

        (3) upon the consummation of an Asset Sale, the Company shall, subject to paragraph (B) below, apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

           (a) to repay or prepay any Indebtedness under the Credit Agreement and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; PROVIDED that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Sale and Leaseback Transactions (the "Excluded Sale and Leaseback Transactions") may be used to repay or prepay Indebtedness under any such revolving credit facility without effecting a permanent reduction in the availability under such revolving credit facility to the extent that the aggregate proceeds received from all such Excluded Sale and Leaseback Transactions does not exceed $16.0 million;

           (b) to make an Investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used, or Capital Stock of a Person engaged, in a Permitted Business ("Replacement Assets"); and/or

           (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

    (B) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of paragraph (A) above (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of paragraph (A) above (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, an offer to purchase to all holders of such Pari Passu Indebtedness, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a PRO RATA basis, that amount of New Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

    (C) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

    (D) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this covenant).

    (E) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets", which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    (F) To the extent that the aggregate value of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use the remaining amounts for general corporate purposes. Upon completion of such Net Proceeds Offer, the Net Proceeds Offer Amount will be reset to zero.

    (G) Notwithstanding paragraphs (A) and (B) of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

        (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

        (2) such Asset Sale is for fair market value; PROVIDED that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of paragraphs (A) and (B) of this covenant.

    (H) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu

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Indebtedness properly tender such Indebtedness in an amount exceeding the Net
Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a PRO RATA basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a PRO RATA basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    (I) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company to:

        (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

        (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

        (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

    except for such encumbrances or restrictions existing under or by reason of:

        (a) applicable law;

        (b) the Indenture, the Notes and the Guarantees;

        (c) in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

        (d) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

        (e) agreements or instruments existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, including the Credit Agreement;

        (f) an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, any Restricted Subsidiary of the Company or provisions with respect to the disposition or distribution of assets or property in joint venture agreements or other similar agreements or arrangements entered into in the ordinary course of business;

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        (g) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

        (h) Purchase Money Indebtedness incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant that impose restrictions of the nature described in clause (3) above on the property acquired;

        (i) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

        (j) restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of reasonable financial covenants contained in documentation governing Indebtedness of such Subsidiary permitted under the Indenture; or

        (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (h) or (j) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d),
    (e), (h) or (j).

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

        (1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

        (2) in all other cases, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

    In the event that all Liens, the existence of any of which gives rise to a Lien securing the Notes pursuant to the provisions of this covenant, cease to exist, the Lien securing the New Notes required by this covenant shall automatically be released and the Trustee shall execute appropriate documentation.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (1) either:

           (a) the Company shall be the surviving or continuing corporation; or

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           (b) the Person (if other than the Company) formed by such
       consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

               (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

               (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee in all respects), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

        (2) except in the case of a consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets to a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;

        (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

        (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company and the Company, if surviving, will be automatically discharged from all of its Obligations under the Indenture and the Notes so long as the requirements set forth above are satisfied.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

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    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

        (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

        (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor under the Guarantee, the Indenture and the Registration Rights Agreement;

        (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

    Any merger or consolidation, or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets, (a) of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or (b) of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States or any state thereof or the District of Columbia, need only comply with clause (4) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the third paragraph of this covenant and
(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

    All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, issued by an Independent Financial Advisor and file the same with the Trustee.

    The restrictions set forth in the first paragraph of this covenant shall not apply to:

        (1) reasonable fees and compensation paid to and indemnity and reimbursement provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted

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    Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

        (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

        (3) any agreement (other than the Management Agreement) as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreement as in effect on the Issue Date;

        (4) the payment to Castle Harlan, Inc. of management fees pursuant to and in accordance with the Management Agreement not to exceed the amount per year specified in the Management Agreement; PROVIDED that, in the event the full amount thereof is not paid in any year, the deficiency may cumulate and, provided that no Default or Event of Default shall have occurred and be continuing at the time of payment, may be paid together with the then current management fee for such subsequent year;

        (5) Restricted Payments permitted by the Indenture;

        (6) any employment, stock option, stock repurchase, employee benefit, compensation, business expense reimbursement or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

        (7) loans or advances to employees or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries to the extent permitted under the Indenture;

        (8) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which it files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

        (9) any Affiliate Transaction which constitutes a Permitted Investment;

        (10) any transaction on arm's length terms with non-Affiliates that become Affiliates as a result of such transaction; and

        (11) the issuance of Qualified Capital Stock of the Company or any of its Restricted Subsidiaries.

    ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Material Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Material Domestic Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall:

        (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

        (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

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    CONDUCT OF BUSINESS.  The Company and its Restricted Subsidiaries will not engage in any businesses which is not a Permitted Business.

    REPORTS TO HOLDERS. The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding and prior to the Company being subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee, within the time periods specified in the Commission's rule and regulations:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual financial statements only, a report thereon by the Company's certified independent accountants; and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

    In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    PAYMENTS FOR CONSENT. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (1) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

        (2) the failure to pay the principal of any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

        (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

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        (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time and such failure shall not have been cured or waived within 20 days thereof;

        (5) one or more judgments in an aggregate amount in excess of $5.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments shall remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

        (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

        (7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

        (1) if the rescission would not conflict with any judgment or decree;

        (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

        (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

        (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

    No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

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    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly, and in any event within 5 Business Days, upon any such officer obtaining knowledge of any Default or Event of Default (provided that the Company shall provide such certification at least annually whether or not any officer knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

        (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

        (2) the Company's obligations with respect to the Notes concerning issuing temporary New Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

        (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events)

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described under "Events of Default" will no longer constitute Events of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

           (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

           (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

       in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default arising in connection with the borrowing of funds to fund the deposit referred to in clause (1) above);

        (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

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        (7) the Company shall have delivered to the Trustee an officers'
    certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (9) certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect as to all outstanding New Notes when:

        (1) either:

           (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

           (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (2) the Company has paid all other sums payable under the Indenture by the Company; and

        (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend, waive or otherwise modify provisions of the Indenture for certain specified purposes, including (a) curing ambiguities, defects or inconsistencies so long as such changes do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect, (b) providing for uncertificated Notes in addition to or in place of certificated Notes, (c) providing for the assumption of the Company's obligations to Holders of the Notes in case of a merger or

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consolidation or sale of all or substantially all of the Company's assets; or
(d) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. Other amendments, waivers and other modifications of provisions of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no such amendment, waiver or other modification may:

        (1) reduce the principal amount of Notes at maturity whose Holders must consent to an amendment;

        (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

        (3) reduce the principal of or change or have the effect of changing the fixed maturity of any New Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

        (4) make any Notes payable in money other than that stated in the Notes;

        (5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

        (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

        (7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

        (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

    Notwithstanding the foregoing, the consent of at least 66 2/3% in principal amount of the then outstanding Notes issued under the Indenture shall be required (a) to eliminate any covenant in the Indenture described under "--Certain Covenants" or "--Change of Control" above or any of the related definitions or (b) to amend, modify or waive one or more provisions in any such covenant or definition that would (individually or if aggregated with other amendments, modifications or waivers previously or concurrently made or given) effectively eliminate the protections afforded to the Holders by such covenant, in each case (a) or (b), where such elimination, amendment, modification or waiver would otherwise require the consent of a majority in principal amount of the then outstanding Notes issued under the Indenture.

GOVERNING LAW

    The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that asset sales or other dispositions shall not include: (a) a transaction or

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series of related transactions for which the Company or its Restricted
Subsidiaries receive aggregate consideration of less than $2,000,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) of the Company as permitted under the "Merger, Consolidation and Sale of Assets" covenant; (c) any Restricted Payment permitted by the "Limitation on Restricted Payments" covenants or that constitutes a Permitted Investment; (d) sales or other dispositions of inventory, receivables or other current assets in the ordinary course of business; (e) a Permitted Lien; and (f) a sale or other disposition or abandonment of damaged, worn-out or obsolete property.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "BORROWING BASE" means, as of any date, an amount equal to the sum of:

        (1) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries; and

        (2) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries,

    all calculated on a consolidated basis and in accordance with GAAP.

    To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

    "CAPITAL STOCK" means:

        (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

        (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

        (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

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        (2) marketable direct obligations issued by any state of the United
    States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), or Moody's Investors Service, Inc. ("Moody's");

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
    (5) above.

    "CBI PREFERRED STOCK" means the Series A Preferred Stock, par value $0.01 per share, of Commemorative Brands, Inc.

    "CBI SUBORDINATED NOTES" means the 11% senior subordinated notes due January 15, 2007 of Commemorative Brands, Inc.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (1) any sale, lease, exchange or other transfer other than a Lien permitted by the Indenture or by way of consolidation or merger (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders;

        (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

        (3) (a) prior to a Public Equity Offering after the Issue Date, any Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (b) following a Public Equity Offering after the Issue Date, any Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; PROVIDED, HOWEVER, that such event described in this clause (b) shall not be deemed to be a Change of Control so long as the Permitted Holders own shares representing in the aggregate a greater percentage of the total voting power of the issued and outstanding Capital Stock of the Company than such other Person or Group; or

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        (4) the replacement of a majority of the Board of Directors of the
    Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement, or nomination for election by the Company's shareholders, shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election or nomination as a member of such Board of Directors was previously so approved.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "COMPANY WARRANTS" means warrants to purchase shares of Common Stock of the Company that expire on January 31, 2008 and were initially issued by Commemorative Brands, Inc. in connection with the issuance of the CBI Preferred Stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

        (1) Consolidated Net Income; and

        (2) to the extent Consolidated Net Income has been reduced thereby:

           (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

           (b) Consolidated Interest Expense; and

           (c) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

    With respect to periods prior to the Issue Date, Consolidated EBITDA shall include (without duplication) all adjustments relating to the elimination of salary expense, non-recurring inventory charges and the reunion service business, in each case of the type reflected in the calculation of Adjusted EBITDA set forth in footnote 3 to "Summary Consolidated Historical and Unaudited Pro Forma Financial Data."

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

        (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such

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    calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

        (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

    If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

    Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

        (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) Consolidated Interest Expense; plus

        (2) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

        (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without

                                      100
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    limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

        (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (without duplication):

        (1) after-tax gains or losses from Asset Sales (without regard to the $2,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

        (2) extraordinary gains and extraordinary losses;

        (3) the net income or loss of any Person acquired prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

        (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (other than by reason of the CBI Preferred Stock), except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Restricted Subsidiary;

        (5) the net income (but not loss) of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

        (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

        (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

        (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

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    "CREDIT AGREEMENT" means the Credit Agreement dated as of February 20, 2002, among the Company, the lenders party thereto in their capacities as lenders thereunder and The Bank of Nova Scotia, as administrative agent, together with the documents related thereto (including, without limitation, any instruments, guarantee agreements and pledge and/or security documents), in each case as such agreements may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes, PROVIDED that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to such covenants.

    "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and, if such value exceeds $2.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

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    "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the
Company other than a Domestic Restricted Subsidiary.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

    "GUARANTOR" means: (1) each of the Company's Domestic Restricted Subsidiaries as of the Issue Date; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "INDEBTEDNESS" means with respect to any Person, without duplication:

        (1) all Obligations of such Person for borrowed money;

        (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all Capitalized Lease Obligations of such Person;

        (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding any such Obligations that constitute trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

        (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (6) guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses
    (1) through (5) above and clause (8) below;

        (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

        (8) all Obligations under currency agreements and interest swap agreements of such Person; and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value

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shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INITIAL PURCHASERS" means Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. If the Company designates any of its Restricted Subsidiaries to be an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment on the date of such designation equal to the Designation Amount determined in accordance with the definition of "Unrestricted Subsidiary."

    "ISSUE DATE" means the date of original issuance of the Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "MANAGEMENT AGREEMENT" means the management agreement dated as of March 30, 2001 among the Company, the Subsidiaries of the Company listed therein and Castle Harlan, Inc., as in effect on the Issue Date.

    "MATERIAL DOMESTIC RESTRICTED SUBSIDIARY" means a Domestic Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company having total assets with a book value in excess of $500,000.

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    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

        (1) reasonable out-of-pocket commissions, expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

        (2) net taxes paid or payable as a result of such Asset Sale;

        (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;

        (4) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to the Asset Sale; and

        (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or any Guarantor that ranks PARI PASSU in right of payment with the Notes or such Guarantee, as applicable.

    "PERMITTED BUSINESS" means any business that is the same, similar, reasonably related, complementary or incidental to the business in which the Company or any of its Restricted Subsidiaries are engaged on the Issue Date.

    "PERMITTED HOLDERS" means Castle Harlan, Inc., Castle Harlan Partners II, L.P., Castle Harlan Partners III, L.P. and their respective Affiliates.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (1) Indebtedness under the Notes and the Guarantees issued on the Issue Date;

        (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed
    $50.0 million less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, plus an amount not exceeding the aggregate amount of Indebtedness that is permitted to be incurred, but has not been incurred, under clauses (10) and (14) of this definition;

        (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; PROVIDED that the CBI Subordinated Notes held by a Restricted Subsidiary of the Company on the Issue Date shall not be included in this clause (3), but shall be included in clause (6) below;

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        (4) Interest Swap Obligations of the Company or any Restricted
    Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates;

        (5) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien (other than pursuant to the Credit Agreement) held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien (other than pursuant to the Credit Agreement) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (7) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company and subject to no Lien, other than pursuant to the Credit Agreement; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

        (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of incurrence;

        (9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations incurred in the ordinary course of business;

        (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $10.0 million at any one time outstanding (reduced by the aggregate amount of additional Indebtedness incurred under clause (1) hereof in reliance of this clause (10));

        (11) guarantees of Indebtedness of the Company by any Restricted Subsidiary, PROVIDED that such Indebtedness is permitted to be incurred by another covenant under the Indenture;

        (12) Indebtedness of the Company's Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

        (13) Refinancing Indebtedness; and

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        (14) additional Indebtedness of the Company and its Restricted
    Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any one time outstanding (reduced by the aggregate amount of additional Indebtedness incurred under clause (1) hereof in reliance of this clause (14)).

    For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

    "PERMITTED INVESTMENTS" means:

        (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or a Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor or that will merge or consolidate into the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor;

        (2) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

        (3) Investments in cash and Cash Equivalents;

        (4) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries (a) to finance the purchase by such Persons of Capital Stock of the Company or any of its Restricted Subsidiaries not in excess of $1.0 million in any twelve month period and
    (b) in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding;

        (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and not for speculative purposes and otherwise in compliance with the Indenture;

        (6) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

        (9) Investments existing on the Issue Date;

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        (10) any acquisition of assets solely in exchange for the issuance of
    Qualified Capital Stock of the Company or any of its Restricted Subsidiaries; and

        (11) Investments made by the Company or any of its Restricted Subsidiaries with the proceeds of a substantially concurrent offering of Qualified Capital Stock of the Company (which proceeds of any such offering of Qualified Capital Stock shall not have been, and shall not be, included in the calculation of the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect such Investments).

    "PERMITTED LIENS" means the following types of Liens:

        (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

        (2) Liens securing the Notes and the Guarantees;

        (3) Liens securing Indebtedness under the Credit Agreement; PROVIDED that such Indebtedness does not exceed the greater of (a) the amount of Indebtedness permitted to be incurred pursuant to clause (2) of the definition of "Permitted Indebtedness" and (b) the Borrowing Base;

        (4) Liens in favor of the Company or any Restricted Subsidiary of the Company;

        (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens: (i) taken as a whole are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

        (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (9) Liens arising by reward of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

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        (10) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (11) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (14) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted pursuant to clause (4) of the definition of "Permitted Indebtedness";

        (15) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness; PROVIDED, HOWEVER, that in the case of Capitalized Lease Obligations, such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligations;

        (16) Liens securing Indebtedness under Currency Agreements permitted to be incurred pursuant to clause (5) of the definition of "Permitted Indebtedness";

        (17) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that:

           (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

           (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

        (18) Liens securing Indebtedness incurred pursuant to clause (14) of the definition of "Permitted Indebtedness";

        (19) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Company or any Restricted Subsidiary of the Company in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

        (20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

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        (21) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations under precious metals consignment agreements;

        (22) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (1), (15) or (17) of the definition of "Permitted Liens"; PROVIDED that any such extension, renewal or replacement is no more restrictive in any material respect that the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; PROVIDED, HOWEVER, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (11), (12) or
(14) of the definition of Permitted Indebtedness), in each case, other than Refinancing Indebtedness incurred to Refinance all of the Notes, that does not:

        (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

        (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and
    (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

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
    "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

    "SIGNIFICANT SUBSIDIARY", with respect to any Person, means (1) any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary of such Person that, when aggregated with all other Restricted Subsidiaries of such Person that are not otherwise Significant Subsidiaries and as to which any event described in clause (6) under "--Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or such Guarantee, as the case may be.

    "SUBSIDIARY", with respect to any Person, means:

        (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

        (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "UNRESTRICTED SUBSIDIARY" of any Person means:

        (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

        (1) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant, including that the Company would be permitted to make, at the time of such designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of the "Limitation on Restricted Payments" covenant, in either case, in an amount (the

    "Designation Amount") equal to the fair market value of the Company's proportionate interest in such Subsidiary on such date; and

        (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

        (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

        (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

    Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

    "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding securities which confer on the holders thereof the right to elect directors or their functional equivalents (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a general discussion of certain United States federal income tax considerations relating to the exchange of Original Notes for New Notes and the ownership and disposition of the New Notes by an initial beneficial owner of the Original Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described below. We have not obtained and do not intend to obtain a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations resulting from the exchange of Original Notes for New Notes or from holding or disposing of the New Notes.

    In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to initial holders who purchased the Original Notes for cash at the initial offering at the original offering price and who hold the Original Notes, and will hold the New Notes, as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE EXCHANGE OF ORIGINAL NOTES FOR NEW NOTES AND THE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

    As used herein, the term "U.S. holder" means a beneficial owner of a note that is for United States federal income tax purposes:

    (1) a citizen or resident of the United States;

    (2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

    (3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or

    (4) a trust that either is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

    As used herein, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

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
  PAYMENTS OF INTEREST

    Interest on an Original Note or a New Note will generally be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for tax purposes.

  EXCHANGE PURSUANT TO EXERCISE OF REGISTRATION RIGHTS

    Neither an exchange of an Original Note for a New Note nor the filing of a registration statement with respect to the resale of the New Notes should be a taxable event to you, and you should not recognize any taxable gain or loss or any interest income as a result of such exchange or such filing. We are obligated to pay Additional Interest on the notes to you under certain circumstances described under "Exchange Offer; Registration Rights." We intend to take the position that such payments should be treated for tax purposes as additional interest, although we cannot assure you that the IRS will not propose a different method of taxing the Additional Interest payments.

  PAYMENTS UPON REGISTRATION DEFAULT

    Because the notes provide for the payment of Additional Interest, they could be subject to certain rules relating to debt instruments that provide for one or more contingent payments, referred to as the "Contingent Payment Regulations." Under the Contingent Payment Regulations, however, a payment is not a contingent payment merely because of a contingency that, as of the issue date, is "remote." We intend to take the position that, for purposes of the Contingent Payment Regulations, the payment of Additional Interest is a "remote" contingency as of the issue date. Accordingly, the Contingent Payment Regulations should not apply to the notes unless payments are actually made.

    If payments of Additional Interest are actually made, then they likely would be includible in your gross income in the taxable year in which such payments were actually made, regardless of the tax accounting method you use. If such payments were actually made the notes would probably be treated as reissued for purposes of applying the original issue discount rules under the Code and the Treasury Regulations.

    Our position for purposes of the Contingent Payment Regulations that the payment of such Additional Interest is a remote contingency as of the issue date is binding on you for U.S. federal income tax purposes, unless you disclose in the proper manner to the IRS that you are taking a different position.

  OPTIONAL REDEMPTION

    The notes may be redeemed prior to their stated maturity at our option or at the option of the holders under certain circumstances. We do not believe that either our or the holders' ability to redeem or cause the redemption of the notes prior to the stated maturity thereof would affect the yield of the notes for U.S. federal income tax purposes.

  SALE, EXCHANGE OR REDEMPTION OF THE NOTES

    Upon the disposition of a note by sale, exchange or redemption (other than an exchange pursuant to this exchange offer), you will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest)

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
and (ii) your adjusted federal income tax basis in the note. Your adjusted federal income tax basis in a note generally will equal the cost of the note.

    Any gain or loss you recognize on a disposition of a note will generally constitute capital gain or loss and will be long-term capital gain or loss if you have held the note for longer than one year. Non-corporate taxpayers are generally subject to a maximum regular federal income tax rate of 20% on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under the Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding with respect to cash payments in respect of the notes. This withholding applies only if you (i) fail to furnish your social security number or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is your correct number and that you are not subject to backup withholding. The backup withholding tax rate for amounts paid on or before December 31, 2001 is 30.5%. Thereafter, the backup withholding tax rate will be equal to the fourth lowest rate of tax applicable under section 1(c) of the Code (for amounts paid after December 31, 2001, the rate will initially be reduced to 30% and is scheduled to continue to be adjusted accordingly). Any amount withheld from a payment under the backup withholding rules is allowable as credit against your United States federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

NON-U.S. HOLDERS

  U.S. FEDERAL WITHHOLDING TAX

    The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on the notes provided that:

    - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

    - you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership;

    - you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

    - you have fulfilled the statement requirements set forth in section 871(h) or section 881(c) of the Code, as discussed below.

    The statement requirements referred to above will be fulfilled if you certify on IRS Form W-8BEN or other successor form, under penalties of perjury, that you are not a United States person and provide your name and address, and
(i) you file IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a note held on your behalf by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary. You should consult your tax advisor regarding possible additional reporting requirements.

    If you cannot satisfy the requirements described above, payments of principal and interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS
Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that payments on the note are not subject to withholding tax because such payments are effectively connected with your conduct of a trade or business in the United States, as discussed below.

    The 30% U.S. federal withholding tax will generally not apply to any gain or income that you realize on the sale, exchange, or other disposition of the notes.

  U.S. FEDERAL ESTATE TAX

    Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury Regulations) and (2) interest on those notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

  U.S. FEDERAL INCOME TAX

    If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In that case, you would not be subject to the 30% U.S. federal withholding tax. See "U.S. Holders" above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes will be included in earnings and profits if so effectively connected.

    Any gain or income realized on the sale, exchange, or redemption of notes generally will not be subject to U.S. federal income tax unless:

    - that gain or income is effectively connected with the conduct of a trade or business in the United States by you;

    - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

    - you are subject to tax under tax laws applicable to certain U.S. expatriates.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S.

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
person and we have received from you the statement described above under "U.S. Federal Withholding Tax."

    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or (iv) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    A broker-dealer that is the holder of Original Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates, may exchange those Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-marking or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented form time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where the Original Notes were acquired as result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale, except that the period may be suspended for a period if we and our guarantors determine, upon the advise of counsel, that the amended or supplemented prospectus would require disclosure of confidential information or interfere with any of our financing, acquisition, reorganization or other material transactions. All broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreements (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby and the subsidiary guarantees will be passed upon by Schulte Roth & Zabel LLP, New York, New York. In giving its opinion, Schulte Roth & Zabel will rely as to some matters of Illinois law with respect to ECI on the opinion of Schwartz Cooper Greenberger Krauss, Chartered.

                              INDEPENDENT AUDITORS

    The consolidated financial statements and schedules of American Achievement Corporation, as of August 26, 2000 and August 25, 2001 and for the fiscal years ended August 28, 1999, August 26, 2000 and August 25, 2001, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

    The consolidated financial statements of TP Holding Corp., for the six months ended July 27, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

    The consolidated financial statements of Taylor Publishing Company and subsidiary for the five-month period ended February 11, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

    The consolidated financial statements of Taylor Publishing Company and subsidiary as of September 3, 1999 and for the fiscal year then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Educational Communications, Inc. as of December 31, 2000 and December 31, 1999 and for the three fiscal years ended December 31, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

    We have agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the past financial statements of Taylor Publishing Company and subsidiary included in this prospectus.

    We have agreed to indemnify and hold Altschuler, Melvoin and Glasser LLP (Altschuler) harmless against and from any and all legal costs and expenses incurred by Altschuler in successful defense of any legal action or proceeding that arises as a result of Altschuler's consent to the inclusion of its audit report on the past financial statements of Educational Communications, Inc. included in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of the New Notes. This prospectus does not contain all the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the New Notes in the registration statement. The registration statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the SEC's Regional Offices: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 as prescribed rates. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including American Achievement, that file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily by complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

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
                        AMERICAN ACHIEVEMENT CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
AMERICAN ACHIEVEMENT CORPORATION

    Report of Independent Public Accountants................     F-2
    Consolidated Balance Sheets as of August 26, 2000,
     August 25, 2001 and November 24, 2001 (unaudited)......     F-3
    Consolidated Statements of Operations for the Fiscal
     Years Ended August 28, 1999, August 26, 2000 and
     August 25, 2001 and for the three months ended
     November 25, 2000 (unaudited) and November 24, 2001
     (unaudited)............................................     F-4
    Consolidated Statements of Stockholders' Equity for the
     Fiscal Years Ended August 28, 1999, August 26, 2000
     and August 25, 2001 and for the three months ended
     November 24, 2001 (unaudited)..........................     F-5
    Consolidated Statements of Cash Flows for the Fiscal
     Years Ended August 28, 1999, August 26, 2000 and
     August 25, 2001 and for the three months ended
     November 25, 2000 (unaudited) and November 24, 2001
     (unaudited)............................................     F-6
    Notes to Consolidated Financial Statements..............     F-7

TP HOLDING CORP.

    Report of Independent Public Accountants................    F-39
    Consolidated Statement of Income for the six months
     ended July 27, 2000....................................    F-40
    Consolidated Statement of Stockholders' Equity for the
     six months ended
      July 27, 2000.........................................    F-41
    Consolidated Statement of Cash Flows for the six months
     ended July 27, 2000....................................    F-42
    Notes to Consolidated Financial Statements..............    F-43

TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

    Report of Independent Public Accountants................    F-48
    Consolidated Statement of Operations for the five-month
     period ended February 11, 2000.........................    F-49
    Consolidated Statement of Stockholder's Equity for the
     five-month period ended February 11, 2000..............    F-50
    Consolidated Statement of Cash Flows for the five-month
     period ended February 11, 2000.........................    F-51
    Notes to Consolidated Financial Statements..............    F-52

TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

    Independent Auditors' Report............................    F-58
    Consolidated Balance Sheet as of September 3, 1999......    F-59
    Consolidated Statement of Operations for the Fiscal Year
     Ended September 3, 1999................................    F-60
    Consolidated Statement of Stockholder's Equity for the
     Fiscal Year Ended September 3, 1999....................    F-61
    Consolidated Statement of Cash Flows for the Fiscal Year
     Ended September 3, 1999................................    F-62
    Notes to Consolidated Financial Statements..............    F-63

EDUCATIONAL COMMUNICATIONS, INC.

    Independent Auditor's Report............................    F-69
    Balance Sheets as of December 31, 2000 and 1999.........    F-70
    Statements of Income for the Years Ended December 31,
     2000, 1999 and 1998....................................    F-71
    Statements of Changes in Stockholders' Equity for the
     Years Ended
      December 31, 2000, 1999 and 1998......................    F-72
    Statements of Cash Flows for the Years Ended
     December 31, 2000, 1999 and 1998.......................    F-73
    Notes to Financial Statements...........................    F-74

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
American Achievement Corporation (f/k/a/ Commemorative Brands Holding Corporation):

    We have audited the accompanying consolidated balance sheets of American Achievement Corporation (a Delaware corporation, successor to Commemorative Brands Holding Corporation), and subsidiaries as of August 26, 2000, and
August 25, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended August 28, 1999, August 26, 2000 and August 25, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Achievement Corporation and subsidiaries as of August 26, 2000, and August 25, 2001, and the results of their operations and their cash flows for the fiscal years ended August 28, 1999, August 26, 2000 and August 25, 2001, in conformity with accounting principles generally accepted in the United States.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements on valuation and qualifying accounts is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen LLP

Austin, Texas
October 19, 2001

                        AMERICAN ACHIEVEMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              AUGUST 26,   AUGUST 25,   NOVEMBER 24,
                                                                 2000         2001          2001
                                                              ----------   ----------   ------------
                                                                                        (UNAUDITED)
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents...............................   $  1,887     $  2,636    $     4,876
    Accounts receivable, net of allowance for doubtful
      accounts of $2,996, $3,379 and $3,787 (unaudited),
      respectively..........................................     39,339       49,931         52,598
    Inventories, net........................................     27,987       26,672         24,810
    Prepaid expenses and other current assets, net..........     17,463       15,916         14,890
                                                               --------     --------    -----------
      Total current assets..................................     86,676       95,155         97,174
    Property, plant and equipment, net......................     67,743       64,842         64,140
    Trademarks, net of accumulated amortization of $2,850,
      $3,942 and $4,361 (unaudited), respectively...........     27,890       42,299         41,879
    Goodwill, net of accumulated amortization of $8,217,
      $11,655 and $12,670 (unaudited), respectively.........    114,672      147,497        146,913
    Other assets, net.......................................     29,572       30,160         29,313
                                                               --------     --------    -----------
        Total assets........................................   $326,553     $379,953    $   379,419
                                                               ========     ========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Bank overdraft..........................................   $  5,152     $  4,243    $     4,587
    Accounts payable and accrued expenses...................     50,653       60,115         57,468
    Bridge Notes due to Affiliates..........................     16,160           --
    Current portion of long-term debt.......................      8,050       12,900         13,212
                                                               --------     --------    -----------
        Total current liabilities...........................     80,015       77,258         75,267
    Long-term debt, net of current portion..................    167,043      183,714        181,357
    Bridge Notes due to Affiliates..........................         --       26,995         27,726
    Other long-term liabilities.............................      1,947        4,527          4,852
                                                               --------     --------    -----------
        Total liabilities...................................    249,005      292,494        289,202
REDEEMABLE MINORITY INTEREST IN SUBSIDIARY..................     14,450       15,650         15,950
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    American Achievement Series A preferred, $.01 par value,
      1,000,000 shares and 1,200,000 shares authorized,
      respectively, 854,467 shares 1,001,347 shares and
      1,001,347 (unaudited) issued and outstanding,
      respectively, liquidation preference of $85,447,
      $100,135, and $100,135 (unaudited) respectively.......          9           10             10
    American Achievement Series B preferred, $.01 par value,
      25,000 shares and none authorized, respectively, none
      issued and outstanding................................         --           --             --
    American Achievement common stock, $.01 par value,
      1,250,000 shares authorized, 696,914 shares, 809,351
      shares and 809,351 shares (unaudited) issued and
      outstanding, respectively.............................          7            8              8
    Additional paid-in capital..............................     78,760       94,760         94,760
    Accumulated other comprehensive loss....................         --       (2,751)        (3,166)
    Accumulated deficit.....................................    (15,678)     (20,218)       (17,345)
                                                               --------     --------    -----------
        Total stockholders' equity..........................     63,098       71,809         74,267
                                                               --------     --------    -----------
        Total liabilities and stockholders' equity..........   $326,553     $379,953    $   379,419
                                                               ========     ========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AMERICAN ACHIEVEMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                       FOR THE THREE
                                             FOR THE FISCAL YEARS ENDED                MONTHS ENDED
                                        ------------------------------------   -----------------------------
                                        AUGUST 28,   AUGUST 26,   AUGUST 25,   NOVEMBER 25,    NOVEMBER 24,
                                           1999         2000         2001          2000            2001
                                        ----------   ----------   ----------   -------------   -------------
                                                                                        (UNAUDITED)
Net sales.............................   $168,865     $182,285     $281,515       $64,338         $77,572
Cost of sales.........................     73,268       80,929      141,946        35,539          35,947
                                         --------     --------     --------       -------         -------
    Gross profit......................     95,597      101,356      139,569        28,799          41,625
Selling, general and administrative
  expenses............................     85,075       85,559      119,930        29,543          32,402
                                         --------     --------     --------       -------         -------
    Operating income..................     10,522       15,797       19,639          (744)          9,223
Interest expense, net.................     14,594       15,691       22,846         5,868           5,930
                                         --------     --------     --------       -------         -------
    Income (loss) before provision for
      income taxes....................     (4,072)         106       (3,207)       (6,612)          3,293
Provision for income taxes............        120          333          133           369             120
                                         --------     --------     --------       -------         -------
    Income (loss) before extraordinary
      item............................     (4,192)        (227)      (3,340)       (6,981)          3,173
Gain on extinguishment of debt, net of
  income taxes of $46.................         --        6,695           --            --              --
                                         --------     --------     --------       -------         -------
    Net income (loss).................     (4,192)       6,468       (3,340)       (6,981)          3,173
Preferred dividends...................     (1,200)      (1,200)      (1,200)         (300)           (300)
                                         --------     --------     --------       -------         -------
    Net income (loss) to common
      stockholders....................   $ (5,392)    $  5,268     $ (4,540)      $(7,281)        $ 2,873
                                         ========     ========     ========       =======         =======

  The accompanying notes are an integral part of these consolidated financial statements.

                        AMERICAN ACHIEVEMENT CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               PREFERRED STOCK
                                                      ------------------------------------------------------------------
                                                                       SERIES A                           SERIES B
                                                      -------------------------------------------   --------------------
                                                                                  AMERICAN
                                                        CBI INC. "OLD"        ACHIEVEMENT "NEW"        CBI INC. "OLD"
                                                      -------------------   ---------------------   --------------------
                                                       SHARES     AMOUNT     SHARES      AMOUNT      SHARES     AMOUNT
                                                      --------   --------   ---------   ---------   --------   ---------
BALANCE, August 29, 1998............................   100,000    $   1            --   $     --     377,156   $      4
Repurchase of CBI Inc. "Old" common stock...........        --       --            --         --          --         --
Issuance of CBI Inc. "Old" preferred stock..........        --       --            --         --      83,829          1
Accrued CBI Inc. "Old" preferred stock dividends....        --       --            --         --          --         --
Net loss............................................        --       --            --         --          --         --
                                                      --------    -----     ---------   ---------   --------   ---------
BALANCE, August 28, 1999............................   100,000        1            --         --     460,985          5
Reclassification of CBI Inc. "Old" Series A
  preferred stock to redeemable minority interest in
  subsidiary in connection with the July 27, 2000,
  Merger of CBI Inc. and American Achievement (Note
  3)................................................  (100,000)      (1)           --         --          --         --
Issuance of American Achievement "New" Series A
  Preferred and "New" Common in exchange for CBI
  Inc. "Old" Series B Preferred and "Old" Common....        --       --       460,985          5    (460,985)        (5)
Issuance of American Achievement "New" Common and
  "New" Series A Preferred in acquisition of
  Taylor............................................        --       --       393,482          4          --         --
Accrued dividends on CBI Inc. "Old" Series A
  Preferred.........................................        --       --            --         --          --         --
Net income..........................................        --       --            --         --          --         --
                                                      --------    -----     ---------   ---------   --------   ---------
BALANCE, August 26, 2000............................        --       --       854,467          9          --         --
Comprehensive loss-
Net loss............................................        --       --            --         --          --         --
Adjustment in minimum pension liability.............        --       --            --         --          --         --
Change in effective portion of derivative loss......        --       --            --         --          --         --
Total comprehensive loss............................
Issuance of American Achievement Series B Preferred
  Stock.............................................        --       --            --         --          --         --
Exchange of Series B Preferred Stock for Series A
  and common stock..................................        --       --       146,880          1          --         --
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock...................................        --       --            --         --          --         --
Exercise of stock options...........................        --       --            --         --          --         --
                                                      --------    -----     ---------   ---------   --------   ---------
BALANCE, August 25, 2001............................        --       --     1,001,347         10          --         --
                                                      --------    -----     ---------   ---------   --------   ---------
Comprehensive loss-
Net loss income (unaudited).........................        --       --            --         --          --         --
Adjustment in minimum pension liability
  (unaudited).......................................        --       --            --         --          --         --
Change in effective portion of derivative loss
  (unaudited).......................................        --       --            --         --          --         --
Total comprehensive income (loss) (unaudited).......
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock (unaudited).......................        --       --            --         --          --         --
                                                      --------    -----     ---------   ---------   --------   ---------
BALANCE, November 24, 2001 (unaudited)..............        --    $  --     1,001,347   $     10          --   $     --
                                                      ========    =====     =========   =========   ========   =========

                                                         PREFERRED STOCK
                                                      ---------------------
                                                            SERIES B                         COMMON STOCK
                                                      ---------------------   ------------------------------------------
                                                            AMERICAN                                      AMERICAN
                                                        ACHIEVEMENT "NEW"       CBI INC. "OLD"       ACHIEVEMENT "NEW"
                                                      ---------------------   -------------------   --------------------
                                                       SHARES      AMOUNT      SHARES     AMOUNT     SHARES     AMOUNT
                                                      ---------   ---------   --------   --------   --------   ---------
BALANCE, August 29, 1998............................        --      $  --      377,156     $  4          --    $     --
Repurchase of CBI Inc. "Old" common stock...........        --         --       (1,171)      --          --          --
Issuance of CBI Inc. "Old" preferred stock..........        --         --           --       --          --          --
Accrued CBI Inc. "Old" preferred stock dividends....        --         --           --       --          --          --
Net loss............................................        --         --           --       --          --          --
                                                       -------      -----     --------     ----     -------    ---------
BALANCE, August 28, 1999............................        --         --      375,985        4          --          --
Reclassification of CBI Inc. "Old" Series A
  preferred stock to redeemable minority interest in
  subsidiary in connection with the July 27, 2000,
  Merger of CBI Inc. and American Achievement (Note
  3)................................................        --         --           --       --          --          --
Issuance of American Achievement "New" Series A
  Preferred and "New" Common in exchange for CBI
  Inc. "Old" Series B Preferred and "Old" Common....        --         --     (375,985)      (4)    375,985           4
Issuance of American Achievement "New" Common and
  "New" Series A Preferred in acquisition of
  Taylor............................................        --         --           --       --     320,929           3
Accrued dividends on CBI Inc. "Old" Series A
  Preferred.........................................        --         --           --       --          --          --
Net income..........................................        --         --           --       --          --          --
                                                       -------      -----     --------     ----     -------    ---------
BALANCE, August 26, 2000............................        --         --           --       --     696,914           7
Comprehensive loss-
Net loss............................................        --         --           --       --          --          --
Adjustment in minimum pension liability.............        --         --           --       --          --          --
Change in effective portion of derivative loss......        --         --           --       --          --          --

Total comprehensive loss............................
Issuance of American Achievement Series B Preferred
  Stock.............................................    16,000        160           --       --          --          --
Exchange of Series B Preferred Stock for Series A
  and common stock..................................   (16,000)      (160)          --       --     112,137           1
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock...................................        --         --           --       --          --          --
Exercise of stock options...........................        --         --           --       --         300          --
                                                       -------      -----     --------     ----     -------    ---------
BALANCE, August 25, 2001............................        --         --           --       --     809,351           8
                                                       -------      -----     --------     ----     -------    ---------
Comprehensive loss-
Net loss income (unaudited).........................        --         --           --       --          --          --
Adjustment in minimum pension liability
  (unaudited).......................................        --         --           --       --          --          --
Change in effective portion of derivative loss
  (unaudited).......................................        --         --           --       --          --          --

Total comprehensive income (loss) (unaudited).......
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock (unaudited).......................        --         --           --       --          --          --
                                                       -------      -----     --------     ----     -------    ---------
BALANCE, November 24, 2001 (unaudited)..............        --      $  --           --     $ --     809,351    $      8
                                                       =======      =====     ========     ====     =======    =========


                                                                    ACCUMULATED
                                                      ADDITIONAL       OTHER
                                                       PAID-IN     COMPREHENSIVE   ACCUMULATED
                                                       CAPITAL         LOSS          DEFICIT      TOTAL
                                                      ----------   -------------   -----------   --------
BALANCE, August 29, 1998............................   $50,391        $    --       $(15,554)    $34,846
Repurchase of CBI Inc. "Old" common stock...........        (7)            --             --          (7)
Issuance of CBI Inc. "Old" preferred stock..........     8,382             --             --       8,383
Accrued CBI Inc. "Old" preferred stock dividends....        --             --         (1,200)     (1,200)
Net loss............................................        --             --         (4,192)     (4,192)
                                                       -------        -------       --------     -------
BALANCE, August 28, 1999............................    58,766             --        (20,946)     37,830
Reclassification of CBI Inc. "Old" Series A
  preferred stock to redeemable minority interest in
  subsidiary in connection with the July 27, 2000,
  Merger of CBI Inc. and American Achievement (Note
  3)................................................    (9,999)            --             --     (10,000)
Issuance of American Achievement "New" Series A
  Preferred and "New" Common in exchange for CBI
  Inc. "Old" Series B Preferred and "Old" Common....        --             --             --          --
Issuance of American Achievement "New" Common and
  "New" Series A Preferred in acquisition of
  Taylor............................................    29,993             --             --      30,000
Accrued dividends on CBI Inc. "Old" Series A
  Preferred.........................................        --             --         (1,200)     (1,200)
Net income..........................................        --             --          6,468       6,468
                                                       -------        -------       --------     -------
BALANCE, August 26, 2000............................    78,760             --        (15,678)     63,098
Comprehensive loss-
Net loss............................................        --             --         (3,340)    $(3,340)
Adjustment in minimum pension liability.............        --           (519)            --        (519)
Change in effective portion of derivative loss......        --         (2,232)            --      (2,232)
                                                                      -------       --------     -------
Total comprehensive loss............................                   (2,751)        (3,340)    $(6,091)
Issuance of American Achievement Series B Preferred
  Stock.............................................    15,840             --             --      16,000
Exchange of Series B Preferred Stock for Series A
  and common stock..................................       158             --             --          --
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock...................................        --             --         (1,200)     (1,200)
Exercise of stock options...........................         2             --             --           2
                                                       -------        -------       --------     -------
BALANCE, August 25, 2001............................    94,760         (2,751)       (20,218)     71,809
                                                       -------        -------       --------     -------
Comprehensive loss-
Net loss income (unaudited).........................        --             --          3,173       3,173
Adjustment in minimum pension liability
  (unaudited).......................................        --             --             --          --
Change in effective portion of derivative loss
  (unaudited).......................................        --           (415)            --        (415)
                                                                      -------       --------     -------
Total comprehensive income (loss) (unaudited).......                     (415)         3,173       2,758
Accrued interest on CBI Inc. "Old" Series A
  Preferred Stock (unaudited).......................        --             --           (300)       (300)
                                                       -------        -------       --------     -------
BALANCE, November 24, 2001 (unaudited)..............   $94,760        $(3,166)      $(17,345)    $74,267
                                                       =======        =======       ========     =======

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                        AMERICAN ACHIEVEMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                         FOR THE THREE
                                                                FOR THE FISCAL YEAR ENDED                MONTHS ENDED
                                                           ------------------------------------   ---------------------------
                                                           AUGUST 28,   AUGUST 26,   AUGUST 25,   NOVEMBER 25,   NOVEMBER 24,
                                                              1999         2000         2001          2000           2001
                                                           ----------   ----------   ----------   ------------   ------------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income....................................   $(4,192)     $  6,468     $ (3,340)     $(6,981)       $ 3,173
    Adjustments to reconcile net (loss) income to net
      cash provided by (used in) operating activities--
        Depreciation and amortization....................     7,176         9,100       17,586        3,870          4,762
        Gain on retirement of debt.......................        --        (6,741)          --           --             --
        Provision for doubtful accounts..................     1,389           630          383           35            408
        Other............................................                                1,534          340            649
        (Increase) decrease in receivables...............    (5,391)        3,622      (10,093)      (9,449)        (3,075)
        Decrease in inventories, net.....................       495           151          881        3,406          1,862
        (Increase) decrease in prepaid expenses and other
          current assets, net............................       617          (276)         640          (59)         1,026
        Increase in other assets, net....................      (765)       (4,778)      (2,620)         209           (770)
        Increase (decrease) in bank overdraft, accounts
          payable and accrued expenses and other
          long-term liabilities..........................     1,768       (17,544)       5,285        8,986         (2,393)
                                                            -------      --------     --------      -------        -------
            Net cash provided by (used in) operating
              activities.................................     1,097        (9,368)      10,256          357          5,642
                                                            -------      --------     --------      -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment...........    (9,785)       (5,087)      (7,499)      (1,932)        (2,088)
    Sale of Publishing Segment...........................        --            --           47           --             --
    Acquisition of Taylor Senior Holding, net of cash
      acquired...........................................        --           905           --           --             --
    Acquisition of Educational Communications Inc., net
      of cash and cash equivalents acquired..............        --            --      (50,413)          --             --
                                                            -------      --------     --------      -------        -------
            Net cash used in investing activities........    (9,785)       (4,182)     (57,865)      (1,932)        (2,088)
                                                            -------      --------     --------      -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt issuance..........................        --        98,984       35,835          478            732
    Payments for repurchase of common stock..............        (7)           --           --           --             --
    Proceeds from issuance of common and preferred
      stock..............................................     8,383            --       16,000           --             --
    Exercise of stock option.............................        --            --            2           --             --
    Payments on term loan facility, net..................    (1,250)      (62,638)      (8,600)        (888)        (3,225)
    Bank revolver borrowings, net........................     1,338       (21,660)       5,121        3,405          1,179
                                                            -------      --------     --------      -------        -------
            Net cash provided by (used in) financing
              activities.................................     8,464        14,686       48,358        2,995         (1,314)
                                                            -------      --------     --------      -------        -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....      (224)        1,136          749        1,420          2,240
CASH AND CASH EQUIVALENTS, beginning of fiscal year......       975           751        1,887        1,887          2,636
                                                            -------      --------     --------      -------        -------
CASH AND CASH EQUIVALENTS, end of fiscal year............   $   751      $  1,887     $  2,636        3,307          4,876
                                                            =======      ========     ========      =======        =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the fiscal year for--
        Interest.........................................   $14,358      $ 17,730     $ 20,461      $    --        $   399
                                                            =======      ========     ========      =======        =======
        Taxes............................................   $    94      $    226     $    443      $   443        $    25
                                                            =======      ========     ========      =======        =======
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
    Accrued dividends on CBI Inc. "Old" Series A
      Preferred..........................................   $ 1,200      $  1,200     $  1,200          300            300
                                                            =======      ========     ========      =======        =======
    Issuance of common and preferred stock in acquisition
      of Taylor Senior Holding...........................   $    --      $ 30,000     $     --           --             --
                                                            =======      ========     ========      =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                        AMERICAN ACHIEVEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BACKGROUND AND ORGANIZATION:

    AMERICAN ACHIEVEMENT CORPORATION (American Achievement), a Delaware corporation, was formed on June 27, 2000. Commemorative Brands Inc. (CBI Inc.) became a subsidiary of American Achivement pursuant to an agreement and plan of merger among CBI Inc., American Achievement and Commemorative Brands Acquisition Corp. (CB Acquisition) (see Note 3). On July 27, 2000, American Achievement acquired all issued and outstanding shares of Taylor Senior Holding Corp. (Taylor Senior Holding) through the issuance of common and preferred stock of American Achievement in a transaction accounted for as a purchase. Consequently, the operating results of Taylor Senior Holding have been included from the July 27, 2000, acquisition date. On March 30, 2001, American Achievement acquired all of the outstanding stock of Educational Communications, Inc. (ECI). The transaction was accounted for as a purchase. Consequently, the results of operations of ECI are included from the acquisition date, March 30, 2001 (see
Note 3). Taylor Senior Holding and ECI are wholly owned subsidiaries of American Achievement, and CBI Inc. is a majority-owned subsidiary of American Achievement. American Achievement, together with its subsidiaries, is referred to herein as the "Company." The Company is a manufacturer and supplier of class rings, yearbooks and other graduation-related scholastic products for the high school and college markets and manufactures and markets recognition and affinity jewelry designed to commemorate significant events, achievements and affiliations. The Company also operates a reunion services division which provides full-service reunion planning for high schools and sells achievement publications in the specialty directory publishing industry nationwide. The Company markets its products and services primarily in the United States and has identified two distinct reporting segments, scholastic products and affinity products (see Note 15). The Company's corporate offices and primary manufacturing facilities are located in Austin and Dallas, Texas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FISCAL YEAR-END

    The Company uses a 52/53-week fiscal year ending on the last Saturday of August.

INTERIM FINANCIAL STATEMENTS

    The accompanying consolidated balance sheet as of November 24, 2001, the consolidated statements of operations and cash flows for the three months ended November 25, 2000 and November 24, 2001 and the consolidated statement of stockholders' equity for the three months ended November 24, 2001 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for the interim periods. Results for the three months ended November 24, 2001 are not necessarily indicative of the results that may be expected for the year ending August 31, 2002.

CONSOLIDATION

    The consolidated financial statements for the fiscal year ended August 25, 2001, include the accounts of American Achievement and its subsidiaries, ECI, CBI Inc. and Taylor Senior Holding, together with their wholly owned subsidiaries. The consolidated financial statements for the year ended

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
August 26, 2000, include the accounts of CBI Inc. and Taylor Senior Holding, together with their wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

INVENTORIES

    Inventories, which include raw materials, labor and manufacturing overhead, are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

SALES REPRESENTATIVE ADVANCES AND RELATED RESERVE

    The Company advances funds to sales representatives and makes payments to predecessor sales representatives on behalf of successor sales representatives as prepaid commissions against anticipated earnings. Such amounts are repaid by the sales representatives through earned commissions on product sales. The Company provides reserves to cover those amounts which it estimates to be uncollectible. These amounts are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided principally using the straight-line method based on estimated useful lives of the assets as follows:

DESCRIPTION                                                    USEFUL LIFE
-----------                                                   --------------
Buildings and improvements..................................  10 to 25 years
Tools and dies..............................................  10 to 14 years
Machinery and equipment.....................................   2 to 10 years

    Maintenance, repairs and minor replacements are charged against income as incurred; major replacements and betterments are capitalized. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting gain or loss is reflected as other income or expense for the period. Depreciation expense recorded in the accompanying consolidated statements of operations is approximately $4,299,000, $5,890,000 and $10,819,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
TRADEMARKS

    The value of trademarks was determined based on a third-party appraisal. ECI's trademarks of $15.5 million at August 25, 2001 are being amortized over 20 years. CBI Inc.'s trademarks of $30.7 million are being amortized over 40 years. Amortization expense recorded in the accompanying consolidated statements of operations amounted to approximately $768,000 for each of the fiscal years ended August 28, 1999 and August 26, 2000, and approximately $1,092,000 for the fiscal year ended August 25, 2001.

GOODWILL

    Costs in excess of fair value of net tangible and identifiable intangible assets acquired are included in goodwill in the accompanying consolidated balance sheets. Goodwill is being amortized on a straight-line basis over 40 years. The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company would use an estimate of the related product lines' undiscounted cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Amortization expense on goodwill recorded in the accompanying consolidated statements of operations is approximately $2,109,000, $2,189,000 and $3,438,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

OTHER ASSETS

    Other assets include deferred financing costs, customer lists, work force in place and ring samples supplied to national chain stores and sales representatives of the Company. All values are amortized on a straight-line basis as follows:

DESCRIPTION                                                   USEFUL LIFE
-----------                                                   -----------
Deferred financing costs....................................   1-7 years
Customer lists..............................................    12 years
Work force in place.........................................     7 years
Ring samples................................................     6 years

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Other assets, net consists of the following (in thousands):

                                                           AUGUST 26, 2000   AUGUST 25, 2001
                                                           ---------------   ---------------
Deferred financing costs.................................      $ 7,341           $ 9,800
Ring samples.............................................        6,237             5,709
Work force in place......................................        3,377             3,377
Customer lists...........................................       12,932            14,672
    Other................................................          401             1,089
                                                               -------           -------
                                                                30,288            34,647
Less-accumulated amortization............................         (716)           (4,487)
                                                               -------           -------
    Other assets, net....................................      $29,572           $30,160
                                                               =======           =======

    Amortization expense on other assets recorded in the accompanying consolidated statements of operations is approximately $--, $177,000 and $2,237,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

    Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," deals with accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets (e.g., property, plant and equipment and intangibles) be reviewed for impairment whenever events or changes in circumstances, such as changes in market value, indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss is recognized. Impairment losses are to be measured based on the fair value of the asset. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related product lines' undiscounted cash flows over the remaining lives of the assets in measuring whether the assets are recoverable.

INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized net of any valuation allowance. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, bank overdraft, accounts payable and long-term debt (including current maturities). The carrying amounts of the Company's cash and cash equivalents, accounts receivable, bank overdraft and accounts payable approximate fair value due to their short-term nature. The fair value of the Company's long-term debt approximates the recorded amount based on current rates available to the Company for debt with the same or similar terms.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," beginning on August 27, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognize derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

    The Company designates its derivatives based upon criteria established by SFAS No. 133. For a derivative designated as a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributed to the risk being hedged. For a derivative designated as a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of accumulated other comprehensive income (loss) and subsequently reclassified into earnings when the hedged exposure affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately.

    The Company uses derivatives to manage exposures to interest rate risk. The Company's objectives for holding derivatives are to decrease the volatility of earnings and cash flows associated with changes in interest rates.

REVENUE RECOGNITION

    Revenues from product sales are recognized at the time the product is shipped and the risks and rewards of ownership have passed to the customer. Provisions for sales returns, warranty costs and rebates expenses are recorded at the time of sale based on historical information and current trends.

SEASONALITY

    The Company's scholastic product sales tend to be seasonal. Class ring and achievement publication sales are highest from October through December, when students have returned to school after the summer recess and orders are taken for delivery of class rings to students before the winter holiday season. Sales of the Company's fine paper products are predominantly made from February

                        AMERICAN ACHIEVEMENT CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) through April for graduation in May and June. The Company has historically experienced operating losses on class ring and graduation product sales during its fourth fiscal quarter, which includes the summer months when school is not in session. Yearbook sales are highest during the months of May through June, as yearbooks are shipped to schools prior to the school's summer break. The Company has historically experienced operating losses related to yearbook sales during the first and second fiscal quarters, when very few books are shipped for delivery. Management does not expect the Company's recognition and affinity product segment to be seasonal in any material respect, although it does anticipate that sales will be highest during the winter holiday season and in the period prior to Mother's Day. As a result, the effects of seasonality on the Company are tempered by the Company's relatively broad product mix.

CONCENTRATION OF CREDIT RISK

    Credit is extended to certain industries, such as educational and retail, which may be affected by changes in economic or other external conditions. The Company's policy is to manage its exposure to credit risk through credit approvals and limits.

SHIPPING AND HANDLING FEES

    In accordance with Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company recognizes as revenue amounts billed to customers related to shipping and handling, with the related expense recorded as a component of cost of sales.

SUPPLIER CONCENTRATION

    The Company purchases substantially all synthetic and semi-precious stones from a single supplier located in Germany who is also the supplier to substantially all of the class ring manufacturers in the United States.

ADVERTISING

    The Company incurs advertising and promotion costs that are directly related to a product in advance of the sale occurring. These amounts are included in prepaid expenses and other current assets and are amortized over the period in which the sale of products occurs.

    Selling, general and administrative expenses for the Company include advertising expenses of approximately $3,694,000, $2,942,000 and $3,568,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

RECLASSIFICATIONS

    Certain reclassifications of prior-year balances have been made to conform to current-year presentation.

COMPREHENSIVE LOSS

    For fiscal years 2000 and 1999, the Company did not have any transactions other than net income or loss which comprised comprehensive income. Beginning in fiscal year 2001, the effective portion of the loss on derivatives and unrecognized losses on accrued minimum pension liabilities were included in other comprehensive loss. The following amounts were included in accumulated other comprehensive loss as of the end of fiscal year 2001 (in thousands):

Effective portion of derivative loss........................   $2,232
Unrecognized loss on minimum pension liability..............      519
                                                               ------
Accumulated other comprehensive loss........................   $2,751
                                                               ======

NEW ACCOUNTING PRONOUNCEMENTS

    On July 23, 2001, the Financial Accounting Standards Board released for issuance SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations subsequent to June 30, 2001, be accounted for under the purchase method of accounting. The pooling-of-interests method is no longer allowed. Under SFAS
No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). SFAS No. 142 is effective for fiscal years beginning after December 15, 2001.

    The Company anticipates adopting SFAS No. 142 beginning on September 1, 2002, the first day of fiscal year 2003. The Company is evaluating the impact of the adoption of these standards and has not yet determined the effect of adoption on its financial position and results of operations. The impact of adoption may be material. Upon adoption of these standards, goodwill amortization will cease and certain intangibles such as workforce in place will be reclassified into goodwill.

                        AMERICAN ACHIEVEMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    In August 2001, the Financial Accounting Standards Board released SFAS
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 establishes a single accounting model, based upon the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. SFAS No. 144 broadens the presentation of discontinued operations to include more disposal transactions, and also provides additional implementation guidance for SFAS No. 121. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company anticipates adopting SFAS No. 144 effective September 1, 2002, and management does not expect the adoption to have a material impact on the Company's financial position and results of operations.

3.  SIGNIFICANT ACQUISITIONS:

    Effective July 27, 2000, American Achievement, CBI Inc. and CB Acquisition entered into an agreement and plan of merger (the Merger Agreement). Under the terms of the Merger Agreement, upon the effective date of the merger, CBI Inc. merged with CB Acquisition, a wholly owned subsidiary of American Achievement. Following the merger, CB Acquisition ceased to exist and CBI Inc. remained the surviving majority-owned subsidiary of American Achievement. Upon consummation of the merger, each share of CBI Inc.'s issued and outstanding common stock was converted into one share of American Achievement common stock, and each share of CBI Inc.'s issued and outstanding Series B Preferred stock was converted into one share of American Achievement's Series A Preferred Stock.

    Immediately following the above transaction, American Achievement acquired all issued and outstanding shares of Taylor Senior Holding through the issuance of 320,929 shares of American Achievement common stock and 393,482 shares of American Achievement Series A Preferred Stock for a purchase price of
$30 million. Taylor Senior Holding holds a 100 percent ownership interest in TP Holding Corp., which holds a 100 percent ownership interest in Taylor Publishing Company (TPC), its operating subsidiary. For accounting purposes, American Achievement has been deemed the acquiror. The acquisition of Taylor Senior Holding was accounted for using the purchase method and, accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based upon estimated fair values. TPC's primary business is design and printing of student yearbooks.

    The estimated fair value of assets acquired and liabilities assumed relating to the Taylor Senior Holding acquisition is summarized below (in thousands):

Working capital.............................................  $ (5,590)
Property, plant and equipment...............................    27,481
Other intangibles...........................................    18,616
Goodwill....................................................    40,265
Other assets................................................       608
Long-term liabilities.......................................   (51,380)
                                                              --------
                                                              $ 30,000
                                                              ========

    Goodwill and other intangibles related to Taylor Senior Holding are amortized on a straight-line basis over their useful lives, which range from seven to 40 years.

                        AMERICAN ACHIEVEMENT CORPORATION

3.  SIGNIFICANT ACQUISITIONS: (CONTINUED)
    The Company incurred approximately $5 million in financing costs associated with the merger and the amended and restated credit agreement. These costs have been capitalized and are included in the accompanying consolidated balance sheet as of August 26, 2000. Finance costs are being amortized over the term of the amended and restated credit agreement (see Note 8).

    Effective March 30, 2001, Honors Acquisition Corporation, a wholly owned subsidiary of American Achievement, purchased all the outstanding stock of ECI, for a total purchase price of $58.7 million. The acquisition of ECI was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based upon estimated fair values. Subsequent to the transaction, Honors Acquisition Corporation was dissolved into the Company, and ECI remained the surviving wholly owned subsidiary of the Company. ECI's primary business is the sales and marketing of achievement publications of the specialty directory publishing industry.

    The estimated fair value of assets acquired and liabilities assumed relating to the ECI acquisition, which is preliminary and subject to further refinements in accordance with accounting principles generally accepted in the United States, is summarized below (in thousands):

Working capital.............................................  $ 5,534
Property, plant and equipment...............................      400
Other intangibles...........................................   17,240
Goodwill....................................................   35,492
Other long-term assets......................................       44
                                                              -------
                                                              $58,710
                                                              =======

    Goodwill and other intangibles related to ECI are amortized on a straight-line basis over their useful lives which range from three to 40 years.

    The Company incurred approximately $2.4 million in financing costs associated with the purchase agreement. These costs have been capitalized and are included in the accompanying consolidated balance sheet as of August 25, 2001. Finance costs are being amortized over the terms of the second amended and restated credit agreement and American Achievement Bridge Loan (see Note 8).

    As a result of these transactions, the consolidated financial statements of the Company as of August 25, 2001, include the results of operations of ECI for the period from March 30, 2001, to August 25, 2001, and the results of operations for consolidated Taylor Senior Holding and for consolidated CBI Inc. for the year ended August 25, 2001. The consolidated financial statements of the Company as of August 26, 2000, include the results of operations for consolidated Taylor Senior Holding for the period from July 27, 2000, to August 26, 2000, and the results of operations for consolidated CBI Inc. for the year ended August 26, 2000.

                        AMERICAN ACHIEVEMENT CORPORATION

3.  SIGNIFICANT ACQUISITIONS: (CONTINUED)
    The following unaudited pro forma data summarizes the results of operations for the years indicated as if both the ECI and Taylor Senior Holding acquisitions had been completed as of the beginning of the fiscal years presented (in thousands):

                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
Net sales...................................................    $290,219      $297,403
Net income (loss) before extraordinary item.................      (4,633)        3,111
Net income to common stockholders...........................         862         1,911

4.  INVENTORIES:

   Inventories consist of the following (in thousands):

                                                      AUGUST 26,    AUGUST 25,    NOVEMBER 24,
                                                         2000          2001           2001
                                                      -----------   -----------   -------------
                                                                                   (UNAUDITED)
Raw materials.......................................    $10,261       $ 8,545        $ 7,604
Work in process.....................................     11,046        10,293          8,465
Finished goods......................................      7,069         8,092          9,006
Less-Reserves.......................................       (389)         (258)          (265)
                                                        -------       -------        -------
                                                        $27,987       $26,672        $24,810
                                                        =======       =======        =======

    Cost of sales includes depreciation and amortization of approximately $2,425,000, $3,094,000 and $7,535,000 for the fiscal years ended August 28,
1999, August 26, 2000, and August 25, 2001, respectively.

5.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

    Prepaid expenses and other current assets consist of the following (in thousands):

                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
Sales representative advances...............................    $12,887       $10,433
    Less-reserve on sales representative advances...........     (4,278)       (3,004)
Deferred expenses...........................................         --         2,563
Prepaid advertising and promotion materials.................      2,453         1,983
Assets held for sale........................................      2,558            --
Other.......................................................      3,843         3,941
                                                                -------       -------
                                                                $17,463       $15,916
                                                                =======       =======

    Included in other current assets as of August 26, 2000, and August 25, 2001, is approximately $535,000 and $215,000, respectively, paid for options to purchase 58,600 ounces and 23,300 ounces, respectively, of gold. The outstanding options at August 25, 2001, expire in various amounts through

                        AMERICAN ACHIEVEMENT CORPORATION

5.  PREPAID EXPENSES AND OTHER CURRENT ASSETS: (CONTINUED)
December 2001 and have strike prices ranging from $280 to $290 per ounce of gold. The Company carries these gold options at the lower of cost or market.

    In connection with the acquisition of Taylor Senior Holding, management established a formal plan to divest from its trade publishing product line. The value assigned to the assets held for sale represent the expected net realizable value of these assets and the expected net cash flow between the period from acquisition to the expected date of sale. The Company continued to accrue losses on the publishing segment through the date of sale, which occurred on May 3, 2001. The sale resulted in a loss of approximately $1.6 million, which was treated as an adjustment to the original purchase allocation.

6.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment, net consist of the following (in thousands):

                                                              AUGUST 26,   AUGUST 25,
                                                                 2000         2001
                                                              ----------   ----------
Land........................................................   $  6,315     $  6,315
Buildings and improvements..................................     11,113       11,430
Tools and dies..............................................     24,843       26,795
Machinery and equipment.....................................     38,331       44,062
Construction in progress....................................      3,162        2,909
                                                               --------     --------
    Total...................................................     83,764       91,511
Less-accumulated depreciation...............................    (16,021)     (26,669)
                                                               --------     --------
Property, plant and equipment, net..........................   $ 67,743     $ 64,842
                                                               ========     ========

7.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

   Accounts payable and accrued expenses consists of the following (in thousands):

                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
Customer deposits...........................................    $12,444       $24,180
Accounts payable............................................     10,060        11,018
Commissions and royalties...................................      7,191         7,864
Compensation and related costs..............................      7,429         6,158
Other.......................................................      3,840         3,942
Accrued interest payable....................................      1,683         2,240
Reserve for acquisition-related liabilities.................      4,793         1,494
Accrued sales and property taxes............................      1,536         1,393
Accumulated postretirement medical benefit cost.............        642         1,000
Accrued management fees.....................................        108           688
Severance costs.............................................        927           138
                                                                -------       -------
                                                                $50,653       $60,115
                                                                =======       =======

                        AMERICAN ACHIEVEMENT CORPORATION

8.  LONG-TERM DEBT:

   Long-term debt consists of the following (in thousands):

                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
CBI Inc. 11% senior subordinated notes due 2007.............   $ 41,355      $ 41,355
TP Holding Corp. bridge notes...............................     16,160        18,073
American Achievement bridge notes...........................         --         8,922
Term A loan.................................................     50,000        57,000
Term B loan.................................................     55,000        64,400
Revolving loan..............................................     28,738        33,859
                                                               --------      --------
    Total long-term debt....................................    191,253       223,609
                                                               --------      --------
Less-current portion........................................    (24,210)      (12,900)
                                                               --------      --------
    Total long-term debt, excluding current portion.........   $167,043      $210,709
                                                               ========      ========

CBI INC. 11 PERCENT SENIOR SUBORDINATED NOTES

    CBI Inc.'s 11 percent senior subordinated notes (the Notes) mature on January 15, 2007. The Notes are redeemable at the option of CBI Inc., in whole or in part, at any time on or after January 15, 2002, at specified redemption prices ranging from 105.5 percent of the principal amount thereof if redeemed during 2002 and declining to 100 percent of the principal amount thereof if redeemed during the year 2005 or thereafter, plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture, as amended), if any, thereon to the date of redemption.

    In the event of a Change of Control (as defined in the Indenture, as amended), each holder of the Notes will have the right to require CBI Inc. to purchase all or any part of such holder's Notes at a purchase price in cash equal to 101 percent of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture, as amended), if any, thereon to the date of purchase.

    In the event of an Asset Sale (as defined in the Indenture, as amended), CBI Inc. is required to apply any Net Proceeds (as defined in the Indenture, as amended) to permanently reduce senior indebtedness, to acquire another business or long-term assets or to make capital expenditures. To the extent such amounts are not so applied within 365 days and the amount not applied exceeds
$5.0 million, CBI Inc. is required to make an offer to all holders of the Notes to purchase an aggregate principal amount of Notes equal to such excess amount at a purchase price in cash equal to 100 percent of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

    The Notes contain certain covenants that, among other things, limit the ability of CBI Inc. to engage in certain business transactions such as mergers, consolidations or sales of assets that would decrease the value of CBI Inc. or cause an event of default. CBI Inc. was in compliance with the Indenture covenants as of August 25, 2001.

                        AMERICAN ACHIEVEMENT CORPORATION

8.  LONG-TERM DEBT: (CONTINUED)
REPURCHASE OF 11 PERCENT SENIOR SUBORDINATED NOTES

    On July 27, 2000, TP Holding Corp. purchased $48.6 million face amount of the Notes for a total purchase price of approximately $45 million, comprised of $39.9 million, representing 82 percent of the face amount of the Notes, plus accrued interest on the Notes of approximately $5.1 million. When the Company acquired TP Holdings, for accounting purposes, the transaction was considered an extinguishment of debt and resulted in an extraordinary pretax gain on the sale of the Notes of approximately $6.7 million for the year ended August 26, 2000.

CBI INC. REVOLVING CREDIT, TERM LOAN AND GOLD CONSIGNMENT AGREEMENT

    On December 16, 1996, CBI Inc. entered into a revolving credit, term loan and gold consignment agreement (as amended, the Bank Agreement), with a group of banks. This Agreement was terminated in July 2000.

    In connection with the Taylor Senior Holding acquisition and refinancing during fiscal year 2000, CBI Inc. signed a gold consignment financing agreement with a bank. Under CBI Inc.'s gold consignment financing arrangement, CBI Inc. has the ability to have on consignment the lowest of the dollar value of 27,000 troy ounces of gold, $10.1 million or a borrowing base, determined based upon a percentage of gold located at CBI Inc.'s facilities and other approved locations, as specified by the agreement. For the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, CBI Inc. expensed approximately $265,000, $282,000 and $241,000, respectively, in connection with consignment fees. Under the terms of the consignment arrangement, CBI Inc. does not own the consigned gold nor have risk of loss related to such inventory until the money is received by the bank from CBI Inc. in payment for the gold purchased. Accordingly, CBI Inc. does not include the value of consigned gold in its inventory or the corresponding liability for financial statement purposes. As of August 26, 2000, and August 25, 2001, CBI Inc. held approximately 15,022 ounces and 14,620 ounces, respectively, of gold valued at $4.1 million and $4.0 million, respectively, on consignment from the bank.

CREDIT AGREEMENT

    In connection with the acquisition discussed in Note 3, TP Holding Corp. amended its original credit agreement as of July 27, 2000, with a syndication of banks. Under the original terms of the credit agreement, the borrowers (thereunder, the "Borrowers") had borrowings outstanding under the Term A, Term B and revolving loan agreements. Under the amended and restated credit agreement (the Credit Agreement), existing borrowings under the Term A, Term B and revolving loan agreements were increased.

    On March 30, 2001, in connection with the acquisition of ECI, as discussed in Note 3, the Borrowers entered into the second amended and restated credit agreement (the Amended Credit Agreement) to extend the amounts available under the Term A and Term B loans and to name ECI as a Borrower.

                        AMERICAN ACHIEVEMENT CORPORATION

8.  LONG-TERM DEBT: (CONTINUED)
    The Amended Credit Agreement is collateralized by substantially all of the assets of the Company's subsidiaries. American Achievement has also pledged 100 percent of its equity ownership in CBI Inc., Taylor Senior Holding and ECI as collateral.

    Under the terms of the Amended Credit Agreement, the Borrowers have the option to voluntarily prepay the loans at any time without penalty, subject to certain fees and expenses associated with LIBOR loans, if applicable. Commencing with the fiscal year ending August 25, 2001, the Borrowers must prepay loans outstanding under the Amended Credit Agreement in an amount equal to 75 percent of Excess Cash Flow, as defined in the Amended Credit Agreement (reducible to
50 percent in the event certain financial ratios are below certain levels). Loans shall be prepaid by the Borrowers in an amount equal to cash proceeds received, net of underwriting fees and certain costs, for the issuance of equity securities (excluding equity securities issued pursuant to the Merger Agreement, equity securities sold in connection with the ECI acquisition, equity securities issued to employees or agents of the Company and equity securities issued between subsidiaries of the Company).

    The Borrowers have the option to designate the interest rates that the Term A, Term B and revolving loans will bear at either (a) a Base Rate plus a Base Rate Margin, as defined by the Amended Credit Agreement, or (b) LIBOR plus a LIBOR Margin, as defined by the Amended Credit Agreement. As of August 26, 2000 the Borrowers have designated the Term A, Term B and the revolving loans as Base Rate loans. Interest is computed daily and is payable in arrears on the first day of each month. As of August 25, 2001, the Term A and Term B loans were designated as LIBOR loans with a weighted average interest rate of 7.3% and $17,000,000 and $16,859,000 of the revolver balances were designated as LIBOR and Base Rate loans, respectively with an average interest rate of 8.5% and 7.3%, respectively. On October 13, 2000, in accordance with the Amended Credit Agreement, the Borrowers entered into a interest rate swap agreement whereby it will receive a floating rate of interest and pay a fixed rate of interest over the term of the swap agreement on an amount representing $52.5 million, or 50 percent of the outstanding Term A and Term B loans. All ineffectiveness associated with this derivative will be included in future earnings (see
Note 9).

    The Amended Credit Agreement contains certain financial covenants that require the Company to maintain certain minimum or maximum, as applicable, levels of (a) earnings before interest, taxes, depreciation and amortization (EBITDA), (b) total indebtedness to EBITDA, (c) fixed charge coverage and
(d) interest coverage, all as defined by the Amended Credit Agreement. The Amended Credit Agreement also contains covenants which limit the Company's ability to (a) make capital expenditures in excess of stated levels, (b) incur additional indebtedness, (c) create liens, (d) make certain investments,
(e) enter into contingent obligations, (f) dispose of certain assets or subsidiary stock and (g) pay dividends on or redeem shares of the Company's capital stock. The Company was in compliance with these covenants as of August 25, 2001.

        TERM A AND B LOANS--As of August 25, 2001, the Borrowers have borrowings of approximately $57 million and $64 million outstanding under its Term A and B loans, respectively. Under the provisions of the term loans, the Borrowers are to make scheduled quarterly principal installments through the maturity date of each loan. The Term A loan matures on July 31, 2005, and the Term B loan matures on July 31, 2006.

                        AMERICAN ACHIEVEMENT CORPORATION

8.  LONG-TERM DEBT: (CONTINUED)
        REVOLVING LOANS--As of August 25, 2001, the Borrowers have approximately $33.9 million outstanding under its revolving credit agreement. The Borrowers may borrow a maximum of $50 million under its revolving credit agreement. The maximum revolving loan balance at any point in time, as defined by the Amended Credit Agreement, will be the lesser of (a) the Borrowing Base less outstanding Risk Participation Liability, as defined by the Amended Credit Agreement, or (b) $50 million less outstanding Risk Participation Liability, as defined by the Amended Credit Agreement. If at any time the outstanding revolving loans exceed the maximum allowable revolving loan balance, the excess must be repaid immediately. Revolving loans may be repaid and reborrowed from time to time through the earlier of either an event of default under the Amended Credit Agreement or July 31, 2005. As of August 25, 2001, the Borrowers had approximately $15.9 million available under their revolving credit agreement.

    In the event of an asset disposition which results in the Borrowers receiving net proceeds from the transaction in excess of $1 million during any fiscal year, or $3 million in the aggregate at any time after July 27, 2000, the Borrowers must repay the outstanding principal balance of the revolving loans by the amount of any reduction in the Borrowing Base, as defined by the Amended Credit Agreement, attributable to the asset disposition. Any remaining proceeds from the asset disposition must be reinvested into the Borrowers within 180 days, in productive replacement fixed assets used in the normal course of business.

    The Borrowers may also request under its revolving loan commitment, in addition to advances under the revolving loan, the issuance of standby Letters of Credit or Risk Participation Agreements to confirm payment to banks which issue Letters of Credit, all as defined in the Amended Credit Agreement. The maximum aggregate amount of Letters of Credit or Risk Participation Agreements allowable under terms of the Amended Credit Agreement at any time shall not exceed $10 million.

TP HOLDING CORP. BRIDGE LOAN DUE TO AN AFFILIATE

    TP Holding Corp. has convertible subordinated bridge promissory notes (the TP Holding Corp. Bridge Notes) due to Castle Harlan Partners III, L.P. (CHPIII), a stockholder of the Company, as of August 26, 2000, and August 25, 2001, of approximately $16.2 million and $18.0 million, respectively. Of the TP Holding Corp. Bridge Notes, approximately $12,978,000 was due February 11, 2001 and approximately $3,182,000 was due July 27, 2001. The TP Holding Corp. Bridge Notes bear interest at 12 percent per annum, which is added to the outstanding balance of the TP Holding Corp. Bridge Notes on the last day of each month. TP Holding Corp. may prepay the TP Holding Corp. Bridge Notes, in whole or in part, at any time without penalty. Such amounts have not been paid; however, as discussed below, the Company has obtained a forbearance related to the bridge loans.

    The noteholders have the right, at their discretion, to (a) convert the original principal and accrued interest at July 27, 2000, of $12,850,803 of TP Holding Corp. Bridge Notes, in whole, into 91,165 shares of American Achievement common stock and 111,774 shares of American Achievement Series A Preferred Stock and (b) convert the original principal of $3,149,197 of Bridge Notes, in whole, into 22,341 shares of American Achievement common stock and 27,391 shares of American Achievement Series A Preferred Stock. The stockholders are also entitled to convert accrued interest

                        AMERICAN ACHIEVEMENT CORPORATION

8.  LONG-TERM DEBT: (CONTINUED)
through the date of conversion into shares of American Achievement's stock in the same proportion above, provided however that no more than one year's worth of accrued interest will be converted into shares of stock.

AMERICAN ACHIEVEMENT CORP. BRIDGE LOAN DUE TO AN AFFILIATE

    American Achievement has a convertible subordinated bridge promissory note (the American Achievement Bridge Note) due to CHPIII as of August 25, 2001, of approximately $8.9 million. The principal balance, along with all accrued interest is due March 30, 2002. The American Achievement Bridge Note bears interest at 12 percent per annum, which is added to the outstanding balance of the American Achievement Bridge Note on the last day of each month. The Company may prepay the American Achievement Bridge Note, in whole or in part, at any time without penalty.

    The noteholder has the right to convert the original principal into 59,585 shares of American Achievement common stock and 78,030 shares of American Achievement Series A preferred stock. The noteholder also has the right to convert accrued interest through the date of conversion into shares of American Achievement's stock in the same proportion as the principal balance.

    On October 19, 2001, CHP III provided a letter of forebearance to the Company for both the TP Holding Corp. Bridge Notes and the American Achievement Bridge Note (the Bridge Notes), whereby CHP III has agreed to: (a) extend the maturity date on all outstanding principal and accrued interest on the Bridge Notes to February 28, 2003, (b) extend the maturity date on all additional interest earned on the Bridge Notes from August 26, 2001 through the maturity date to February 28, 2003, (c) maintain the stated interest rate of 12 percent per annum through maturity, (d) waive any and all prior Events of Default, as defined in the Bridge Notes, through October 19, 2001, and (e) remove as an Event of Default, as defined in the Bridge Notes, the Company's nonpayment of principal or interest prior to February 28, 2003.

    The long-term debt outstanding as of August 25, 2001, including amounts owed to affiliates, matures as follows (in thousands):

Fiscal year ending-
2002........................................................  $ 12,900
2003........................................................    41,145
2004........................................................    15,400
2005........................................................    55,459
2006 and thereafter.........................................    98,705
                                                              --------
                                                              $223,609
                                                              ========

    The weighted average interest rate of debt outstanding as of August 26, 2000, and August 25, 2001, was 11.3 percent and 11.4 percent, respectively.

                        AMERICAN ACHIEVEMENT CORPORATION

9.  DERIVATIVE FINANCIAL INFORMATION:

    The Company has interest rate swap agreements in place with the intent of managing its exposure to interest rate risk on its existing debt obligation. Accordingly, the Company currently has four outstanding agreements to effectively convert LIBOR-based variable rate debt to fixed rate debt based on a total notional amount of $62.5 million.

    The Company considers these agreements to be cash flow hedging instruments. Under SFAS No. 133, in order to consider these agreements as hedges, (a) the Company must designate the instrument as a hedge of future transactions and
(b) the contract must reduce the Company's exposure to the risk of changes in interest rates. If the above criteria are not met, the Company will record the market value of the contract at the end of each month on the balance sheet and will recognize a related gain or loss in the consolidated statement of operations. Net receipts or payments under these agreements are recognized as an adjustment to interest expense, while changes in the fair market value of these hedges are not recognized in income. The Company will recognize the fair market value of the hedges in income at the time of maturity, sale or termination. In the event that the Company's term debt were to be repaid, the interest rate swap agreements would be terminated. The fair value of interest rate swaps is the estimated amount that the Company would pay or receive to terminate the swap agreements at the reporting date, taking into account current market conditions and interest rates.

    At August 25, 2001, the notional amount of the contracts in place was $62.5 million, of which $52.5 million was effective as of October 13, 2000, and matures in March 2003. The remaining $10.0 million became effective as of July 29, 2001, and matures in March 2003. The Company will receive variable rate payments based on a three-month LIBOR (3.71 percent at August 25, 2001) from the third parties and is obligated to pay fixed interest rate payments (weighted average fixed rate equal to 6.25 percent) to the third parties during the term of the contracts. The net unrealized loss, which equals the fair value, net of tax, on the interest rate swaps at August 25, 2001, was approximately
$2.2 million and was included in accrued expenses in the Company's consolidated balance sheet and recorded as other comprehensive loss in the consolidated statement of stockholders' equity.

    The net gain or loss during the year related to the ineffective portion of the interest rate swap agreements was not material. The Company did not discontinue any hedges because it was probable that the original forecasted transaction would not occur.

                        AMERICAN ACHIEVEMENT CORPORATION

10.  COMMITMENTS AND CONTINGENCIES:

LEASES

    Certain Company facilities and equipment are leased under agreements expiring at various dates through 2008. The Company's commitments under the noncancelable portion of all operating leases for the next five years and thereafter as of August 25, 2001 are as follows (in thousands):

Fiscal year ending-
2002........................................................   $2,378
2003........................................................    2,174
2004........................................................    1,548
2005........................................................      891
2006........................................................      393
Thereafter..................................................      501
                                                               ------
                                                               $7,885
                                                               ======

    Lease and rental expense included in the accompanying consolidated statements of operations amounts to approximately $825,000, $937,000 and $2,226,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

CONTRACTS WITH SALES REPRESENTATIVES

    The Company is a party to certain contracts with some of its sales representatives whereby the representatives have purchased from their predecessors the right to sell the Company's products in a territory. The contracts generally provide that the value of those rights is primarily determined by the amount of business achieved by a successor sales representative and is therefore not determinable in advance of performance by the successor sales representative.

PENDING LITIGATION

    The Company is not a party to any pending legal proceedings other than ordinary routine litigation incidental to the business. In management's opinion, adverse decisions on legal proceedings, in the aggregate, would not have a materially adverse impact on the Company's results of operations or financial position.

                        AMERICAN ACHIEVEMENT CORPORATION

11.  EMPLOYEE COMPENSATION AND BENEFITS:

POSTRETIREMENT PENSION AND MEDICAL BENEFITS

    In December 1990, the Financial Accounting Standards Board issued SFAS
No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires that the accrual method of accounting for certain postretirement benefits be adopted. CBI Inc. provides certain healthcare and life insurance benefits for former employees of the L.G. Balfour Company who retired prior to December 31, 1990. L. G. Balfour Company, Inc., adopted this statement in fiscal 1994 and recognized the actuarial present value of the accumulated postretirement benefit obligation (APBO) of approximately
$6.2 million at February 28, 1993, using the delayed recognition method over a period of 20 years. Prior to adopting SFAS No. 106, the cost of providing these benefits was expensed as incurred.

    Certain hourly employees of TPC are covered by a defined benefit pension plan (TPC Plan) established by TPC. The benefits under these plans are based primarily on the employees' years of service and compensation near retirement. The funding policies for these plans are consistent with the funding requirements of federal laws and regulations. Such plan is accounted for in accordance with SFAS No. 132 (see Note 2). The TPC Plan assets are primarily invested in a money market account.

    The following table sets forth the status of each plan (in thousands):

                                                           AUGUST 26, 2000             AUGUST 25, 2001
                                                      -------------------------   -------------------------
                                                        TPC         CBI INC.        TPC         CBI INC.
                                                      PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                                      --------   --------------   --------   --------------
Change in benefit obligation (in thousands):
Obligation beginning of the year...................   $    --       $ 1,017       $ 8,866       $   798
Transfer of obligation to the Company, July 27,
  2000.............................................     8,826            --            --            --
Service cost.......................................        27            --           323            --
Amendments.........................................        --            --            --         2,888
Interest cost......................................        56            64           656           186
Actuarial loss (gain)..............................       (19)           55           144            53
Benefit payments...................................       (24)         (338)         (518)         (418)
                                                      -------       -------       -------       -------
Obligation, end of year............................   $ 8,866       $   798       $ 9,471       $ 3,507
                                                      -------       -------       -------       -------

Change in fair value of plan assets (in thousands):
Fair value of plan assets, beginning of year.......   $    --       $    --       $ 8,492       $    --
Transfer in of assets to the Company, July 27,
  2000.............................................     8,483            --            --            --
Actual return of plan assets.......................        33            --           437            --
Employer Contributions.............................        --           338            60           418
Benefit payments...................................       (24)         (338)         (518)         (418)
                                                      -------       -------       -------       -------
Fair value of plan assets, end of year.............   $ 8,492       $    --       $ 8,471       $    --
                                                      -------       -------       -------       -------
Plan assets at fair value--
    Unfunded accumulated benefit obligation in
      excess of plan assets........................   $  (374)      $  (798)      $(1,000)      $(3,507)
    Unrecognized net loss (gain)...................        70          (231)           --          (174)
    Unrecognized prior service costs...............        --          (580)           --         2,559
                                                      -------       -------       -------       -------
Accumulated postretirement benefit cost, current
  and long-term....................................   $  (304)      $(1,609)      $(1,000)      $(1,122)
                                                      =======       =======       =======       =======

                        AMERICAN ACHIEVEMENT CORPORATION

11.  EMPLOYEE COMPENSATION AND BENEFITS: (CONTINUED)
    The net periodic postretirement benefit cost for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, for CBI Inc. and for the period from July 27, 2000, to August 26, 2000, and for the year ended
August 25, 2001, for TPC include the following components (in thousands):

                                       AUGUST 28, 1999         AUGUST 26, 2000             AUGUST 25, 2001
                                       ----------------   -------------------------   -------------------------
                                           CBI INC.         TPC         CBI INC.        TPC         CBI INC.
                                        POSTRETIREMENT    PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                       ----------------   --------   --------------   --------   --------------
Service costs, benefits attributed to
  service during the period..........        $  --          $27          $  --          $323         $  --
Interest cost........................           96           57             63           656           251
Expected return on assets............           --          (63)            --          (743)           --
Amortization of unrecognized net loss
  (gain).............................           --           --            (22)           --           260
Amortization of unrecognized net
  prior service costs................         (580)          --           (580)           --          (580)
                                             -----          ---          -----          ----         -----
Net periodic postretirement benefit
  cost (income)......................        $(484)         $21          $(539)         $236         $ (69)

    Net amounts recognized in the consolidated balance sheet are as follows:

                                                          AUGUST 26, 2000             AUGUST 25, 2001
                                                     -------------------------   -------------------------
                                                       TPC         CBI INC.        TPC         CBI INC.
                                                     PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                                     --------   --------------   --------   --------------
Accrued benefit liability..........................    $304         $1,609        $1,000        $1,122
Accumulated other comprehensive loss...............      --             --          (519)           --
                                                       ----         ------        ------        ------
Net amount recognized..............................    $304         $1,609        $  481        $1,122
                                                       ====         ======        ======        ======

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation for CBI Inc. was 7.25 percent compounded annually for fiscal years 2000 and 2001. As the plan is unfunded, no assumption was needed as to the long-term rate of return on assets.

    For measurement purposes for the CBI Inc. plan, a 5.0 percent annual rate of increase in the per capita cost of covered healthcare benefits was assumed for fiscal years 2000 and 2001. The healthcare cost trend rate assumption has a significant effect on the amounts reported. Increasing (or decreasing) the assumed healthcare cost trend rate one percentage point in each year would increase (or decrease) the accumulated postretirement benefit obligation by $22,000, or 2 percent, and by $225,000, or 6 percent, as of August 26, 2000, and August 25, 2001, respectively, and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost by $1,500, or 2 percent, and by $16,000, or 6 percent, for fiscal years 2000 and 2001, respectively. For the TPC Plan, the effect of one percentage point increase or decrease in the healthcare cost trend rate would not have had a material effect on either the obligation or the service or interest components of the net periodic benefit cost reported above.

                        AMERICAN ACHIEVEMENT CORPORATION

11.  EMPLOYEE COMPENSATION AND BENEFITS: (CONTINUED)
    For measurement purposes for the TPC Plan, the weighted average discount rate used in determining the accumulated postretirement benefit obligation was
8.0 percent and 7.5 percent as of August 26, 2000, and August 25, 2001, respectively, the long-term rate of return on plan assets was 9.0 percent the annual salary increases were assumed to be 4.5 percent as of August 26, 2000, and August 25, 2001.

EXECUTIVE STOCK AWARD

    Pursuant to an employment agreement entered into between the Company and its chief executive officer in July 1999, the board of directors authorized the issuance of 5,500 shares of Series A preferred stock to the Company's chief executive officer as discretionary compensation in August 2001. Accordingly, the Company recorded a compensation charge of approximately $550,000 related to this award.

CBI INC. DEFERRED COMPENSATION

    CBI Inc. has deferred compensation agreements with certain sales representatives and executives, which provide for payments upon retirement or death based on the value of life insurance policies or mutual fund shares at the retirement date. As of August 26, 2000, and August 25, 2001, CBI Inc. had accrued a total of approximately $325,000 and $212,000, respectively, related to these agreements. Such amounts, net of the current portion of approximately $212,000 and $149,000 as of August 26, 2000, and August 25, 2001, respectively, are included in other long-term liabilities in the accompanying consolidated balance sheets.

TPC 401(K) PLAN

    TPC sponsors a qualified defined contribution 401(k) plan which covers substantially all nonunion employees of TPC. TPC matches 50 percent of nonunion participants' voluntary contributions up to a maximum of 4 percent of the participants' compensation. TPC's expense was approximately $82,000 for the period from July 27, 2000, to August 26, 2000 and approximately $459,000 for the fiscal year ended August 25, 2001.

CBI INC. 401(K) PLAN

    CBI Inc. sponsors a qualified defined contribution 401(k) plan which covers all eligible employees of CBI Inc. Employer contributions to the plan are discretionary. CBI Inc. made contributions of approximately $167,000, $182,000 and $172,000 for the fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, respectively.

                        AMERICAN ACHIEVEMENT CORPORATION

11.  EMPLOYEE COMPENSATION AND BENEFITS: (CONTINUED)
ECI PROFIT-SHARING PLAN

    ECI sponsors a qualified profit-sharing and savings plan and trust covering substantially all employees of ECI which covers all eligible employees of ECI. Employer contributions to the plan are discretionary. ECI accrued contributions of approximately $99,000 for the fiscal year ended August 25, 2001.

12.  INCOME TAXES:

    The Company and its wholly owned domestic subsidiaries file a consolidated federal income tax return. The provision (benefit) for income taxes reflected in the consolidated statements of operations consists of the following (in thousands):

                                                                  FISCAL YEAR ENDED
                                                              -------------------------
                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
Federal--
    Current.................................................     $ 45          $ --
    Deferred................................................      (46)           --
State--
    Current.................................................      334           133
    Deferred................................................       --            --
Extraordinary item--........................................     $333          $133
                                                                 ====          ====
    Current.................................................     $ --          $ --
    Deferred................................................       46            --
                                                                 ----          ----
                                                                 $ 46          $ --
                                                                 ====          ====

    The provision for income taxes differs from the amount that would be computed if the income (loss) before income taxes were multiplied by the federal income tax rate (statutory rate) as follows (in thousands):

                                                        AUGUST 28,    AUGUST 26,    AUGUST 25,
                                                           1999          2000          2001
                                                        -----------   -----------   -----------
Computed tax expense (benefit) at statutory rate
  (34%)...............................................    $(1,384)      $ 2,245        $(918)
State taxes, net of federal benefit...................       (204)          221           87
Other.................................................        753            99          133
Reserve for (benefit from) net operating losses.......        835        (2,186)         831
                                                          -------       -------        -----
Total income tax provision............................    $    --       $   379        $ 133
                                                          =======       =======        =====

                        AMERICAN ACHIEVEMENT CORPORATION

12.  INCOME TAXES: (CONTINUED)
    Deferred tax assets and liabilities consist of the following (in thousands):

                                                              AUGUST 26,    AUGUST 25,
                                                                 2000          2001
                                                              -----------   -----------
Deferred tax assets--
    Allowances and reserves.................................    $ 1,034       $ 1,486
    Net operating loss carryforwards........................     15,479        19,976
    Accrued liabilities and other...........................      4,223         1,619
                                                                -------       -------
    Total deferred tax assets...............................     20,736        23,081
Less--Valuation allowance...................................     (6,112)       (5,077)
                                                                -------       -------
    Net deferred tax assets.................................     14,624        18,004
                                                                -------       -------
Deferred tax liabilities--
    Property, plant and equipment, principally due to
      differences in depreciation...........................      6,113         6,522
Goodwill basis difference...................................      8,511        11,482
                                                                -------       -------
    Total deferred tax liabilities..........................     14,624        18,004
                                                                -------       -------
    Net deferred tax assets (liabilities)...................    $    --       $    --
                                                                =======       =======

    The valuation allowance has been established due to uncertainty surrounding the realizability of the deferred tax assets, principally the net operating loss carryforwards.

    For tax reporting purposes, the Company has U.S. net operating loss carryforwards of approximately $43.6 million and $53.6 million as of August 26, 2000, and August 25, 2001, respectively. Utilization of the net operating loss carryforwards is contingent on the Company's ability to generate income in the future. The net operating loss carryforwards will expire beginning in the year 2017 if not utilized.

13.  STOCKHOLDERS' EQUITY:

    In connection with the Merger Agreement discussed in Note 3, the Company issued 460,985 shares of American Achievement "new" Series A preferred stock (American Achievement "New" Series A Preferred) in exchange for all issued and outstanding CBI Inc. "old" Series B preferred stock (CBI Inc. "Old" Series B Preferred). In addition, the Company issued 375,985 shares of American Achievement "new" common stock (American Achievement "New" Common) for all issued and outstanding CBI Inc. "old" common stock (CBI Inc. "Old" Common). The Company also issued 393,482 shares of American Achievement "New" Series A Preferred and 320,929 shares of American Achievement "New" Common to the stockholders of Taylor Senior Holding for all the outstanding shares of Taylor Senior Holding preferred and common stock contributed to the Company by the Taylor Senior Holding stockholders in connection with the acquisition.

    The original CBI Inc. "Old" Series A preferred stock (CBI Inc. "Old"
Series A Preferred) of 100,000 shares remains issued and outstanding from the Company's subsidiary CBI Inc. and was unaffected by the Merger Agreement. As of July 27, 2000, and in connection with the merger,

                        AMERICAN ACHIEVEMENT CORPORATION

13.  STOCKHOLDERS' EQUITY: (CONTINUED)
CBI Inc. "Old" Series A Preferred ownership now represents a minority interest including all accumulated accrued dividends. The minority interest is stated at liquidation value.

    In connection with the Merger, the Company's board of directors authorized the issuance of up to 1,250,000 shares of American Achievement "new" preferred stock, par value $.01 per share (including 1,000,000 shares of "New" Series A Preferred) and 1,250,000 shares of American Achievement "New" Common, par value $.01 per share. As of August 26, 2000, the Company had issued and outstanding 854,467 shares of American Achievement "New" Series A Preferred, and 696,914 shares of American Achievement "New" Common.

AMERICAN ACHIEVEMENT "NEW" SERIES A PREFERRED STOCK

  (AMERICAN ACHIEVEMENT "NEW" SERIES A PREFERRED)

    The holders of American Achievement "New" Series A Preferred are entitled to one vote per share, voting together with the holders of the American Achievement "new" common stock as one class on all matters presented to the stockholders. No dividends accrue on the American Achievement "New" Series A Preferred.

    Dividends may be paid on the American Achievement "New" Series A Preferred if and when declared by the board of directors out of funds legally available therefor. The American Achievement "New" Series A Preferred is nonredeemable. In the event of any liquidation, dissolution or winding up of the Company, the holders of the American Achievement "New" Series A Preferred shall receive payment of the liquidation value of $100 per share plus any accrued and unpaid dividends prior to the payment of any distributions to the holders of the American Achievement "New" Common of the Company, which totals approximately $85,447,000 and $100,135,000 at August 26, 2000, and August 25, 2001,
respectively. So long as shares of the American Achievement "New" Series A Preferred remain outstanding, the Company may not declare, pay or set aside for payment any dividends on the American Achievement "New" Common.

CBI INC. "OLD" SERIES A PREFERRED STOCK

  (CBI INC. "OLD" SERIES A PREFERRED)

    The holders of shares of CBI Inc. "Old" Series A Preferred are not entitled to voting rights. Dividends on the CBI Inc. "Old" Series A Preferred are payable in cash, when and if declared by the board of directors of the Company, out of funds legally available therefor, on a quarterly basis. Dividends on the CBI Inc. "Old" Series A Preferred accrue from the date of issuance
(December 16, 1996) or the last date to which dividends have been paid at a rate of 12 percent per annum, whether or not such dividends have been declared and whether or not there shall be funds legally available for the payment thereof. Any dividends which are declared shall be paid pro rata to the holders. No dividends or interest shall accrue on any accrued and unpaid dividends.
CBI Inc.'s bank debt restricted the Company's ability to pay dividends on the CBI Inc. "Old" Series A Preferred.

                        AMERICAN ACHIEVEMENT CORPORATION

13.  STOCKHOLDERS' EQUITY: (CONTINUED)
    The CBI Inc. "Old" Series A Preferred is not subject to mandatory redemption. The CBI Inc. "Old" Series A Preferred is redeemable at any time at the option of CBI Inc.; however, CBI Inc.'s bank debt restricted the Company's ability to redeem the CBI Inc. "Old" Series A Preferred. In the event of any liquidation, dissolution or winding up of CBI Inc., the holders of the CBI Inc. "Old" Series A Preferred shall receive payment of the liquidation value of $100 per share plus all accrued and unpaid dividends prior to the payment of any distributions to the holders of the CBI Inc. "Old" Series B Preferred or the holders of the CBI Inc. "Old" Common of the Company. So long as shares of the CBI Inc. "Old" Series A Preferred remain outstanding, the Company may not declare, pay or set aside for payment dividends on, or redeem or otherwise repurchase any shares of, the CBI Inc. "Old" Series B Preferred or CBI Inc. "Old" Common.

CBI INC. "OLD" SERIES B PREFERRED STOCK

  (CBI INC. "OLD" SERIES B PREFERRED)

    The holders of shares of CBI Inc. "Old" Series B Preferred were entitled to one vote per share, voting together with the holders of the CBI Inc. "Old" Common as one class on all matters presented to the stockholders. No dividends accrue on the CBI Inc. "Old" Series B Preferred.

    Dividends would have been paid on the CBI Inc. "Old" Series B Preferred if and when declared by the board of directors of the Company out of funds legally available therefor. The CBI Inc. "Old" Series B Preferred was nonredeemable. In the event of any liquidation, dissolution or winding up of the Company, the holders of the CBI Inc. "Old" Series B Preferred would receive payment of the liquidation value of $100 per share plus any accrued and unpaid dividends prior to the payment of any distributions to the holders of the CBI Inc. "Old" Common of the Company. So long as shares of the CBI Inc. "Old" Series B Preferred remained outstanding, the Company could not declare, pay or set aside for payment any dividends on the CBI Inc. "Old" Common.

    On June 28, 1999, the Company issued 83,829 shares of CBI Inc. "Old"
Series B Preferred to Castle Harlan Partners II, L.P. for $8.5 million in cash, representing funds previously held in a cash collateral account that had been pledged to secure the guaranty of the Company's obligations under the short-term revolving credit agreement.

AMERICAN ACHIEVEMENT SERIES B PREFERRED STOCK

    During the fiscal year ended August 25, 2001, the board of directors of the Company designated 25,000 shares of authorized American Achievement "New" preferred stock as Series B (American Achievement Series B Preferred) with the following preferences, rights and limitations. No American Achievement Series B Preferred was outstanding as of August 25, 2001.

    The holders of American Achievement Series B Preferred are entitled to one vote per share, voting together with the holders of American Achievement "new" common stock as one class on all matters presented to stockholders. No dividends accrue on the American Achievement Series B Preferred.

                        AMERICAN ACHIEVEMENT CORPORATION

13.  STOCKHOLDERS' EQUITY: (CONTINUED)
    Dividends may be paid on the American Achievement Series B Preferred if and when declared by the board of directors out of funds legally available therefor. The American Achievement Series B Preferred is redeemable only at the option of the Company. In the event of any liquidation, dissolution or winding up of the Company, the holders of American Achievement Series B Preferred shall receive payment of the liquidation value of $1,000 per share plus any accrued and unpaid dividends subsequent to the payment of American Achievement "New" Series A Preferred liquidation preferences, but prior to the payment of any distributions to the holders of the American Achievement "New" Common of the Company. So long as shares of the American Achievement Series B Preferred remain outstanding, the Company may not declare, pay or set aside for payment any dividends on the American Achievement "New" Common.

COMMON STOCK

    The features of both the American Achievement "New" and CBI Inc. "Old" Common are the same. The holders of both the American Achievement "New" and CBI Inc. "Old" Common are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and vote together as one class with the holders of the preferred stock.

    Dividends may be paid on both the American Achievement "New" and the CBI Inc. "Old" Common if and when declared by the board of directors of the Company out of funds legally available therefor. The Company does not expect to pay dividends on the American Achievement "New" Common in the foreseeable future. So long as shares of the American Achievement "New" Series A Preferred remain outstanding, the Company may not declare, pay or set aside for payment any dividends on the American Achievement "New" Common.

COMMON STOCK PURCHASE WARRANTS

    CBI Inc. had issued warrants, and the Company has assumed these obligations pursuant to the Merger Agreement. The warrants are exercisable to purchase an aggregate of 21,405 shares of American Achievement "New" Common. The warrants expire on January 31, 2008.

SUBSCRIPTION AGREEMENT

    In accordance with a subscription agreement entered into by the Company and Castle Harlan Partners II, L.P. (CHPII), a stockholder of the Company, and certain of its affiliates (the Castle Harlan Group), the Company granted the Castle Harlan Group certain registration rights with respect to the shares of capital stock owned by it pursuant to which the Company agreed, among other things, to effect the registration of such shares under the Securities Act of 1933 at any time at the request of the Castle Harlan Group. The Company also granted to the Castle Harlan Group unlimited piggyback registration rights on certain registrations of shares of capital stock by the Company.

                        AMERICAN ACHIEVEMENT CORPORATION

13.  STOCKHOLDERS' EQUITY: (CONTINUED)
STOCK-BASED COMPENSATION PLAN

    On July 27, 2000, the effective date of the Merger Agreement, all outstanding options under CBI Inc.'s 1997 Stock Option Plan, whether vested or unvested, converted into an option to acquire on the same terms and conditions as were applicable under the 1997 Stock Option Plan, shares of the Company's "new" common stock at ratio of 1 to 1 at a purchase price based on fair value at the merger date, determined to be $7.02 per share. The 2000 Stock Option Plan became effective on July 27, 2000. Under the 2000 Stock Option Plan, a total of 122,985 shares of common stock has been reserved for issuance, and 91,093 of those shares were available for grant to directors and employees of the Company as of both August 25, 2001, and August 26, 2000. The 2000 Stock Option Plan provides for the granting of both incentive and nonqualified stock options. Options granted under the 2000 Stock Option Plan have a maximum term of 10 years and are exercisable under the terms of the respective option agreements at 110 percent of fair market value for all incentive stock options issued to employees and at fair market value of the common stock at the date of grant for all other options issued. Payment of the exercise price must be made in cash, a combination of cash and a note or in whole or in part by delivery of shares of the Company's common stock. All common stock issued upon exercise of options granted pursuant to the 2000 Stock Option Plan will be subject to a voting trust agreement.

    During fiscal year 2000, the Company has issued an option for 12,524 shares of American Achievement "new" common stock to a key executive whereby the terms of the option are the same as provided for in the 2000 Stock Option Plan with the exception that the option vests over a two-year period and expires in five years.

    The Company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the 2000 Stock Option Plan and the previously outstanding 1997 Stock Option Plan. Accordingly, no compensation cost has been recognized for its 2000 Stock Option Plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant date for awards consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) to holders of common stock fiscal years ended August 28, 1999, August 26, 2000, and August 25, 2001, would not have been materially impacted.

    Incentive stock options for 17,494 shares and 17,194 shares and nonqualified stock options for 14,398 shares of the Company's common stock were outstanding as of August 26, 2000, and August 25, 2001, respectively. The weighted average remaining contractual life of all outstanding options was 6.80 years at August 25, 2001. A summary of the status of the Company's 1997 Stock Option Plan as

                        AMERICAN ACHIEVEMENT CORPORATION

13.  STOCKHOLDERS' EQUITY: (CONTINUED)
of August 26, 2000, and the 2000 Stock Option Plan as of August 25, 2001, and changes during the fiscal years then ended are presented below:

                                         AUGUST 28, 1999                    AUGUST 26, 2000                    AUGUST 25, 2001
                                      ---------------------   --------------------------------------------   --------------------
                                        SHARES     WEIGHTED   SHARES OF   WEIGHTED     SHARES     WEIGHTED   SHARES OF   WEIGHTED
                                       OF "OLD"    AVERAGE      "NEW"     AVERAGE     OF "OLD"    AVERAGE      "NEW"     AVERAGE
                                        COMMON     EXERCISE    COMMON     EXERCISE     COMMON     EXERCISE    COMMON     EXERCISE
                                        STOCK       PRICE       STOCK      PRICE       STOCK       PRICE       STOCK      PRICE
                                      ----------   --------   ---------   --------   ----------   --------   ---------   --------
Outstanding at beginning of fiscal
  year..............................     33,845     $ 6.67         --       $ --        34,478     $6.67      31,892      $7.02
Granted.............................     12,524       6.67         --         --            --        --          --         --
Exercised...........................         --         --         --         --            --        --        (300)      7.02
Canceled............................    (11,891)      6.67         --         --        (2,586)     6.67          --         --
Conversion of options for change in
  underlying stock..................         --         --     31,892       7.02       (31,892)     6.67          --         --
                                        -------     ------     ------       ----       -------     -----      ------      -----
Outstanding at end of fiscal year...     34,478       6.67     31,892       7.02            --        --      31,592       7.02
                                        =======     ======     ======       ====       =======     =====      ======      =====
Options exercisable at year-end.....      5,020                15,478                       --        --      26,282
Weighted average fair value of
  options granted during the fiscal
  year ended........................                $ 3.72                  $ --                   $  --                  $  --

    The fair value of each grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal year 1999: dividend yield of nil; expected volatility of 27.99 percent; risk-free interest rate of 6.42 percent; and expected life of 10 years. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

    Pursuant to an employment agreement entered into between the Company and its chief executive officer in July 1999, if the Company achieves a certain consolidated EBITDA target, as defined by the agreement, for each fiscal year commencing with fiscal 2000 and ending in fiscal 2003, the chief executive officer is entitled to receive for each fiscal year options equal to
0.5 percent of the total issued and outstanding shares of common stock of the Company on a fully diluted basis. As of August 25, 2001, no options have been issued related to the Company achieving the consolidated EBITDA target.

14.  RELATED-PARTY TRANSACTIONS:

    CBI Inc. agreed to indemnify CHPII pursuant to an indemnification agreement, dated August 26, 1998, for any amount that may be incurred by CHPII under CHPII's guaranty of CBI Inc.'s obligations under the Short-Term Revolving Credit (see Note 8). The indemnification agreement was terminated as of June 28, 1999 (see Note 8).

    The Company entered into a management agreement on March 30, 2001, with Castle Harlan, Inc. (the Manager), pursuant to which the Manager agreed to provide business and organization strategy, financial and investment management and merchant and investment banking services to the Company

                        AMERICAN ACHIEVEMENT CORPORATION

14.  RELATED-PARTY TRANSACTIONS: (CONTINUED)
and its subsidiaries. The Company has agreed to indemnify the Manager against liabilities, costs, charges and expenses relating to the Manager's performance of its duties, other than such of the foregoing resulting from the Manager's gross negligence or willful misconduct. The agreement is for a term of 10 years, renewable automatically from year to year unless CHPIII or CHPII shall own less than 5 percent of the then-outstanding capital stock of the Company. Beginning fiscal year 2002, the Company is to pay a management fee equal to $3,000,000, unless otherwise prohibited by the Company's Amended Credit Agreement (see Note 8). The Company was subject to a similar management agreement with the Manager which was signed on July 27, 2000, and an agreement signed on December 16, 1996. Amounts paid under all management agreements totaled $3,125,000 for the fiscal year ended August 28, 1999, and the period from August 29, 1999, to July 27, 2000, and approximately $2,562,000 for the fiscal year ended August 25, 2001. The Company expensed approximately $108,000 for the period from July 28, 2000, to August 26, 2000. As of August 26, 2000, and August 25, 2001, the Company had accrued management fees of approximately $108,000 and $688,000, respectively. Included in deferred financing costs for the ECI Acquisition is approximately $557,000 of management fees.

    In connection with the Merger and the ECI Acquisition, the Company has a receivable from the Castle Harlan Group relating to the acquisition and merger expenses which were to be reimbursed to the Company. The amount of such receivables were approximately $103,000 and $130,000 as of August 26, 2000, and August 25, 2001, respectively.

15.  BUSINESS SEGMENTS:

    The Company operates in two reportable business segments: scholastic products, and recognition and affinity products. The principal products sold in the scholastic segment are class rings, yearbooks and graduation products, which include fine paper products and graduation accessories. The scholastic segment primarily serves the high school and college markets. The recognition and affinity segment includes publications that recognize the academic achievement of top students at the high school and college levels, jewelry commemorating family events, fan affinity jewelry and related products, and professional sports championship rings. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 2.

                        AMERICAN ACHIEVEMENT CORPORATION

15.  BUSINESS SEGMENTS: (CONTINUED)
    The following is a summary of certain financial information relating to the two segments (in thousands):

                                                                         RECOGNITION AND
                                                            SCHOLASTIC      AFFINITY        TOTAL
                                                            ----------   ---------------   --------
Year ended August 28, 1999--
    Net sales.............................................   $150,737        $18,128       $168,865
    Interest expense......................................     13,135          1,459         14,594
    Depreciation and amortization.........................      6,460            716          7,176
    Segment operating income..............................      7,762          2,760         10,522
    Capital expenditures..................................      8,735          1,050          9,785
    Segment assets........................................    187,318         22,527        209,845
Year ended August 26, 2000--
    Net sales.............................................   $163,347        $18,938       $182,285
    Interest expense......................................     14,122          1,569         15,691
    Depreciation and amortization.........................      8,191            909          9,100
    Segment operating income..............................     12,484          3,313         15,797
    Extraordinary gain, net...............................      6,025            670          6,695
    Capital expenditures..................................      4,558            529          5,087
    Segment assets........................................    292,627         33,926        326,553
Year ended August 25, 2001--
    Net sales.............................................   $258,897        $22,618       $281,515
    Interest expense......................................     20,561          2,285         22,846
    Depreciation and amortization.........................     16,856            730         17,586
    Segment operating income (loss).......................     21,554         (1,915)        19,639
    Capital expenditures..................................      6,744            755          7,499
    Segment assets........................................    349,426         30,527        379,953
Three months ended November 25, 2000--(Unaudited)
    Net sales.............................................   $ 58,389        $ 5,949       $ 64,338
    Interest expense......................................      5,281            587          5,868
    Depreciation and amortization.........................      3,514            356          3,870
    Segment operating income (loss).......................        409         (1,153)          (744)
    Capital expenditures..................................      1,754            178          1,932
    Segment assets........................................    301,050         30,503        331,553
Three months ended November 24, 2001--(Unaudited)
    Net sales.............................................   $ 58,386        $19,186       $ 77,572
    Interest expense......................................      5,337            593          5,930
    Depreciation and amortization.........................      3,766            996          4,762
    Segment operating income..............................      1,080          8,143          9,223
    Capital expenditures..................................      1,902            186          2,088
    Segment assets........................................    294,530         84,889        379,419

    The Company's reportable segments are strategic business units that offer products to different consumer segments. Each segment is managed separately because each business requires different

                        AMERICAN ACHIEVEMENT CORPORATION

15.  BUSINESS SEGMENTS: (CONTINUED)
marketing strategies. The Company evaluates the performance of each segment based on the profit or loss from operations before income taxes, not including nonrecurring gains or losses.

16.  SUBSEQUENT EVENT--DEBT OFFERING AND NEW CREDIT AGREEMENT (UNAUDITED):

    As of February 20, 2002, the Company issued $177 million of senior unsecured notes (the Unsecured Notes) due in 2007. The Unsecured Notes bear interest at a stated rate of 11 5/8%. The Unsecured Notes were issued at a discount of 0.872% resulting in net proceeds of approximately $175.5 million before considering financing costs. The effective rate of the Unsecured Notes after discount is approximately 11.86%. The Unsecured Notes rank pari passu with the Company's existing and future senior indebtedness, including obligations under the New Credit Agreement. The Unsecured Notes are guaranteed by the Company's subsidiaries, and the guarantees rank pari passu with existing and future senior debt of the Company and its subsidiaries. The Unsecured Notes and the guarantees on the Unsecured Notes will be effectively subordinated to any of the Company's secured debt.

    The Company may not redeem the Unsecured Notes until 2005, except that the Company may redeem up to 35 percent of the Unsecured Notes before the third anniversary of the issue date of the Unsecured Notes as long as (a) the Company pays a certain percentage of the principal amount of the Unsecured Notes, plus interest, (b) the Company redeems the Unsecured Notes within 90 days of completing a public equity offering and (c) at least 65 percent of the aggregate principal amount of the Unsecured Notes issued remains outstanding afterward.

    If a change in control, as defined in the indenture agreement, occurs, the Company must give the holders of the Unsecured Notes the opportunity to sell their Unsecured Notes to the Company at 101 percent of the principal amount of the Unsecured Notes, plus accrued interest.

    The indenture agreement to the Unsecured Notes contains standard negative covenants and restrictions on actions by the Company and its subsidiaries including, without limitation, restrictions on additional indebtedness, liens, and mergers with other entities, among other restrictions as defined in the indenture agreement. In addition, the indenture agreement requires that the Company meet certain financial covenants including a minimum fixed charge coverage ratio.

    In conjunction with the issuance of the Unsecured Notes, on February 20, 2002, the Company entered into a new $40 million senior revolving credit facility (the New Credit Agreement) with various financial institutions, with all of the Company's current domestic subsidiaries as guarantors. Loans made pursuant to the New Credit Agreement are secured by a first priority security interest in substantially all of the Company's and the Company's domestic subsidiaries' assets and in all of the Company's domestic subsidiaries' capital stock.

    Availability under the the New Credit Agreement is restricted to the lesser of (1) $40 million and (2) the Borrowing Base Amount as defined in the New Credit Agreement. Advances under the New Credit Agreement may be made as base rate loans or LIBOR loans at the Company's election (except for the initial loans which shall be base rate loans) in accordance with the terms specified in the New Credit Agreement. The New Credit Agreement matures on February 20, 2006.

                        AMERICAN ACHIEVEMENT CORPORATION

16.  SUBSEQUENT EVENT--DEBT OFFERING AND NEW CREDIT AGREEMENT (UNAUDITED):
(CONTINUED)
    The New Credit Agreement contains standard negative covenants and restrictions on actions by the Company and its subsidiaries including, without limitation, restrictions on indebtedness, liens, and the gold consignment agreement, among other restrictions. In addition, the New Credit Agreement requires that the Company meet certain financial covenants, ratios and tests, including capital expenditure limits, a maximum secured leverage ratio, a minimum interest coverage ratio, and a minimum fixed charge coverage ratio.

    In conjunction with the issuance of the Unsecured Notes and entrance into the New Credit Agreement, the Company paid off the then outstanding former credit facility, the TP Holding Corp. bridge notes, the American Achievement bridge notes, and settled a majority of the interest rate swap agreements. The Company recognized an extraordinary charge in February 2002 of approximately $6.2 million, net of income tax benefit, relating to the write-off of unamortized deferred financing costs and, due to the termination or reclassification of interest rate swaps, the Company recorded a charge to other expense for approximately $2.8 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
TP Holding Corp.:

    We have audited the accompanying consolidated statement of income of TP Holding Corp., a Delaware Corporation, for the six months ended July 27, 2000, and the related consolidated statements of stockholders' equity and cash flows for the six months ended July 27, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of TP Holding Corp. for the six months ended July 27, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP
Austin, Texas
August 24, 2001

                                TP HOLDING CORP.

                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JULY 27, 2000
                             (DOLLARS IN THOUSANDS)

Net sales...................................................  $72,148
Cost of sales...............................................   39,673
                                                              -------
    Gross profit............................................   32,475
Selling, general and administrative expense.................   20,586
                                                              -------
    Operating income........................................   11,889
Interest and other expense..................................    3,983
                                                              -------
    Income before income taxes..............................    7,906
Provision for income taxes..................................   (2,947)
                                                              -------
Net income..................................................  $ 4,959
                                                              -------

  The accompanying notes are an integral part of these consolidated financial statements.

                                TP HOLDING CORP.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JULY 27, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                      ADDITIONAL
                                       PREFERRED     STOCK      COMMON      STOCK      PAID-IN     ACCUMULATED
                                        SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT      TOTAL
                                       ---------   ---------   --------   ---------   ----------   -----------   --------
Balance, February 11, 2000...........       --     $     --         --    $     --      $    --       $   --     $    --
    Change in ownership from Insilco
      to TP Holding Corp. (Note 3)...   30,000           --     30,000          --       30,000           --      30,000
Net income...........................       --           --         --          --           --        4,959       4,959
                                        ------     ---------    ------    ---------     -------       ------     -------
Balance, July 27, 2000...............   30,000     $     --     30,000    $     --      $30,000       $4,959     $34,959
                                        ======     =========    ======    =========     =======       ======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                TP HOLDING CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JULY 27, 2000
                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income..............................................  $  4,959
    Adjustments to reconcile net income to net cash used in
     operating activities
        Depreciation and amortization.......................     3,520
        Change in operating assets and liabilities
            Increase in trade receivables...................    (8,412)
            Decrease in other receivables...................       685
            Decrease in inventories, net....................     6,790
            Decrease in prepaids and other current assets,
               net..........................................     1,061
            Increase in other assets, net...................      (192)
            Increase in accounts payable....................     1,377
            Increase in accrued expenses....................     6,633
            Decrease in customer deposits...................   (18,610)
            Decrease in other long-term liabilities.........      (182)
                                                              --------
                Net cash used in operating activities.......    (2,371)
                                                              --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment..............    (1,222)
                                                              --------
                Net cash used in investing activities.......    (1,222)
                                                              --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt issuance.............................     1,368
                                                              --------
                Net cash provided by financing activities...     1,368
                                                              --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................    (2,225)
CASH, beginning of period...................................     3,130
                                                              --------
CASH, end of period.........................................  $    905
                                                              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid...........................................  $    886
                                                              ========
    Taxes paid..............................................  $    722
                                                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                TP HOLDING CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BACKGROUND AND ORGANIZATION

    TP Holding Corp. (TP Holding or the Company) was established on
February 11, 2000, by Castle Harlan Partners III L.P. for the purpose of acquiring Taylor Publishing Company (TPC) and subsidiary from Insilco Holding Co. (Insilco). TPC and subsidiary were indirect wholly owned subsidiaries of Insilco, and effective February 11, 2000, TP Holding acquired all of the outstanding stock of TPC and subsidiary from Insilco for approximately
$93.4 million (see Note 3). The Company's primary business is the design, publication and printing of student yearbooks and other specialty books primarily in the United States. The Company also operates a reunion services division that provides full-service reunion planning for high schools. The Company's primary manufacturing facility is located in Dallas, Texas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND PRESENTATION

    The consolidated statement of income for the six months from February 12, 2000, through July 27, 2000, includes the accounts of TP Holding and its subsidiary, TPC, together with its subsidiary, Taylor Production Company, L.P., a partnership in which TPC is the general partner and holds a 99 percent ownership interest. TP Holding owns the remaining 1 percent interest in the general partnership. All significant intercompany transactions have been eliminated in consolidation.

IMPAIRMENT OF LONG-LIVED ASSETS

    Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," deals with accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets (e.g., property, plant and equipment, as well as intangibles) be reviewed for impairment whenever events or changes in circumstances, such as changes in market value, indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest changes) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss is recognized. Impairment losses are to be measured based on the fair value of the asset. When factors indicate that long-lived assets be evaluated for possible impairment, the Company uses an estimate of the related product lines' undiscounted cash flows over the remaining lives of the assets in measuring whether the assets are recoverable. On the accompanying consolidated statement of income for the six months ended July 27, 2000, no impairment charges were incurred.

REVENUE RECOGNITION

    Revenues from product sales are recognized after customer acceptance of the final product is obtained and once the product has been shipped and the risks and rewards of ownership have passed to the customer.

                                TP HOLDING CORP.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SHIPPING AND HANDLING FEES

    In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company recognizes as revenue amounts billed to customers related to shipping and handling, with the related expense recorded as a component of cost of goods sold.

SEASONALITY

    The Company's core business of student yearbook sales is subject to seasonality, corresponding with the academic school year. Sales are typically highest during the months of May and June, as yearbooks are shipped to schools prior to the school's summer break. The Company historically experiences operating losses during the first and second fiscal quarters, when very few books are shipped for delivery.

CUSTOMER DEPOSITS

    The Company requires that its customers remit a deposit for a portion of the ultimate sales price of the order. These deposits are recorded as a liability on the consolidated balance sheet and are recognized as revenue upon shipment of the product to the customer. Taylor also pays interest between 6 percent and 7 percent on customer deposit balances that are in excess of the minimum required deposit. Interest expense on these excess deposits was approximately $327,000 for the six-month period ended July 27, 2000.

CONCENTRATION OF CREDIT RISK

    Credit is extended primarily to educational institutions that may be affected by changes in economic or other external conditions. The Company's policy is to manage its exposure to credit risk through credit approvals and limits.

INCOME TAXES

    During the six months ended July 27, 2000, deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized net of any valuation allowance. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported

                                TP HOLDING CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 130, "Reporting Comprehensive Income," was adopted by the Company during the period presented and requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement did not have any impact on the Company's disclosures as the Company currently does not enter into any transactions which result in charges (or credits) directly to equity (such as additional minimum pension liability charges, currency translation adjustments, unrealized gains and losses on available-for-sales securities, etc.).

    SFAS No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits," was adopted by the Company during the period presented. SFAS No. 132 revised employers' disclosures about pension and other postretirement benefit plans, but it did not change the measurement or recognition of those plans.

3.  TP HOLDING PURCHASE

    Effective February 11, 2000, Insilco entered into a purchase agreement with TP Holding for the sale of TPC and its subsidiary. Under the terms of the purchase agreement, Insilco sold its 100 percent ownership interest in TPC and its 1 percent partnership interest in Taylor Production Services Company, L.P., to TP Holding for approximately $92.5 million and $935,000, respectively. The acquisition was accounted for using the purchase method and, accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based upon estimated fair values.

4.  DEBT

    In connection with the purchase discussed in Note 3, the Company entered into a credit facility with a syndication of banks on February 11, 2000. Under the terms of the credit agreement, the Company had borrowings outstanding under the Term A, Term B and revolving loan agreements. The Company has the option to designate the interest rates that the Term A, Term B and revolving loans will bear at either (a) a base rate plus a base rate margin, as defined by the credit agreement, or (b) LIBOR plus a LIBOR margin, as defined by the credit agreement. Interest is computed daily and is payable in arrears on the first day of each month. For the six months ended July 27, 2000, interest expense incurred under the credit agreement was approximately $1,876,000.

    The Company also entered into a convertible subordinated bridge loan (the Bridge Loan) with Castle Harlan Partners III, L.P., on February 11, 2000. The Bridge Loan bears interest at 12 percent per annum, which is added to the outstanding balance of the Bridge Loan on the last day of each month. Interest expense incurred on the Bridge Loan for the six months ended July 27, 2000, was approximately $665,000. The Bridge Loan is due February 11, 2001. Under the Bridge Loan, the lender has the right, at its discretion, to convert the original principal and accrued interest into shares of the Company's common and preferred stock.

                                TP HOLDING CORP.

5.  PENSION PLAN

    Certain hourly employees of the Company are covered by a defined pension plan (the Plan) established and administered by the Company. The benefits under the Plan are based primarily on the employees' years of service and compensation near retirement. The funding policies for the Plan are consistent with the funding requirements of federal laws and regulations. Such Plan is accounted for in accordance with SFAS No. 132 (see Note 2). The Plan assets are primarily invested in a money market account.

    The following table sets forth the status of the Plan as of June 30, 2000 (in thousands):

Accumulated postretirement benefit obligation...............  $(8,866)
                                                              =======
Fair value of Plan assets...................................  $ 8,492
                                                              =======
PLAN ASSETS AT FAIR VALUE
Unfunded accumulated benefit obligation in excess of Plan
  assets....................................................  $  (374)
Unrecognized net gain.......................................       70
                                                              -------
Accumulated postretirement benefit cost, current and
  long-term.................................................  $  (304)
                                                              =======

    The net periodic postretirement benefit cost for the period from February 11, 2000, to June 30, 2000, include the following components (in thousands):

Service costs, benefits attributed to service during the
  period....................................................  $ 177
Interest cost...............................................    367
Expected return on assets...................................   (405)
                                                              -----
Net periodic postretirement benefit cost....................  $ 139
                                                              =====

    For measurement purposes, the weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.0 percent, the long-term rate of return on Plan assets was 9.0 percent and the annual salary increases were assumed to be 4.5 percent.

401(K) PLAN

    The Company began sponsoring a qualified defined contribution 401(k) plan which also covers substantially all nonunion employees of the Company. The Company matches 50 percent on nonunion participants' voluntary contributions up to a maximum of 4 percent of the participants' compensation. The Company's expense was approximately $554,000 for the six months ended July 27, 2000.

                                TP HOLDING CORP.

6.  INCOME TAXES

    The provision for income taxes differs from the amount that would be computed if the income before income taxes were multiplied by the federal income tax rate (statutory rate) as follows for the six months ended July 27, 2000 (in thousands):

Computed tax expense at statutory rate......................   $2,676
State taxes, net of federal benefit.........................      261
Other.......................................................       10
                                                               ------
Total income tax provision..................................   $2,947
                                                               ======

7.  COMMITMENTS AND CONTINGENCIES

LEASES

    Certain Company facilities and equipment are leased under agreements expiring at various dates through September 2006. The Company's commitments under the noncancelable portion of all operating leases for the next five years and thereafter as of July 27, 2000, are approximately as follows:

FISCAL YEAR
-----------
2001........................................................    $1,162,000
2002........................................................       854,000
2003........................................................       711,000
2004........................................................       417,000
2005 and thereafter.........................................     1,067,000
                                                                ----------
                                                                $4,211,000
                                                                ==========

    Lease and rental expense included in the accompanying consolidated statement of operations for the six months ended July 27, 2000, was approximately $760,000.

PENDING LITIGATION

    The Company is subject to certain litigation arising from the ordinary course of business. In management's opinion, adverse decisions on legal proceedings, in the aggregate, would not have a materially adverse impact on the Company's results of operations or financial position.

8.  RELATED-PARTY TRANSACTIONS

    Effective February 11, 2000, the Company entered into a management agreement with Castle Harlan, Inc. (the Manager), pursuant to which the Manager agreed to provide business and organizational services to the Company, along with financial investment management and merchant and investment banking services. As compensation for such services, the Company expensed $1.2 million during the six-month period ended June 27, 2000. The agreement was for a term of five years, requiring payments totaling $1.2 million annually.

9.  SUBSEQUENT EVENTS

    Effective July 27, 2000, American Achievement acquired all issued and outstanding shares of the Company through the issuance of 320,929 shares of American Achievement common stock and 393,482 shares of American Achievement Series A preferred stock for a total purchase price of $30 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Taylor Publishing Company:

    We have audited the accompanying consolidated statement of operations of Taylor Publishing Company and subsidiary for the five-month period ended February 11, 2000, and the related consolidated statements of stockholder's equity and cash flows for the five months ended February 11, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Taylor Publishing Company and subsidiary for the five-month period ended February 11, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP
Austin, Texas
August 24, 2001

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE FIVE-MONTH PERIOD ENDED FEBRUARY 11, 2000
                             (DOLLARS IN THOUSANDS)

Net sales...................................................  $22,297
Cost of sales...............................................   17,267
                                                              -------
    Gross profit............................................    5,030
Selling, general and administrative expense.................   11,316
Corporate charges from parent...............................    1,503
                                                              -------
    Operating loss..........................................   (7,789)
Interest and other expense..................................      709
                                                              -------
    Loss before income taxes................................   (8,498)
Benefit for income taxes....................................       --
                                                              -------
Net loss....................................................  $(8,498)
                                                              =======

  The accompanying notes are an integral part of these consolidated financial statements.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
               FOR THE FIVE-MONTH PERIOD ENDED FEBRUARY 11, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                     ADDITIONAL
                                              SHARES       COMMON     PAID-IN     ACCUMULATED
                                            OUTSTANDING    STOCK      CAPITAL       DEFICIT      TOTAL
                                            -----------   --------   ----------   -----------   --------
BALANCE, September 4, 1999................       10          $1        $10,398      $ (7,845)   $ 2,554
    Difference between amount recorded
      under income tax sharing allocation
      and actual income tax benefit.......       --          --             --         1,187      1,187
    Net loss..............................       --          --             --        (8,498)    (8,498)
                                                 --          --        -------      --------    -------
BALANCE, February 11, 2000................       10          $1        $10,398      $(15,156)   $(4,757)
                                                 ==          ==        =======      ========    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE FIVE-MONTH PERIOD ENDED FEBRUARY 11, 2000
                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss................................................  $(8,498)
    Adjustments to reconcile net loss to net cash provided
     by operating activities
        Depreciation and amortization.......................    1,536
        Change in operating assets and liabilities
            Decrease in trade receivables, net..............   11,947
            Increase in other receivables...................   (2,176)
            Increase in inventories, net....................   (9,807)
            Increase in prepaids and other current assets...     (852)
            Decrease in other assets........................      725
            Increase in accounts payable....................    1,979
            Decrease in accrued expenses....................     (705)
            Increase in customer deposits...................   28,160
            Decrease in other long-term liabilities.........       (8)
                                                              -------
                Net cash provided by operating activities...   22,301
                                                              -------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property, plant and equipment..............   (1,400)
                                                              -------
                Net cash used in investing activities.......   (1,400)
                                                              -------
CASH FLOWS FROM FINANCING ACTIVITIES
    Change in amount due to parent..........................  (20,904)
                                                              -------
                Net cash used in financing activities.......  (20,904)
                                                              -------
NET DECREASE IN CASH........................................       (3)
CASH, beginning of period...................................       18
                                                              -------
CASH, end of period.........................................  $    15
                                                              =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest paid...........................................  $   103
                                                              =======
Supplemental Disclosure Of Noncash Financing Activities.....
    Difference between amount recorded under income tax
     sharing allocation and actual income tax expense.......  $ 1,187
                                                              =======

  The accompanying notes are an integral part of these consolidated financial statements.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BACKGROUND AND ORGANIZATION:

    Taylor Publishing Company and subsidiary (collectively, the Company or Taylor) are indirect wholly owned subsidiaries of Insilco Holding Co. (Insilco), for the five months from September 4, 1999, through February 11, 2000. On February 11, 2000, TP Holding Corp. (TP Holding), a subsidiary of Castle
Harlan, Inc., acquired all of the outstanding stock of the Company for approximately $93.4 million. The Company's primary business is the design, publication and printing of student yearbooks and other specialty books primarily in the United States. The Company also operates a reunion services division that provides full-service reunion planning for high schools. The Company's primary manufacturing facility is located in Dallas, Texas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION AND PRESENTATION

    The consolidated statement of operations for the five months from September 4, 1999, to February 11, 2000, represents the period that the Company was under ownership of Insilco and includes the accounts of Taylor Publishing Company and its subsidiary, Taylor Production Company, L.P., a partnership in which Taylor Publishing Company is the general partner and holds a 99 percent ownership interest. Insilco owned the remaining 1 percent interest in the general partnership. The financial statements represent the stand-alone operations of Taylor apart from the consolidated financial statements and operations of Insilco. In order to present Taylor on a stand-alone basis, certain adjustments were identified and recorded. Some of these adjustments required the allocation of common expenses of the parent company to Taylor. Management believes that all significant adjustments have been identified and recorded to represent Taylor on a stand-alone basis and that the method of allocation of common costs to Taylor is reasonable.

IMPAIRMENT OF LONG-LIVED ASSETS

    Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," deals with accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets (e.g., property, plant and equipment, as well as intangibles) be reviewed for impairment whenever events or changes in circumstances, such as changes in market value, indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest changes) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss is recognized. Impairment losses are to be measured based on the fair value of the asset. When factors indicate that long-lived assets be evaluated for possible impairment, the Company uses an estimate of the related product lines' undiscounted cash flows over the remaining lives of the assets in measuring whether the assets are recoverable. On the accompanying consolidated statement of operations for the five-month period ended
February 11, 2000, no impairment charges have been incurred.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenues from product sales are recognized after customer acceptance of the final product is obtained and the product has been shipped and the risks and rewards of ownership have passed to the customer.

SHIPPING AND HANDLING FEES

    In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company recognizes as revenue amounts billed to customers related to shipping and handling, with the related expense recorded as a component of costs of goods sold.

SEASONALITY

    The Company's core business of student yearbook sales is subject to seasonality, corresponding with the academic school year. Sales are typically highest during the months of May and June, as yearbooks are shipped to schools prior to the school's summer break. The Company historically experiences operating losses during the first and second fiscal quarters, when very few books are shipped for delivery.

CUSTOMER DEPOSITS

    Taylor requires that its customers remit a deposit for a portion of the ultimate sales price of the order. These deposits are recorded as a liability on the consolidated balance sheet and are recognized as revenue upon shipment of the product to the customer. Taylor also pays interest between 6 percent and 7 percent on customer deposit balances that are in excess of the minimum required deposit. Interest expense on these excess deposits was approximately $569,000 for the five-month period ended February 11, 2001.

CONCENTRATION OF CREDIT RISK

    Credit is extended primarily to educational institutions that may be affected by changes in economic or other external conditions. The Company's policy is to manage its exposure to credit risk through credit approvals and limits.

INCOME TAXES

    During the five-month period ended February 11, 2000, the Company was included in the consolidated federal income tax return of Insilco. Income tax expense was computed on a separate return basis in accordance with SFAS
No. 109, "Accounting for Income Taxes." Under the Company's tax-sharing arrangement with Insilco, the Company was allocated income tax expense or benefit based

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) on the amount determined by multiplying earnings or loss before allocated capital changes from Insilco by 40 percent. This amount was added to or deducted from the balance due to Insilco. The difference between the amount determined under the Company's tax-sharing arrangement with Insilco and the amount of computed income tax expense or benefit as described above was recorded as a direct charge to accumulated deficit or a retained credit to additional paid-in capital.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 130, "Reporting Comprehensive Income," was adopted by the Company during the period presented and requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement did not have any impact on the Company's disclosures as the Company currently does not enter into any transactions which would result in a material charge (or credit) directly to equity (such as additional minimum pension liability charges, currency translation adjustments, unrealized gains and losses on available-for-sales securities, etc.).

    SFAS No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits," was adopted by the Company during the period presented. SFAS No. 132 revised employers' disclosures about pension and other postretirement benefit plans, but it did not change the measurement or recognition of those plans.

3.  DEBT:

    The Company does not have a formal debt arrangement with its parent, Insilco. Funding received by the Company from Insilco is recorded as due to parent on the consolidated balance sheet. This amount is payable on demand or, if no demand is made, in November 2004 subject to approval by Insilco's bank lenders. Interest expense during this period consists of a capital charge from Insilco calculated as 10 percent of the difference between total assets and current liabilities, as defined. For the five-month period ended February 11, 2000, interest expense charged to the Company by Insilco was approximately $607,000.

4.  PENSION PLAN:

    Certain hourly employees of the Company are covered by a defined pension plan (the Plan) established by the Company and administered by Insilco. Certain salaried employees of the Company were also covered by the Plan. The benefits under the Plan are based primarily on the employees' years of service and compensation near retirement. The funding policies for the Plan are consistent

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

4.  PENSION PLAN: (CONTINUED)
with the funding requirements of federal laws and regulations. Such Plan is accounted for in accordance with SFAS No. 132 (see Note 2). The Plan assets are primarily invested in a money market account.

    The following tables set forth the status of the Plan as of December 31, 1999 (in thousands):

Accumulated postretirement benefit obligation...............  $(7,825)
                                                              =======
Fair value of Plan assets...................................  $ 8,435
                                                              =======
PLAN ASSETS AT FAIR VALUE
    Unfunded accumulated benefit obligation in excess of
      Plan assets...........................................  $  (610)
    Unrecognized net gain...................................    1,005
                                                              -------
Accumulated postretirement benefit costs, current and
  long-term                                                   $   395
                                                              =======

    The net periodic postretirement benefit cost for the 12-month period ended December 31, 1999, includes the following components (in thousands):

Service costs, benefits attributed to service during the
  period....................................................   $ 378
Interest cost...............................................     623
Expected return on assets...................................    (760)
                                                               -----
Net periodic postretirement benefit cost....................   $ 241
                                                               =====

    For measurement purposes, the weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.0 percent, the long-term rate of return on Plan assets was 9.0 percent and the annual salary increases were assumed to be 4.5 percent.

401(K) PLAN

    Insilco sponsors a qualified defined contribution 401(k) plan which also covers substantially all nonunion employees of the Company. The Company matches 50 percent on nonunion participants' voluntary contributions up to a maximum of 3 percent of the participants' compensation. The Company's expense was approximately $149,000 for the five-month period ended February 11, 2000.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

5.  INCOME TAXES:

    Actual benefit for income taxes of $-- differs from the amount that would be computed if the loss before income taxes were multiplied by the federal income tax rate (statutory rate) as follows for the five-month period ended
February 11, 2000 (in thousands):

Computed tax expense (benefit) at statutory rate............  $(3,350)
State taxes, net of federal benefit.........................     (325)
Other.......................................................        9
Change in valuation allowance...............................    3,666
                                                              -------
Total income tax benefit....................................  $    --
                                                              =======

6.  COMMITMENTS AND CONTINGENCIES:

LEASES

    Certain Company facilities and equipment are leased under agreements expiring at various dates through September 2006. The Company's commitments under the noncancelable portion of all operating leases for the next five years and thereafter as of February 11, 2000, are approximately as follows:

Fiscal Year
2001........................................................    $1,165,000
2002........................................................       854,000
2003........................................................       711,000
2004........................................................       417,000
2005 and thereafter.........................................     1,067,000
                                                                ----------
                                                                $4,214,000
                                                                ==========

    Lease and rental expense included in the accompanying consolidated statement of operations for the five-month period ended February 11, 2000, was approximately $616,000.

GUARANTOR RELATIONSHIPS

    During the five-month period ended February 11, 2000, the Company was the guarantor of and pledged assets for certain borrowings of Insilco. The Company, along with the other wholly owned domestic subsidiaries of Insilco, were guarantors of Insilco's borrowings under a $300 million bank credit agreement, which was also secured by all of the Company's and the other wholly owned domestic subsidiaries' assets. The Company, along with the other wholly owned domestic subsidiaries of Insilco, were also the guarantors of $120 million of 12 percent notes sold by Insilco in 1998.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

6.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
PENDING LITIGATION

    The Company is subject to certain litigation arising from the ordinary course of business. In management's opinion, adverse decisions on legal proceedings, in the aggregate, would not have a materially adverse impact on the Company's results of operations or financial position.

7.  RELATED-PARTY TRANSACTIONS:

    During the five-month period ended February 11, 2000, Insilco provided certain corporate services to the Company, including management, human resources, accounting and financial reporting, and legal services. These expenses either were actual expenses incurred by Insilco on behalf of the Company or were charges to the Company based upon certain financial measures. Also during this period, Insilco managed a centralized cash management system, which resulted in the Company carrying minimal cash. Cash distributions were funded by Insilco, and all cash receipts were remitted to Insilco on a daily basis. Any net amount due to Insilco was payable upon demand.

    See Notes 2 and 6 regarding the Company's tax-sharing arrangement and guarantor relationships with Insilco.

8.  SUBSEQUENT EVENTS:

    Effective February 11, 2000, Insilco entered into a purchase agreement with TP Holding for the sale of the Company. Under the terms of the purchase agreement, Insilco sold its 100 percent ownership interest in the Company and its 1 percent partnership interest in Taylor Production Services Company, L.P., to TP Holding for approximately $92.5 million and $935,000, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Insilco Corporation:

    We have audited the accompanying consolidated balance sheet of Taylor Publishing Company and subsidiary as of September 3, 1999, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Taylor Publishing Company and subsidiary as of September 3, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP
Dallas, Texas

September 24, 1999

                           TAYLOR PUBLISHING COMPANY
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 3, 1999
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

Current assets:
    Cash....................................................  $    18
    Trade receivables, net..................................   19,452
    Other receivables.......................................      972
    Inventories.............................................   11,415
    Prepaid expenses and other current assets...............    2,421
                                                              -------
        Total current assets................................   34,278

Property, plant and equipment, net..........................   11,647
Other assets................................................    1,053
                                                              -------
Total assets................................................  $46,978
                                                              =======
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable........................................  $ 4,289
    Accrued expenses........................................    8,436
    Customer deposits.......................................    8,610
                                                              -------
        Total current liabilities...........................   21,335
Due to parent...............................................   22,367
Other long-term liabilities.................................      722
                                                              -------
        Total liabilities...................................   44,424
                                                              -------
Stockholder's equity:
Common stock, $1 par value. Authorized 1,000 shares, issued
  and outstanding 10 shares.................................        1
    Additional paid-in capital..............................   10,398
    Accumulated deficit.....................................   (7,845)
                                                              -------
        Total stockholder's equity..........................    2,554
Commitments and contingencies
                                                              -------
        Total liabilities and stockholder's equity..........  $46,978
                                                              =======

          See accompanying notes to consolidated financial statements.

                           TAYLOR PUBLISHING COMPANY
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 3, 1999
                             (DOLLARS IN THOUSANDS)

Net sales...................................................  $102,861
Cost of products sold.......................................    61,066
Selling, general and administrative expenses................    34,118
Corporate charges from parent...............................     2,130
                                                              --------
    Operating income........................................     5,547
Interest expense............................................     3,159
                                                              --------
    Income before income taxes..............................     2,388
Income tax expense..........................................        --
                                                              --------
    Net income..............................................  $  2,388
                                                              ========

          See accompanying notes to consolidated financial statements.

                           TAYLOR PUBLISHING COMPANY
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                          YEAR ENDED SEPTEMBER 3, 1999

                                                                                     TOTAL
                                  COMMON    ADDITIONAL PAID-IN    ACCUMULATED    STOCKHOLDER'S
                                  STOCK          CAPITAL            DEFICIT          EQUITY
                                 --------   ------------------   -------------   --------------
Balance at September 4, 1998...   $    1           9,766            (8,845)             922
Capital contribution...........       --             632                --              632
Net income.....................       --              --             2,388            2,388
Difference between amount
  recorded under income tax
  sharing allocation and actual
  income tax expense...........       --              --            (1,388)          (1,388)
                                  ------          ------            ------           ------
Balance at September 3, 1999...   $    1          10,398            (7,845)           2,554
                                  ======          ======            ======           ======

          See accompanying notes to consolidated financial statements.

                           TAYLOR PUBLISHING COMPANY
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED SEPTEMBER 3, 1999
                             (DOLLARS IN THOUSANDS)

Cash Flows From Operating Activities--
    Net income..............................................  $ 2,388
    Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation and amortization.......................    3,336
        Changes in operating assets and liabilities:
            Trade receivables...............................    3,329
            Other receivables...............................      329
            Inventories.....................................     (517)
            Prepaid expenses and other current assets.......   (2,208)
            Other assets....................................    1,765
            Accounts payable................................      812
            Accrued expenses................................   (1,523)
            Customer deposits...............................       48
            Other long-term liabilities.....................     (177)
                                                              -------
                Net cash provided by operating activities...    7,582
                                                              -------
Cash Flows Used In Investing Activities--
    Acquisition of property, plant and equipment............   (1,177)
                                                              -------
                Net cash used in investing activities.......   (1,177)
                                                              -------
Cash Flows From Financing Activities--
    Change in amount due to Parent..........................   (6,405)
                                                              -------
                Net cash used in financing activities.......   (6,405)
                                                              -------
    Net decrease in cash....................................       --
    Cash at beginning of year...............................       18
                                                              -------
Cash at end of year.........................................  $    18
                                                              =======
Non-Cash Financing And Investing Activities:

    Capital contribution through reduction in amount due to
     Parent of $632
    Difference between amount recorded under income tax sharing allocation and actual income tax expense charged directly to accumulated deficit of $1,388

          See accompanying notes to consolidated financial statements.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 3, 1999

1.  DESCRIPTION OF BUSINESS

    Taylor Publishing Company and subsidiary (the Company) is an indirect wholly-owned subsidiary of Insilco Holding Co. (Insilco or Parent). The Company provides a variety of commercial printing and related services to a diverse, nationwide customer base. The Company's primary business is the contract design and printing of student yearbooks. The Company also publishes a variety of specialty books on a contract basis and a limited number of its own publishing titles and provides reunion planning and other services for alumni of schools, colleges and academics.

    (A) PRINCIPALS OF CONSOLIDATION

        The consolidated financial statements include the accounts of Taylor Publishing Company and Taylor Production Company, L.P., a partnership in which Taylor Publishing Company is the general partner holding a 99% ownership interest. Insilco is the 1% limited partner. All significant intercompany transactions have been eliminated in consolidation.

    (B) TRADE RECEIVABLES

        Trade receivables are presented net of allowances for doubtful accounts of $717 at September 3, 1999.

    (C) INVENTORIES

        Inventories are stated at the lower of cost or market. Cost includes materials, labor and production overhead and is primarily determined using standard costs which approximate costs utilizing the first-in, first-out
    (FIFO) method. Inventory reserve represents the estimated amount necessary to properly state inventory at lower of cost or market.

    (D) PROPERTY, PLANT AND EQUIPMENT

        Property, plant, and equipment are stated at cost. Depreciation of plant and equipment is calculated on the straight-line method over the assets' estimated useful lives, which is 10-25 years for buildings and building improvements, 9 years for machinery and equipment, 9 years for furniture and fixtures and 3-5 years for computer equipment.

    (E) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (F) SALES

        Sales are recognized when product is shipped and the risk and rewards of ownership have passed to the customer.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                               SEPTEMBER 3, 1999

1.  DESCRIPTION OF BUSINESS (CONTINUED)
    (G) INCOME TAXES

        The Company is included in the consolidated Federal income tax return of Insilco. Income tax expense has been computed on a separate return basis in accordance with Statement of Financial Accounting Standards No. 109.

        Under the Company's tax sharing arrangement with Insilco, the Company is allocated income tax expense or benefit based on the amount determined by multiplying earnings or loss before allocated capital changes from Insilco by 40%. This amount is added to or deducted from the balance of due to Parent.

        The difference between the amount determined under the Company's tax sharing arrangement with Insilco and the amount of computed income tax expense or benefit as described above is recorded as a direct charge to accumulated deficit or a direct credit to additional paid-in capital.

    (H) ESTIMATES

        In conformity with generally accepted accounting principles, the preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and therefore actual results may ultimately differ from those estimates.

2.  INVENTORIES

    A summary of inventories at September 3, 1999 follows (in thousands):

Raw materials and supplies..................................  $ 3,563
Work in process.............................................    7,385
Finished goods..............................................    1,256
Reserve.....................................................     (789)
                                                              -------
                                                              $11,415
                                                              =======

3.  PROPERTY, PLANT AND EQUIPMENT

    A summary of property, plant and equipment at September 3, 1999 follows (in thousands):

Land........................................................  $ 1,648
Building and building improvements..........................    5,488
Machinery and equipment.....................................    6,965
Furniture and fixtures......................................      127
Computer equipment..........................................   15,151
Construction in progress....................................      144
                                                              -------
                                                               29,523
Less accumulated depreciation and amortization..............   17,876
                                                              -------
Net property, plant and equipment...........................  $11,647
                                                              =======

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                               SEPTEMBER 3, 1999

4.  ACCRUED EXPENSES

   A summary of accrued expenses at September 3, 1999 follows (in thousands):

Salaries, wages and incentive compensation payable..........   $1,090
Accrued pension cost........................................    1,029
Accrued taxes other than income.............................      510
Accrued salesmens' commissions..............................    2,389
Accrued compensated absences................................    1,463
Accrued severance...........................................      243
Current portion of long-term liabilities....................      188
Accrued legal settlement....................................      497
Other accrued expenses......................................    1,027
                                                               ------
                                                               $8,436
                                                               ======

5.  PENSION PLANS

   Certain salaried employees of the Company are covered by defined benefit pension plans established and administered by Insilco. Certain hourly employees of the Company are covered by a defined benefit pension plan (the Plan) established by the Company and administered by Insilco. The benefits under these plans are based primarily on employees' years of service and compensation near retirement. The funding policies for these plans are consistent with the funding requirements of Federal laws and regulations. The Plan assets are primarily invested in a money market account.

    A summary of the Plan's funded status and the amount recognized in the balance sheet at June 30, 1999, a summary of pension activity for the year ended June 30, 1999, and key assumptions used in determining the accounting for the Plan follows (in thousands):

Projected benefit obligation................................   $9,126
Fair value of plan assets...................................    8,646
                                                               ------
    Funded status...........................................     (480)
Unrecognized net actuarial loss.............................      166
                                                               ------

Accrued benefit cost........................................   $ (314)
                                                               ======

Weighted average assumptions as of June 30, 1999:
    Discount rate...........................................     7.25%
    Expected return on plan assets..........................    10.00%
    Rate of compensation increase...........................     4.50%
                                                               ======

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                               SEPTEMBER 3, 1999

5.  PENSION PLANS (CONTINUED)
    The net periodic benefit cost for the 12-month period ended June 30, 1999 includes the following components:

Service cost................................................   $  378
Interest cost...............................................      622
Expected return on plan assets..............................     (828)
Recognized net actuarial loss...............................       68
                                                               ------
  Net periodic benefit cost.................................   $  240
                                                               ======

    In addition, the Company recognized pension costs of approximately $180,000 for the year ended September 3, 1999 related to contributions to the multi-employer plans covering collectively bargained employees.

    Insilco sponsors a qualified defined contribution 401(k) plan, which covers substantially all non-union employees of the Company. The Company matches 50% of non-union participants' voluntary contributions up to a maximum of 3% of the participants' compensation. The Company's expense was approximately $324,000 for the year ended September 3, 1999.

6.  INTEREST EXPENSE

    Interest expense primarily consists of a capital charge from Insilco calculated as 10% of the difference between total assets and current liabilities, as defined, and amounts to approximately $2,512,000 for the year ended September 3, 1999. In addition, the Company pays yearbook customers interest at 6% to 7% on amounts received by the Company above the required minimum deposit. The interest on these excess deposits amounted to approximately $647,000 for the year ending September 3, 1999.

7.  INCOME TAXES

    There was no income tax expense for the year ended September 3, 1999.

    Actual income tax expense of zero differs from the amount computed by applying the Federal statutory rate to pretax income due to the following (in thousands):

Computed statutory tax expense..............................   $ 812
State taxes, net of Federal effect..........................      16
Other, net..................................................      36
Change in valuation allowance...............................    (864)
                                                               -----
    Income tax expense......................................   $  --
                                                               =====

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                               SEPTEMBER 3, 1999

7.  INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at September 3, 1999 follow (in thousands):

Deferred tax assets
    Accrued liabilities.....................................  $ 1,776
    Inventories.............................................      274
    Receivables.............................................      260
    Intangible assets.......................................      153
    Net operating loss carry-forwards.......................    1,772
                                                              -------
        Total gross deferred tax assets.....................    4,235

Less valuation allowance....................................   (3,082)
                                                              -------
        Net deferred tax assets.............................    1,153
                                                              -------
Deferred tax liabilities
    Property, plant and equipment...........................    1,153
                                                              -------
        Net deferred tax asset..............................  $    --
                                                              =======

    The net reduction in the valuation allowance for deferred tax assets for the year ended September 3, 1999 was $864,000.

    The IRS is presently examining the consolidated Federal income tax returns of Insilco for tax years 1991 through 1996. Management believes that the ultimate outcome of this examination will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

8.  RELATED PARTY TRANSACTIONS

    Insilco provides services to the Company including management, human resources, accounting and reporting, legal and other corporate services. These expenses are either actual expenses incurred by Insilco on behalf of the Company or are charged to the Company based on certain financial measures such as number of employees and forecasted sales.

    Insilco utilizes a centralized cash management system. As a result, the Company carries minimal cash. Distributions are funded by Insilco upon demand and cash receipts are transferred to Insilco daily. The amount due to Parent is subject to an intercompany note agreement. Under the terms of the note agreement, the amount due to Parent is payable on demand, or if no demand, is made, in November 2004, except that until such time as the outstanding obligations of Insilco under a bank credit agreement (see note 9) have been paid in full. Insilco has agreed not to demand payment without the prior consent of the requisite lenders, as defined in the bank credit agreement. Accordingly, the amount due to Parent is reported as a noncurrent liability in the accompanying consolidated financial statements.

    See note 1(g) for information regarding the Company's income tax sharing arrangement with Insilco and note 9 regarding arrangements between the Company and Insilco relating to certain litigation.

                    TAYLOR PUBLISHING COMPANY AND SUBSIDIARY

                               SEPTEMBER 3, 1999

9.  COMMITMENTS AND CONTINGENCIES

    Rental expense for all operating leases totaled $1,502,000 for the year ended September 3, 1999. These leases primarily relate to production facilities, storage facilities and equipment.

    Future minimum lease payments under contractually noncancellable operating leases (with initial lease terms in excess of one year) for years subsequent to September 3, 1999 are as follows (in thousands): 2000, $919; 2001, $766; 2002,
$763; 2003, $625; 2004, $300; and thereafter, $1,058.

    The Company, along with the other wholly-owned domestic subsidiaries of Insilco, are guarantors of borrowings under a $300,000,000 bank credit agreement of Insilco, which terminates in 2005. The borrowings under the bank credit agreement are secured by all of the Company's and other wholly-owned domestic subsidiaries' assets.

    The Company, along with the other wholly-owned domestic subsidiaries of Insilco, are also the unconditional joint and several guarantors of $120 million of 12% notes sold by Insilco in November 1998. The Company's guarantee of the 12% notes is a general unsecured obligation, is subordinated in right of payment to all existing and future senior indebtedness of the Company (including indebtedness of the bank credit facility) and will rank senior in right of payment to any future subordinated indebtedness of the Company.

    In 1998, a $497,000 judgment relating to an Equal Employee Opportunity Commission claim was rendered against the Company. The case is currently under appeal. A charge for this amount was recorded during the year ending
September 4, 1998, and the related liability remains in accrued expenses in the accompanying consolidated balance sheet.

    In June 1999, the Company was awarded $25,225,000 in an antitrust lawsuit against Josten's. However, the court vacated the judgment and awarded Josten's $50,000 in legal fees to be paid by the Company. The Company has appealed the Court's second judgment, seeking reinstatement of the first judgment. No amounts related to these events have been recorded in the accompanying consolidated financial statements. Effective January 1, 1999, Insilco assumed the rights, responsibilities and obligations associated with this litigation such that the ongoing litigation and ultimate outcome of this matter will have no further impact on the Company's financial position, results of operations or cash flows.

    The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters discussed above will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors of
Educational Communications, Inc.

    We have audited the accompanying balance sheets of Educational Communications, Inc. (an Illinois S Corporation) as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Educational
Communications, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/ Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
February 2, 2001, except for Note 7, as to
  which the date is March 30, 2001

                        EDUCATIONAL COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   -----------
ASSETS
Current assets
    Cash and cash equivalents...............................  $ 1,921,965   $ 1,185,470
    Inventories.............................................       99,095       142,755
    U.S. government securities..............................    6,977,350     7,474,944
    Prepaid expenses and other current assets...............      392,128       950,901
    Deferred publication expenses...........................      190,052       294,151
                                                              -----------   -----------
                                                                9,580,590    10,048,221
                                                              -----------   -----------
Property and equipment, net.................................      899,658       950,872
                                                              -----------   -----------
Other assets
    Split-dollar life insurance.............................      833,596       833,596
    Deposits and other assets...............................      645,964       597,182
                                                              -----------   -----------
                                                                1,479,560     1,430,778
                                                              -----------   -----------
                                                              $11,959,808   $12,429,871
                                                              ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable........................................  $   961,934       259,898
    Accrued expenses........................................      389,037       264,257
    Deferred publication revenue............................           --       110,302
                                                              -----------   -----------
                                                                1,350,971       634,457
                                                              -----------   -----------
Stockholders' equity
    Common stock, no par value, 1,000 shares issued and
      outstanding...........................................        1,000         1,000
    Additional paid-in capital..............................      450,000       450,000
    Retained earnings.......................................   10,157,837    11,344,414
                                                              -----------   -----------
                                                               10,608,837    11,795,414
                                                              -----------   -----------
                                                              $11,959,808   $12,429,871
                                                              ===========   ===========

                             See accompanying notes

                        EDUCATIONAL COMMUNICATIONS, INC.

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                           2000          1999          1998
                                                        -----------   -----------   -----------
Net sales.............................................  $16,941,507   $12,925,751   $14,373,121
Cost of goods sold....................................    3,629,734     2,566,020     3,151,292
                                                        -----------   -----------   -----------
Gross margin..........................................   13,311,773    10,359,731    11,221,829
Operating expenses....................................    6,534,793     5,887,524     5,428,553
                                                        -----------   -----------   -----------
Income from operations................................    6,776,980     4,472,207     5,793,276
                                                        -----------   -----------   -----------
Other income
    Interest..........................................      604,115       556,024       612,081
    Other income, net.................................      883,742       525,609       296,778
                                                        -----------   -----------   -----------
                                                          1,487,857     1,081,633       908,859
                                                        -----------   -----------   -----------

Income before state income taxes......................    8,264,837     5,553,840     6,702,135
State income taxes....................................      145,036        74,486       104,994
                                                        -----------   -----------   -----------
Net income............................................  $ 8,119,801   $ 5,479,354   $ 6,597,141
                                                        ===========   ===========   ===========

                             See accompanying notes

                        EDUCATIONAL COMMUNICATIONS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                COMMON      ADDITIONAL       RETAINED
                                                STOCK     PAID-IN CAPITAL    EARNINGS        TOTAL
                                               --------   ---------------   -----------   -----------
Balance, January 1, 1998.....................   $1,000        $450,000      $11,267,919   $11,718,919
Net income...................................                                 6,597,141     6,597,141
Distributions................................                                (6,000,000)   (6,000,000)
                                                ------        --------      -----------   -----------
Balance, December 31, 1998...................    1,000         450,000       11,865,060    12,316,060
Net income...................................                                 5,479,354     5,479,354
Distributions................................                                (6,000,000)   (6,000,000)
                                                ------        --------      -----------   -----------
Balance, December 31, 1999...................    1,000         450,000       11,344,414    11,795,414
Net income...................................                                 8,119,801     8,119,801
Distributions................................                                (9,306,378)   (9,306,378)
                                                ------        --------      -----------   -----------
BALANCE, DECEMBER 31, 2000...................   $1,000        $450,000      $10,157,837   $10,608,837
                                                ======        ========      ===========   ===========

                             See accompanying notes

                        EDUCATIONAL COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                            2000          1999          1998
                                                        ------------   -----------   -----------
OPERATING ACTIVITIES
    Net income........................................  $  8,119,801   $ 5,479,354   $ 6,597,141
    Depreciation and amortization.....................        82,486       121,962       113,281
    Gain on sale of assets............................                                   (11,913)
    Changes in
        Inventories...................................        43,660         9,496       (48,658)
        Prepaid expenses and other current assets.....       558,773      (646,813)       52,404
        Deferred publication expenses.................       104,098      (134,130)       45,090
        Deposits and other assets.....................       (48,782)       77,116       (69,587)
        Accounts payable..............................       702,036       149,357      (595,908)
        Accrued expenses..............................       124,780       (11,618)       37,094
        Deferred publication revenue..................      (110,302)      110,302
                                                        ------------   -----------   -----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES.........     9,576,550     5,155,026     6,118,944
                                                        ------------   -----------   -----------
INVESTING ACTIVITIES
    Purchases of property and equipment...............       (31,272)      (30,599)      (26,895)
    Proceeds from sale of property....................                                     6,000
    Purchases of U.S. government securities...........   (16,002,405)   (7,456,094)   (8,940,237)
    Proceeds from maturities of U.S. government
      securities......................................    16,500,000     8,850,000     8,000,000
                                                        ------------   -----------   -----------
    NET CASH PROVIDED BY (USED IN) INVESTING
      ACTIVITIES......................................       466,323     1,363,307      (961,132)
                                                        ------------   -----------   -----------
FINANCING ACTIVITIES
    Distributions.....................................    (9,306,378)   (6,000,000)   (6,000,000)
                                                        ------------   -----------   -----------
    NET CASH USED IN FINANCING ACTIVITIES.............    (9,306,378)   (6,000,000)   (6,000,000)
                                                        ------------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......       736,495       518,333      (842,188)
CASH AND CASH EQUIVALENTS
    Beginning of year.................................     1,185,470       667,137     1,509,325
                                                        ------------   -----------   -----------
    END OF YEAR.......................................  $  1,921,965   $ 1,185,470   $   667,137
                                                        ============   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    State income taxes paid...........................  $     56,036   $    86,486   $    89,994
                                                        ============   ===========   ===========

                             See accompanying notes

                        EDUCATIONAL COMMUNICATIONS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS--Educational Communications, Inc. (the "Company") is a publisher serving the achievement publications niche of the specialty directory publishing industry nationwide. The Company produces three publications, entitled "WHO'S WHO AMONG AMERICAN HIGH SCHOOL STUDENTS," "THE NATIONAL DEAN'S LIST," and "WHO'S WHO AMONG AMERICA'S TEACHERS."

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS--The Company considers short-term, highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 2000 and 1999, the Company had cash accounts at a commercial bank that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Account balances exceed the $100,000 FDIC limit.

    INVENTORIES--Inventories are valued at the lower of cost or market under the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT--Property and equipment are valued at cost and depreciated using the straight line method over the estimated useful lives of the assets. Maintenance and repairs are charged to income as incurred. Expenditures that significantly extend the useful lives of assets are capitalized.

    U.S. GOVERNMENT SECURITIES--U.S. government securities consist of U.S. Treasury bills and notes that are carried at amortized cost, which approximates market value. The Company intends to hold these securities to maturity, which is typically 24 months or less. All such securities will mature during 2001.

    OTHER INCOME--Other income primarily consists of fees received from a bank credit card company for licensing of the Company's publication names.

    INCOME TAXES--The Company has elected to be treated as an S corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. The stockholders are liable for individual income taxes on their respective shares of the Company's taxable income. State income taxes are provided for because they remain an obligation of the Company.

    REVENUE AND EXPENSE RECOGNITION OF PUBLICATIONS--Revenue is recognized on publications (and other merchandise) upon shipment to the customer. The direct costs incurred for publications are deferred until shipment occurs, as well. All indirect costs, including solicitation costs, are expensed as incurred.

                        EDUCATIONAL COMMUNICATIONS, INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

2.  INVENTORIES

    Inventories at December 31, 2000 and 1999 consist of:

                                                                2000       1999
                                                              --------   --------
Books.......................................................  $32,642    $ 37,642
Collateral..................................................   56,859      93,906
Postage.....................................................    5,035       3,710
Stationery..................................................    4,559       7,497
                                                              -------    --------
                                                              $99,095    $142,755
                                                              =======    ========

3.  PROPERTY AND EQUIPMENT, NET

    Property and equipment at December 31, 2000 and 1999 consist of:

                                                    2000          1999       ESTIMATED LIFE
                                                 -----------   -----------   --------------
Land...........................................  $   129,556   $   129,556
Buildings and improvements.....................    1,526,301     1,526,301    15-39 years
Office equipment...............................      738,672       724,976      3-5 years
Furniture and fixtures.........................      374,064       374,064      5-7 years
Autos..........................................       41,811        39,910        5 years
                                                 -----------   -----------
                                                   2,810,404     2,794,807
Accumulated depreciation and amortization......   (1,910,746)   (1,843,935)
                                                 -----------   -----------
                                                 $   899,658   $   950,872
                                                 ===========   ===========

4.  SPLIT-DOLLAR LIFE INSURANCE

    The Company has split-dollar life insurance agreements with two of its officers/stockholders. The Company's interest in the agreements is the total premiums paid by the Company upon termination of the policy or upon death of the insured.

5.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a qualified employee profit-sharing plan for the benefit of eligible employees of the Company. The Company may make annual discretionary contributions to the plan. The Company recorded profit-sharing plan contribution expense of $119,398, $91,818 and $80,002, respectively, for 2000, 1999 and 1998.

6.  ADVERTISING

    The Company incurs advertising and promotion costs in conjunction with the solicitation of sales. These costs, consisting primarily of printing and postage, are expensed as incurred. These advertising and promotion costs are included in operating expenses and amounted to $3,666,054, $3,030,104 and $2,886,095, respectively, for 2000, 1999 and 1998.

7.  SUBSEQUENT EVENT

    On March 30, 2001, Honors Acquisition Corp., a subsidiary of American Achievement Corp., purchased all of the Company's common stock. As a result, the S corporation income tax status (Note 1) of the Company was terminated as of that date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS DATED         ,

                                  $177,000,000
                        AMERICAN ACHIEVEMENT CORPORATION
                               OFFER TO EXCHANGE

                     11 5/8 SENIOR NOTES DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                     11 5/8 SENIOR NOTES DUE 2007, SERIES A

                                  -----------

                                   PROSPECTUS

                                 --------------

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of American Achievement have not changed since the date hereof.

--------------------------------------------------------------------------------

Until             (90 days from the date of this prospectus), all dealers
effecting transactions in the securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW

    Section 145 of the Delaware General Corporation Law ("DGCL"), authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(4) for any transaction from which the director derived an improper personal benefit.

    These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

    INDEMNIFICATION UNDER THE BY-LAWS OF AMERICAN ACHIEVEMENT CORPORATION, COMMEMORATIVE BRANDS, INC., CBI NORTH AMERICA, INC., TAYLOR SENIOR HOLDING CORP. AND TP HOLDING CORP.

    The by-law provisions of American Achievement Corporation, Commemorative Brands, Inc., CBI North America, Inc., Taylor Senior Holding Corp. and TP Holding Corp. relating to indemnification of Officers and Directors are substantially identical. Accordingly, the description below of "American Achievement Corporation" or "American" applies to each of American Achievement Corporation,

Commemorative Brands, Inc., CBI North America, Inc., Taylor Senior Holding Corp. and TP Holding Corp.

    Section 1 of Article VI of the Company's By-Laws provides that, unless otherwise determined by the Board of Directors, the Company shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the DGCL or such other provisions of law.

    Section 2 of Article VI of the Company's By-Laws provides that, without limiting the generality of Section 1 of Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to
Section 145 of the DGCL, unless otherwise determined by the Board of Directors, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except as otherwise provided by law.

    Section 3 of Article VI of the Company's By-Laws provides that, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the DGCL or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses.

    Section 4 of Article VI of the Company's By-Laws provides that, it is the intent of Article VI to require the Company, unless otherwise determined by the Board of Directors, to indemnify the persons referred to therein for judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of By-Laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, the Company's By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Company, the By-Laws, by agreement, by vote of stockholders or disinterested directors of the Company or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 5 of Article VI of the Company's By-Laws provides that indemnification pursuant to the By-Laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to Article VI of the Company's By-Laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in
Article VI shall be made to the fullest extent permitted by law.

    The Company has purchased and maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of
Article VI of the Company's By-Laws.

INDEMNIFICATION UNDER THE BY-LAWS OF TAYLOR PUBLISHING COMPANY

    Section 1 of Article VII of Taylor Publishing Company's By-Laws provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee, agent or fiduciary of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (and advance expenses to such person in connection with such action) to the fullest extent permitted under the laws of the state of Delaware now or hereafter in existence, including
Section 145 of the Delaware General Corporation Law as currently in existence or as subsequently amended, modified, supplemented or replaced (but, in case of any such amendment, modification, supplementation or replacement, only to the extent that such amendment, modification, supplementation or replacement broadens such person's rights to indemnification thereunder). Section 2 of Article VII provides that the rights to receive indemnification and advancement of expenses provided in Article VII of these By-laws shall not be deemed exclusive of any other rights to which any person may at any time be entitled under applicable law, the certificate of incorporation of the corporation, the By-laws, any agreement, a vote of stockholders, a resolution of the board of directors or otherwise. No amendment, alteration or repeal of Article VII or any provision under the By-laws shall be effective as to any person in respect of any act, event or circumstance that occurred or existed, in whole or in part, before such amendment, alteration or repeal.

    INDEMNIFICATION UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT AND THE PARTNERSHIP AGREEMENT OF TAYLOR PRODUCTION SERVICES COMPANY, L.P.

    Subject to any terms, conditions or restrictions set forth in the partnership agreements, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless a partner or other persons from and against all claims and demands whatsoever. The partnership agreement of Taylor Production Services Company, L.P. does not contain any indemnification provisions or limitations thereon.

INDEMNIFICATION UNDER THE BY-LAWS OF EDUCATIONAL COMMUNICATIONS, INC.

    Section 1(a) of Article XI of Educational Communications, Inc. ("ECI")'s By-Laws provides that, subject to the provisions of Section 3 of Article XI, ECI shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 1(b) of Article XI provides that, subject to the provisions of
Section 3 of Article XI, ECI shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Section 2 of Article XI provides that, to the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 1 of Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 3 of Article XI provides that any indemnification under subsections
(a) and (b) of Section 1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

    Section 4 of Article XI provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such action, as authorized by the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified.

    Section 5 of Article XI provides that the indemnification provided by
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or, otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

INDEMNIFICATION UNDER THE ILLINOIS BUSINESS CORPORATION ACT WITH RESPECT TO ECI

    In general, Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or
(c) by the stockholders. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

    Section 8.75 also authorizes the registrant to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Purchase Agreement, dated as of February 14, 2002, among
                        American Achievement Corporation, the Guarantors and the
                        Initial Purchasers
        3.1             Certificate of Incorporation of American Achievement
                        Corporation with all amendments
                        (f/k/a Commemorative Brands Holding Corp.)

        3.2             By-Laws of American Achievement Corporation (f/k/a
                        Commemorative Brands Holding Corp.)

        3.3             Certificate of Incorporation of Commemorative Brands, Inc.
                        with all amendments (f/k/a Scholastic Brands, Inc., Class
                        Rings, Inc. and Keepsake Jewelry, Inc.)

        3.4             By-Laws of Commemorative Brands, Inc. (f/k/a Scholastic
                        Brands, Inc., Class Rings, Inc. and Keepsake Jewelry, Inc.)

        3.5             Certificate of Incorporation of CBI North America, Inc. with all amendments (f/k/a SBI North America, Inc.)

        3.6             By-Laws of CBI North America, Inc. with all amendments
                        (f/k/a SBI North America, Inc.)

        3.7             Certificate of Incorporation of Taylor Senior Holding Corp.

        3.8             By-Laws of Taylor Senior Holding Corp.

        3.9             Amended and Restated Certificate of Incorporation of TP
                        Holding Corp. (f/k/a TP Acquisition Corp.)

        3.10            By-Laws of TP Holding Corp. (f/k/a TP Acquisition Corp.)

        3.11 Certificate of Incorporation of Taylor Publishing Company with all amendments (f/k/a Taylor Publishing Company of Delaware)

        3.12            By-Laws of Taylor Publishing Company (f/k/a Taylor
                        Publishing Company of Delaware)

        3.13            Certificate of Limited Partnership of Taylor Production
                        Services Company, L.P.

        3.14            Taylor Production Services Company, L.P. Limited Partnership
                        Agreement

        3.15            Articles of Incorporation of Educational Communications,
                        Inc. with all amendments (f/k/a Merit Publishing Company)

        3.16            By-Laws of Educational Communications, Inc.

        4.1             Indenture, dated as of February 20, 2002, among American
                        Achievement Corporation, The Bank of New York, as Trustee, and the Guarantors

        4.2             Form of 11 5/8 Senior Notes due 2007 (included in Exhibit
                        4.1)

        4.3             Registration Rights Agreement, dated as of February 20,
                        2002, among American Achievement Corporation, the Guarantors and the Initial Purchasers

        4.4             Form of Guarantee (included in Exhibit 4.1)

        4.5             Form of Indenture dated as of December 16, 1996 between
                        Commemorative Brands, Inc. and HSBC Bank USA (f/k/a Marine
                        Midland Bank)

        4.6             Form of First Supplemental Indenture, dated as of July 21,
                        2000, between Commemorative Brands, Inc. and HSBC Bank USA
                        (f/k/a Marine Midland Bank)

        5.1*            Opinion of Schulte Roth & Zabel LLP

        5.2*            Opinion of Schwartz Cooper Greenberger Krauss, Chartered

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.1             Credit Agreement, dated as of February 20, 2002, among
                        American Achievement Corporation, as the Borrower, the
                        Lenders party thereto and The Bank of Nova Scotia, as the
                        Administrative Agent for the Lenders

       10.2             Gold Consignment Agreement dated July 27, 2000 between
                        Commemorative Brands, Inc. and The Bank of Nova Scotia

       10.3             Subsidiary Pledge and Security Agreement, dated as of
                        February 20, 2002, made by American Achievement Corporation in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)

       10.4             Borrower Pledge and Security Agreement, dated as of
                        February 20, 2002, made by each domestic subsidiary of American Achievement Corporation from time to time party hereto in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)

       10.5             Subsidiary Guaranty, dated as of February 20, 2002, made by each subsidiary of American Achievement Corporation from
                        time to time party hereto in favor of The Bank of Nova
                        Scotia, as administrative agent for each of the Secured
                        Parties (as defined therein)

       10.6             Form of The Management Agreement dated as of March 30, 2001 among American Achievement Corporation, its Subsidiaries
                        listed therein and Castle Harlan, Inc.

       10.7             Letter Agreement, dated as of October 11, 2000, amended as of November 3, 2000, between Scotiabank and TP Holdings
                        Corp., regarding (i) USD 27,500,000.00MM Interest Rate Swap
                        Transaction (Ref: S24041) and (ii) USD 25,000,000.00MM
                        Interest Rate Swap Transaction (Ref: S24042)

       10.8 Employment Agreement, dated as of July 13, 1999 by and between Commemorative Brands, Inc. and David G. Fiore

       10.9 First Amendment to the Employment Agreement by and between Commemorative Brands, Inc. and David G. Fiore dated
                        February 1, 2002

       10.10            Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Sherice P. Bench, as amended

       10.11 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Donald J. Percenti

       10.12 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Charlyn A. Cook

       10.13            American Achievement Corporation 2000 Stock Option Plan
                        (f/k/a Commemorative Brands Holding Corp. 2000 Stock Option
                        Plan)

       12.1             Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges of American Achievement Corporation

       21               Subsidiaries of American Achievement Corporation

       23.1             Consent of Arthur Andersen LLP

       23.2             Consent of KPMG LLP

       23.3             Consent of Altschuler, Melvoin and Glasser

       23.4* Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)

       23.5*            Consent of Schwartz Cooper Greenberger Krauss, Chartered
                        (incorporated by reference in Exhibit 5.2)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       24               Power of Attorney (included on Signature Page of initial
                        filing)

       25               Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee

       99.1*            Form of Letter of Transmittal

       99.2*            Form of Notice of Guaranteed Delivery for Outstanding
                        11 5/8% Senior Notes due 2007, Series A, in exchange for
                        11 5/8% Senior Notes due 2007, Series B

---------

*    To be filed by amendment

ITEM 22. UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

(1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, American Achievement Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 14th day of March, 2002.

                                                       AMERICAN ACHIEVEMENT CORPORATION

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                            AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and abut the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE
     -------------------------------------------       President, Chief Executive     March 14, 2002
                   David G. Fiore                        Officer and Director

                /s/ SHERICE P. BENCH
     -------------------------------------------       Chief Financial Officer        March 14, 2002
                  Sherice P. Bench

                 /s/ JOHN K. CASTLE
     -------------------------------------------       Director                       March 14, 2002
                   John K. Castle

                /s/ DAVID B. PITTAWAY
     -------------------------------------------       Director                       March 14, 2002
                  David B. Pittaway

                /s/ EDWARD O. VETTER
     -------------------------------------------       Director                       March 14, 2002
                  Edward O. Vetter

                /s/ WILLIAM PRUELLAGE
     -------------------------------------------       Director                       March 14, 2002
                  William Pruellage

                   /s/ ZANE TANKEL
     -------------------------------------------       Director                       March 14, 2002
                     Zane Tankel

    Pursuant to the requirements of the Securities Act of 1933, Commemorative Brands, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 14th day of March, 2002.

                                                       COMMEMORATIVE BRANDS, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title: CHAIRMAN OF THE BOARD OF DIRECTORS,
                                                                   PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                    /s/ LEAH BUSH
     -------------------------------------------       Controller and Director        March 14, 2002
                      Leah Bush

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, CBI North America, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 14th day of March, 2002.

                                                       CBI NORTH AMERICA, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:   CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                     OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                    /s/ LEAH BUSH
     -------------------------------------------       Controller and Director        March 14, 2002
                      Leah Bush

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, Taylor Senior Holding Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 14th day of March, 2002.

                                                       TAYLOR SENIOR HOLDING CORP.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                   /s/ STEVE BAUER
     -------------------------------------------       Controller and Director        March 14, 2002
                     Steve Bauer

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, TP Holding Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 14th day of March, 2002.

                                                       TP HOLDING CORP.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                   /s/ STEVE BAUER
     -------------------------------------------       Controller and Director        March 14, 2002
                     Steve Bauer

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, Taylor Publishing Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 14th day of March, 2002.

                                                       TAYLOR PUBLISHING COMPANY

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                   /s/ STEVE BAUER
     -------------------------------------------       Controller and Director        March 14, 2002
                     Steve Bauer

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, Taylor Production Services Company, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 14th day of March, 2002.

                                                       TAYLOR PRODUCTION SERVICES COMPANY, L.P.

                                                       By:  Taylor Publishing Company
                                                            Its general partner

                                                            /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title:  CHAIRMAN OF THE BOARD OF
                                                            DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE                    Chairman of the Board of
     -------------------------------------------         Directors, President and     March 14, 2002
                   David G. Fiore                        Chief Executive Officer

                   /s/ STEVE BAUER
     -------------------------------------------       Controller and Director        March 14, 2002
                     Steve Bauer

                /s/ SHERICE P. BENCH                   Chief Financial Officer,
     -------------------------------------------         Secretary, Treasurer and     March 14, 2002
                  Sherice P. Bench                       Director

    Pursuant to the requirements of the Securities Act of 1933, Educational Communications, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 14th day of March, 2002.

                                                       EDUCATIONAL COMMUNICATIONS, INC.

                                                       By:  /s/ DAVID G. FIORE
                                                            -----------------------------------------
                                                            Name: David G. Fiore
                                                            Title: CHAIRMAN OF THE BOARD OF DIRECTORS

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David G. Fiore, David B. Pittaway and William Pruellage, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DAVID G. FIORE
     -------------------------------------------       Chairman of the Board of       March 14, 2002
                   David G. Fiore                        Directors

                /s/ SHERICE P. BENCH
     -------------------------------------------       Chief Financial Officer,       March 14, 2002
                  Sherice P. Bench                       Treasurer and Director

                 /s/ PARKE H. DAVIS
     -------------------------------------------       President                      March 14, 2002
                   Parke H. Davis

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Purchase Agreement, dated as of February 14, 2002, among
                        American Achievement Corporation, the Guarantors and the
                        Initial Purchasers
        3.1             Certificate of Incorporation of American Achievement
                        Corporation with all amendments
                        (f/k/a Commemorative Brands Holding Corp.)

        3.2             By-Laws of American Achievement Corporation (f/k/a
                        Commemorative Brands Holding Corp.)

        3.3             Certificate of Incorporation of Commemorative Brands, Inc.
                        with all amendments (f/k/a Scholastic Brands, Inc., Class
                        Rings, Inc. and Keepsake Jewelry, Inc.)

        3.4             By-Laws of Commemorative Brands, Inc. (f/k/a Scholastic
                        Brands, Inc., Class Rings, Inc. and Keepsake Jewelry, Inc.)

        3.5             Certificate of Incorporation of CBI North America, Inc. with all amendments (f/k/a SBI North America, Inc.)

        3.6             By-Laws of CBI North America, Inc. with all amendments
                        (f/k/a SBI North America, Inc.)

        3.7             Certificate of Incorporation of Taylor Senior Holding Corp.

        3.8             By-Laws of Taylor Senior Holding Corp.

        3.9             Amended and Restated Certificate of Incorporation of TP
                        Holding Corp. (f/k/a TP Acquisition Corp.)

        3.10            By-Laws of TP Holding Corp. (f/k/a TP Acquisition Corp.)

        3.11 Certificate of Incorporation of Taylor Publishing Company with all amendments (f/k/a Taylor Publishing Company of Delaware)

        3.12            By-Laws of Taylor Publishing Company (f/k/a Taylor
                        Publishing Company of Delaware)

        3.13            Certificate of Limited Partnership of Taylor Production
                        Services Company, L.P.

        3.14            Taylor Production Services Company, L.P. Limited Partnership
                        Agreement

        3.15            Articles of Incorporation of Educational Communications,
                        Inc. with all amendments (f/k/a Merit Publishing Company)

        3.16            By-Laws of Educational Communications, Inc.

        4.1             Indenture, dated as of February 20, 2002, among American
                        Achievement Corporation, The Bank of New York, as Trustee, and the Guarantors

        4.2             Form of 11 5/8 Senior Notes due 2007 (included in Exhibit
                        4.1)

        4.3             Registration Rights Agreement, dated as of February 20,
                        2002, among American Achievement Corporation, the Guarantors and the Initial Purchasers

        4.4             Form of Guarantee (included in Exhibit 4.1)

        4.5             Form of Indenture dated as of December 16, 1996 between
                        Commemorative Brands, Inc. and HSBC Bank USA (f/k/a Marine
                        Midland Bank)

        4.6             Form of First Supplemental Indenture, dated as of July 21,
                        2000, between Commemorative Brands, Inc. and HSBC Bank USA
                        (f/k/a Marine Midland Bank)

        5.1*            Opinion of Schulte Roth & Zabel LLP

        5.2*            Opinion of Schwartz Cooper Greenberger Krauss, Chartered

       10.1             Credit Agreement, dated as of February 20, 2002, among
                        American Achievement Corporation, as the Borrower, the
                        Lenders party thereto and The Bank of Nova Scotia, as the Administrative Agent for the Lenders

       10.2             Gold Consignment Agreement dated July 27, 2000 between
                        Commemorative Brands, Inc. and The Bank of Nova Scotia

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.3             Subsidiary Pledge and Security Agreement, dated as of
                        February 20, 2002, made by American Achievement Corporation in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)

       10.4             Borrower Pledge and Security Agreement, dated as of
                        February 20, 2002, made by each domestic subsidiary of American Achievement Corporation from time to time party hereto in favor of The Bank of Nova Scotia, as administrative agent for each of the Secured Parties (as defined therein)

       10.5             Subsidiary Guaranty, dated as of February 20, 2002, made by each subsidiary of American Achievement Corporation from
                        time to time party hereto in favor of The Bank of Nova
                        Scotia, as administrative agent for each of the Secured
                        Parties (as defined therein)

       10.6             Form of The Management Agreement dated as of March 30, 2001 among American Achievement Corporation, its Subsidiaries
                        listed therein and Castle Harlan, Inc.

       10.7             Letter Agreement, dated as of October 11, 2000, amended as of November 3, 2000, between Scotiabank and TP Holdings
                        Corp., regarding (i) USD 27,500,000.00MM Interest Rate Swap
                        Transaction (Ref: S24041) and (ii) USD 25,000,000.00MM
                        Interest Rate Swap Transaction (Ref: S24042)

       10.8 Employment Agreement, dated as of July 13, 1999 by and between Commemorative Brands, Inc. and David G. Fiore

       10.9 First Amendment to the Employment Agreement by and between Commemorative Brands, Inc. and David G. Fiore dated
                        February 1, 2002

       10.10            Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Sherice P. Bench, as amended

       10.11 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Donald J. Percenti

       10.12 Employment Agreement, dated as of December 16, 1996 by and between Commemorative Brands, Inc. and Charlyn A. Cook

       10.13            American Achievement Corporation 2000 Stock Option Plan
                        (f/k/a Commemorative Brands Holding Corp. 2000 Stock Option
                        Plan)

       12.1             Statement regarding Computation of Ratios of Earnings to
                        Fixed Charges of American Achievement Corporation

       21               Subsidiaries of American Achievement Corporation

       23.1             Consent of Arthur Andersen LLP

       23.2             Consent of KPMG LLP

       23.3             Consent of Altschuler, Melvoin and Glasser

       23.4* Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)

       23.5*            Consent of Schwartz Cooper Greenberger Krauss, Chartered
                        (incorporated by reference in Exhibit 5.2)

       24 Power of Attorney (included on Signature Page of initial filing)

       25               Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee

       99.1*            Form of Letter of Transmittal

       99.2*            Form of Notice of Guaranteed Delivery for Outstanding
                        11 5/8% Senior Notes due 2007, Series A, in exchange for
                        11 5/8% Senior Notes due 2007, Series B

---------

*    To be filed by amendment